UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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ConAgra Foods, Inc.

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Notice of 2015 Annual Meeting of Shareholders and Proxy Statement

ConAgra Foods, Inc. One ConAgra Drive Omaha, NE 68102-5001 Phone: (402) 240-4000

August 7, 2015

Dear Fellow Shareholder:

I am pleased to invite you to join us for the ConAgra Foods Annual Meeting of Shareholders, which will be held on Friday, September 25, 2015, in Omaha, Nebraska, at 8:30 a.m. Central Daylight Time at the Joslyn Art Museum, 2200 Dodge Street, Omaha, Nebraska 68102.

The Annual Meeting will include a report on our business, a discussion of and voting on the matters described in the Notice of 2015 Annual Meeting of Shareholders and Proxy Statement, and a question-and-answer session.

Thank you for your continued investment in ConAgra Foods.

Sincerely,

Sean Connolly

Chief Executive Officer

Notice of 2015 Annual Meeting of Shareholders

Date and Time

Friday, September 25, 2015

8:30 a.m. Central Daylight Time

(Registration will begin at 7:30 a.m. CDT)

Place

The Witherspoon Concert Hall of the Joslyn Art Museum

2200 Dodge Street

Omaha, Nebraska 68102

If you attend the meeting, you must bring your ticket or confirming bank/brokerage statement as well as some form of government-issued photo identification.

Audiocast

If you cannot attend the meeting in person, you may join a live audiocast on the Internet by visiting http://investor.conagrafoods.com at 8:30 a.m. CDT, on September 25, 2015.

Whether or not you plan to join us in person, please be sure to vote your shares by proxy.

Items of Business

●	Election of directors for the ensuing year.
●	Ratification of the appointment of our independent auditor for fiscal 2016.
●	Voting on the approval, on a non-binding advisory basis, of our named executive officer compensation.
●	Transacting any other business properly brought before the meeting.

Who May Vote – Record Date

Shareholders of record as of the close of business on July 30, 2015 are eligible to vote at the meeting and at any postponements or adjournments thereof.

August 7, 2015

Colleen Batcheler

Corporate Secretary

Notice of Internet Availability of Proxy Materials

We are pleased to provide access to our proxy materials via the Internet.

Our Notice of Annual Meeting, Proxy Statement and Annual Report for the fiscal year ended May 31, 2015 are available at http://investor.conagrafoods.com. If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a paper copy of these materials unless you specifically request a copy. You may request a paper copy by following the instructions on the Notice of Internet Availability of Proxy Materials.

We began making our proxy materials first available on or about August 7, 2015.

Proxy Statement Summary

We have included this Proxy Statement summary to assist as you review the proposals to be acted upon. The following information is only a summary, and you should read the entire Proxy Statement before voting.

Voting Items:	Board Recommendation	Page

Item #1 – Election of 12 directors	FOR all nominees	2

Item #2 – Ratification of the appointment of our independent auditor for fiscal 2016	FOR	66

Item #3 – Advisory Approval of Named Executive Officer Compensation	FOR	67

 We will also transact any other business that properly comes before the meeting.

Fiscal 2015 Highlights and Executive Compensation

Fiscal 2015 Highlights: Fiscal 2015 was a year focused on business stabilization, profit recovery, debt repayment and cost savings. The company set performance goals at the start of the fiscal year in each of these areas, and linked our executive compensation programs to those goals. We achieved many of our fiscal 2015 goals, but fell short on others. Our Consumer Foods segment extended its share leadership in frozen single serve meals, driving strong sales growth in faster-growing retail channels. In our Commercial Foods segment, our Lamb Weston frozen potato products business delivered a solid performance despite headwinds to exports due to a labor dispute in the West Coast’s shipping industry, and our foodservice business drove consistent growth through solid execution with key customers. However, successes in our Consumer Foods and Commercial Foods businesses were overshadowed by significantly below-plan performance in our Private Brands business. Although our Private Brands segment launched a turnaround plan designed to improve performance over time, the segment continued to struggle and failed to meet its financial plans in both fiscal 2014 and fiscal 2015. This led to significant impairment charges during fiscal 2015, which drove total company unadjusted earnings per share to a loss. The weakness in Private Brands for the last two fiscal years was the primary driver behind the company’s lower than targeted performance for the three-year performance period ending in fiscal 2015. In June 2015, we announced our intention to divest the Private Brands business, and place our investments on other priorities within the Consumer Foods and Commercial Foods segments.

Overall, we achieved comparable fiscal 2015 earnings per share that was in line with revised commitments to shareholders, but below original expectations. We met our debt repayment goals by repaying approximately $2.1 billion since the completion of the Ralcorp acquisition in fiscal 2013. We realized over $375 million in cost savings during fiscal 2015, exceeding our goal and stemming from strong productivity and a continued focus on maximizing the effectiveness and efficiency of our selling, general and administrative expenses. We also maintained our annual dividend rate of $1.00 per share, consistent with our commitment to paying a top-tier dividend.

Our performance for the fiscal 2015 and fiscal 2013 to 2015 periods drove the payout determinations under our fiscal 2015 Management Incentive Plan and the fiscal 2013 to 2015 cycle of our Performance Share Plan:

●

Under our fiscal 2015 annual, cash-based Management Incentive Plan, we did not meet the threshold fiscal 2015 earnings per share requirement for named executive officer payouts due primarily to the significant impairment charges noted above. Therefore, no payouts were funded or authorized to be paid to our named executive officers under this program.

●

Under the fiscal 2013 to 2015 cycle of our long-term, stock based Performance Share Plan, we achieved above threshold but below target combined cash flow return on operations and average net sales growth performance and a payout equal to 66% of target was authorized for each named executive officer.

During the performance period relevant to compensation decisions for the fiscal year ended 2015, the closing market price of our common stock rose from $31.56 per share on the first trading day of fiscal 2015 to $38.61 per share on the last trading day of fiscal 2015. With dividends, this represents a total return to shareholders of over 25%. On a three-year basis, the closing market price of our common stock grew from $25.26 per share on the first trading day of fiscal 2013 to $38.61 per share on the last trading day of fiscal 2015. With dividends, this represents a total return to shareholders of over 64%.

The Human Resources Committee of our Board of Directors believes that these outcomes appropriately reflect its pay-for-performance philosophy, which is focused on compensating executives based on performance and aligning management’s interests with those of our shareholders. It has applied this philosophy in prior years, and we have received strong shareholder support for our “say-on-pay” voting item in prior years (Item #3 in this Proxy Statement). The Human Resources Committee intends to continue focusing on compensating executives based on actual performance results and aligning management’s interests with those of our shareholders.

i

Proxy Statement

ConAgra Foods, Inc.

One ConAgra Drive

Omaha, NE 68102-5001

We are furnishing this Proxy Statement to our shareholders in connection with the solicitation by our Board of Directors of proxies to be used at the 2015 Annual Meeting of Shareholders of ConAgra Foods, Inc. We are making our proxy materials first available on or about August 7, 2015.

Shareholders of record at the close of business on July 30, 2015 are entitled to vote at the meeting and at any postponements or adjournments. On July 30, 2015, there were 431,734,984 voting shares of our common stock issued and outstanding. Each share of common stock is entitled to one vote.

Your vote is very important. For this reason, the Board of Directors is requesting that you vote your shares in advance of the meeting by proxy.

If you hold shares of ConAgra Foods common stock in your own name (also known as “of record” ownership), you can come to the meeting and vote your shares in person, or you can vote your shares by proxy in one of the following manners:

•	By completing, signing, dating and returning (in the postage-paid envelope provided) the Proxy Card enclosed with paper copies of our proxy materials;

•	By visiting the Internet at www.proxyvote.com and following the instructions; or

•	By calling 1-800-690-6903 on a touch-tone telephone and following the recorded instructions.

Internet and telephone voting is available through 11:59 p.m. Eastern Time on Tuesday, September 22, 2015 for shares held in the ConAgra Foods Retirement Income Savings Plan or the ConAgra Foods Employee Stock Purchase Plan. Internet and telephone voting is available through 11:59 p.m. Eastern Time on Thursday, September 24, 2015 for all other shares.

If a broker, bank or other nominee holds your stock (also known as “street name” ownership), it will send you a voting instruction form. You may vote by completing, signing, dating and returning the form according to the instructions provided by your broker, bank or other nominee. If you wish to vote in person at the meeting, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or nominee.

See “Additional Information” at the end of this Proxy Statement for more voting information.

Voting Item #1 – Election of Directors

Voting Item #1 – Election of Directors

Identification of Director Nominees

ConAgra Foods’ business is managed under the direction of our Board of Directors. Based on a recommendation of the Board’s Nominating, Governance and Public Affairs Committee, which we refer to in this Proxy Statement as the N/G/PA Committee, our Board of Directors has nominated 12 directors identified on the following pages for election at the 2015 Annual Meeting. The directors will hold office until the 2016 Annual Meeting and until their successors have been elected and qualified. We have no reason to believe that any of the nominees for director will be unable to serve if elected.

Nine of the twelve nominated directors were elected by shareholders at the 2014 annual meeting. Mr. Sean Connolly, Mr. Brad Alford and Mr. Tim McLevish were appointed to our Board since the 2014 annual meeting.

Mr. Sean Connolly, our Chief Executive Officer, has been nominated for election at the 2015 Annual Meeting. Mr. Connolly was elected to the Board effective April 6, 2015, the date he became our CEO. Mr. Connolly was recommended for consideration by the N/G/PA Committee and the Board’s CEO Search Committee.

Mr. Brad Alford and Mr. Tim McLevish were appointed to the Board effective July 17, 2015. Our appointment of Messrs. Alford and McLevish resulted from discussions between the company and JANA Partners LLC. On June 18, 2015, JANA Partners reported an ownership interest in approximately 7.1% of our common stock. We subsequently engaged in discussions with JANA Partners regarding our strategic direction and Board composition. On July 8, 2015, we entered into an agreement with JANA Partners providing that we would appoint Messrs. Alford and McLevish to the Board and nominate them for election by shareholders at the 2015 Annual Meeting. JANA Partners agreed to customary standstill provisions and voting commitments. The agreement is more fully described in the company’s Current Report on Form 8-K filed on July 8, 2015 with the Securities and Exchange Commission.

Separately, two of our current Board members, Mr. Mogens Bay and Mr. Kenneth Stinson, have not been re-nominated and are retiring as of the 2015 Annual Meeting. The Board will be reduced to 12 members effective as of the 2015 Annual Meeting. Our Board thanks Messrs. Bay and Stinson for their many years of exemplary service.

If any nominee other than Mr. Alford or Mr. McLevish becomes unavailable for election to the Board of Directors for any reason not presently known or contemplated, the proxy holders will have discretionary authority in that instance to vote the proxies for a substitute, or to reduce the size of the Board. JANA Partners retains the right to identify a successor, who is reasonably satisfactory to the company, if either Mr. Alford or Mr. McLevish becomes unavailable.

Consideration of Director Independence

The Board has determined that 11 of our 12 Board nominees – directors Alford, Brown, Butler, Goldstone, Gregor, Johri, Jurgensen, Lenny, Marshall, McLevish and Schindler – have no material relationship with ConAgra Foods and are independent within the meaning of applicable independence standards. The Board also determined that each of Mr. Bay and Mr. Stinson had no material relationships with ConAgra Foods and each was independent within the meaning of applicable independence standards during fiscal 2015.

In making its independence determinations for our Board candidates, the Board applied the listing standards of the New York Stock Exchange, or NYSE, and the categorical independence standards contained in our Corporate Governance Principles. The Board considers even immaterial relationships in its decision-making process to ensure a complete view of each director’s independence. This year, the Board considered that Mr. Bay is the Chief Executive Officer of Valmont Industries, Inc. One of our subsidiaries was a customer for immaterial levels of environmental engineering services during fiscal 2015 from an affiliate of Valmont on an arms-length basis and in the ordinary course of business. Another subsidiary purchased irrigation equipment during fiscal 2015 from an affiliate of Valmont on an arms-length basis and in the ordinary course of business. In determining Mr. McLevish’s independence, the Board considered Mr. McLevish’s service as an

Voting Item #1 – Election of Directors

executive officer of Walgreens Co. during our last fiscal year (until February 2015). Walgreens is a ConAgra Foods customer, but our business relationship is conducted in the ordinary course of business on arms-length terms. As such, it did not affect Mr. McLevish’s independence under our Corporate Governance Principles or under applicable law and NYSE listing standards.

The Board also reviewed our commercial relationships with companies on whose boards our Board members served during fiscal 2015 (i.e., Information Resources, Inc., Ford Motor Company, McDonald’s Corporation, Warburg Pincus LLC portfolio companies, Valmont Industries, Inc. and Unified Grocers). The relationships with these companies involved ConAgra Foods’ purchase or sale of products and services in the ordinary course of business on arms-length terms in amounts and under other circumstances that did not affect the relevant directors’ independence under our Corporate Governance Principles or under applicable law and NYSE listing standards.

In addition to satisfying our independence standards, each member of the Audit / Finance Committee must satisfy an additional SEC independence requirement that provides that the member may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than his or her director’s compensation and may not be an “affiliated person” of ConAgra Foods. Each member of the Audit / Finance Committee satisfies this additional independence requirement.

Similarly, the SEC and NYSE have adopted rules relating to the independence of members of the Human Resources Committee, or HR Committee. These rules require consideration of the source of HR Committee member compensation, including any consulting, advisory or other compensatory fees paid to the HR Committee member, and HR Committee member affiliation with us, any of our subsidiaries or any affiliates of our subsidiaries. Each member of the HR Committee satisfies these additional independence requirements.

Consideration of Director Nominees’ Skills and Qualifications

Our Board has a director succession planning process designed to provide for a highly independent, well-qualified Board, with the diversity, experience and background to be effective and provide strong oversight. Our Board regularly evaluates the needs of the company and adds new skills and qualifications to the Board as appropriate. The Board desires its members to collectively hold a broad range of skills, education, experiences and qualifications that can be leveraged for the benefit of the company and its shareholders.

The Board is particularly interested in maintaining a mix of skills, qualifications, backgrounds and experiences that include the following:

• Broad leadership experience	• Corporate governance expertise

• Consumer Packaged Goods expertise	• Risk and compliance oversight expertise

• Financial acumen	• Operations acumen

• A track record of innovation	• Agricultural understanding

• M&A experience	• Public policy experience

• International expertise	• Human capital expertise

Additionally, directors are expected to demonstrate high standards of ethics and integrity and commit sufficient time to effectively carry out the duties of a director. For additional information on the director nomination process, please see “Board Committees – N/G/PA Committee – Director Nomination Process” below.

Voting Item #1 – Election of Directors

A short biography for each nominee follows.

Director Nominee	Experiences and Qualifications
Bradley A. Alford Age – 59 Retired CEO & Chairman Nestlé USA Director Since July 17, 2015 Independent

Mr. Alford, served as the Chief Executive Officer and Chairman of Nestlé USA (food and beverage company) from January 2006 to October 2012. Mr. Alford has approximately 35 years of experience in the consumer food and packaged goods industry. Prior to leading Nestlé USA, Mr. Alford held a variety of senior leadership roles across the Nestlé organization, including President and CEO of Nestlé Brands from 2003 until December 2005, and President, Confections & Snacks Division, Nestlé USA from 2000 to 2003. Mr. Alford also held various senior roles within Nestlé on a global basis since 1980. Mr. Alford has served as a director of Avery Dennison Corp. (paper products company) since April 2010, and a director of Unified Grocers, Inc. (wholesale grocery products company) since July 2014.

Summary of experiences, qualifications and skills considered in nominating Mr. Alford:

•  Broad Leadership Experience:  Broad leadership capabilities and insights from service as Chief Executive Officer and Chairman of Nestlé USA.

•  Consumer Packaged Goods Experience:  Over 35 years’ experience in the consumer food and packaged goods industry, with deep knowledge in the food and beverage segments.

•  International Experience:  Extensive involvement in global operations and international management assignments.

•  Significant M&A Experience:  Significant mergers and acquisitions and integration experience from his career in the food and beverage industry.

Thomas K. Brown Age – 59 Retired Group VP, Global Purchasing, Ford Motor Company Director Since October 15, 2013 Independent

Mr. Brown served as Group Vice President, Global Purchasing with Ford Motor Company (motor vehicles manufacturer) from 2008 until his retirement in August 2013. Mr. Brown served in various leadership capacities in global purchasing since joining Ford in 1999. Prior to joining Ford, he served in leadership positions, including Vice President, Supply Chain, at United Technologies Corporation; at QMS, Inc.; and at Digital Equipment Corporation. He has served as a director of Tower International, Inc. (a metal component manufacturing company) since April 2014 and of 3M Corporation (a global innovation company) since August 2013.

Summary of experiences, qualifications and skills considered in re-nominating Mr. Brown:

•  Broad Leadership Experience:  Broad leadership capabilities and insights from his experience in leadership roles at Ford Motor Company and other companies.

•  International Experience:  Vast experience in global purchasing and supply chain at Ford Motor Company and other companies.

•  Operations Acumen:  Extensive knowledge of and involvement in global purchasing and supply chain leadership at Ford Motor Company and other companies.

•  Corporate Governance Experience:  Understanding of governance issues facing public companies from his board service to other public companies.

Voting Item #1 – Election of Directors

Director Nominee	Experiences and Qualifications

Stephen G. Butler Age – 67 Retired Chairman & CEO, KPMG LLP Director Since May 16, 2003 Independent

Mr. Butler served as the Chairman and Chief Executive Officer of KPMG LLP (national public accounting firm) from 1996 until his retirement in June 2002, and Chairman of KPMG International from 1999 until his retirement in 2002. He held a variety of management positions, both in the United States and internationally, during his 34-year career at KPMG. Mr. Butler has served as a director of Ford Motor Company (motor vehicles manufacturer) since 2004 and served as a director of Cooper Industries plc (electrical products) from 2002 until 2012.

Summary of experiences, qualifications and skills considered in re-nominating Mr. Butler:

•  Broad Leadership Experience:  Strong leadership capabilities and insights from service as Chairman and Chief Executive Officer of KPMG.

•  Financial Acumen and Risk Management:  Expertise in accounting and finance, both in the U.S. and internationally, based on a 34-year career with KPMG.

•  International Experience:  Leadership of a global organization, including service as Chairman of KPMG International.

•  Corporate Governance Experience:  Broad understanding of governance issues facing public companies from his board service to other public companies.

Sean M. Connolly Age – 50 President & CEO, ConAgra Foods, Inc. Director Since April 6, 2015

Mr. Connolly has served as our President and Chief Executive Officer and a member of our Board since April 6, 2015. Previously, he was President and Chief Executive Officer and a director of The Hillshire Brands Company (branded food products company) from June 2012 until August 2014; Executive Vice President of Sara Lee Corporation (the predecessor to Hillshire) and Chief Executive Officer, Sara Lee North American Retail and Foodservice, from January 2012 to June 2012. Prior to joining Hillshire, Mr. Connolly served as President of Campbell North America, the largest division of Campbell Soup Company (branded convenience food products), from October 2010 to December 2011; President, Campbell USA from 2008 to 2010; and President, North American Foodservice for Campbell from 2007 to 2008. Before joining Campbell in 2002, he served in various marketing and brand management roles at The Procter & Gamble Company (branded consumer product goods company).

Summary of experiences, qualifications and skills considered in nominating Mr. Connolly:

•  Broad Leadership Experience:  Strong leadership capabilities and insights, including through service to The Hillshire Brands Company, Sara Lee Corporation and other food and consumer goods companies.

•  Consumer Packaged Goods Experience:  Broad responsibility for management and financial results of branded food and foodservice businesses, including significant marketing and brand management experience.

•  Growth Creator:  Deep leadership capabilities and insights from service to other food companies with an extensive career focused on and committed to building leading consumer brands in the food industry.

•  Deep M&A Focus:  Transactional experience from his experience with several companies in the food and consumer goods industry.

Voting Item #1 – Election of Directors

Director Nominee	Experiences and Qualifications

Steven F. Goldstone Age – 69 Manager, Silver Spring Group, LLC Director Since December 11, 2003 Non-executive Chairman since October 1, 2005 Independent

Mr. Goldstone has served as non-executive Chairman of the ConAgra Foods Board since October 1, 2005. He has been a manager of Silver Spring Group (private investment firm) since 2000. From 1999 until his retirement in 2000, Mr. Goldstone served as Chairman of Nabisco Group Holdings (food company). He also previously served as Chairman and Chief Executive Officer of RJR Nabisco, Inc. (consumer products company). Prior to joining RJR Nabisco, Inc., Mr. Goldstone was a partner at Davis Polk & Wardwell (law firm). He has served as a director of Greenhill & Co., Inc. (financial advisory services) since 2004 and served as a director of Merck & Co., Inc. (pharmaceutical company) from 2006 until 2012.

Summary of experiences, qualifications and skills considered in re-nominating Mr. Goldstone:

•  Broad Leadership Experience:  Strong leadership capabilities and insights from his broad range of management experiences, including prior service as Chairman and Chief Executive Officer of RJR Nabisco.

•  Consumer Packaged Goods Experience:  Understanding of strategic and marketplace challenges for consumer products companies from his tenure with RJR Nabisco and Nabisco Group Holdings.

•  Corporate Governance and M&A Experience:  Broad understanding of legal and governance issues facing public companies and deep transactional experience from his board service to other public companies and earlier career in law.

Joie A. Gregor Age – 65 Managing Director, Warburg Pincus LLC Director Since February 6, 2009 Independent

Ms. Gregor is a Managing Director with Warburg Pincus LLC (private equity investments firm). Prior to that she served as the Vice Chairman of Heidrick & Struggles International, Inc. (executive search firm) from 2002 until 2007. From 1993 until 2006, she served in a number of senior leadership roles with that firm, including President, North America, managing partner of the firm’s Global Board of Directors Practice and managing partner of the New York office. From 2007 to 2008, Ms. Gregor served as assistant to the President for Presidential Personnel under President George W. Bush. In 2009, Ms. Gregor formed JAG Advisors LLC, (management consulting firm). From 2009 to 2012, she served as a senior advisor to Notch Partners (human capital consulting services) and, from 2012 to 2014, served as an advisor to G100 Network (peer learning community of senior leaders of global companies).

Summary of experiences, qualifications and skills considered in re-nominating Ms. Gregor:

•  Broad Leadership Experience:  Strong leadership capabilities, including from her service to Heidrick & Struggles and Warburg Pincus.

•  Public Policy Experience:  Strong public policy and government experience from her service as assistant to the President for Presidential Personnel under President George W. Bush.

•  Growth Creator:  Proven ability to create new channels for services based on expertise in aligning leadership teams to drive operating results.

•  Human Capital Experience and Operations Acumen:  Strong human capital expertise, and significant experience in the assessment and recruitment of corporate executives, public company directors, and senior officials across a wide range of industries and government, and operations acumen from her service to Warburg Pincus.

Voting Item #1 – Election of Directors

Director Nominee	Experiences and Qualifications

Rajive Johri Age – 65 Retired President & Director, First National Bank of Omaha Director Since January 1, 2009 Independent

Mr. Johri served as President and Director of First National Bank of Omaha (FNBO, a banking institution), from 2006 until his retirement in 2009. From September 2005 to June 2006, he served as President of First National Credit Cards Center for FNBO. Prior to that, he served as an Executive Vice President for J.P. Morgan Chase Bank (banking institution) from 1999 until 2004.

Summary of experiences, qualifications and skills considered in re-nominating Mr. Johri:

•  Broad Leadership Experience:  Strong leadership capabilities and insights, including through his service as President of FNBO.

•  Financial Acumen and Risk & Compliance Oversight Experience:   Significant expertise in finance, accounting and risk and compliance oversight from his service to banking organizations, including risk assessment and risk management experience.

•  International Experience:  Substantial international business and management experience from prior service to banking institutions with responsibility over various geographic regions.

•  Corporate Governance:  Broad understanding of governance issues facing public companies from his board service to other public companies.

W.G. Jurgensen Age – 64 Retired CEO & Director, Nationwide Financial Insurance Services, Inc. Director Since August 2, 2002 Independent

Mr. Jurgensen served as Chief Executive Officer and a director of Nationwide Financial Insurance Services, Inc. (insurance company) from 2000 until his retirement in 2009. He also served as Chief Executive Officer and a director of several other companies within the Nationwide enterprise, which is comprised of Nationwide Financial, Nationwide Mutual, Nationwide Mutual Fire and all of their respective subsidiaries and affiliates. Before joining Nationwide, Mr. Jurgensen was an Executive Vice President with BankOne Corporation (a banking institution) (now a part of JPMorgan Chase & Co.) and later was Chief Executive Officer for First Card, First Chicago’s credit card subsidiary. Mr. Jurgensen served as a director of The Scotts Miracle-Gro Company (agricultural chemicals company) from 2009 until 2013, and has served as a director of American International Group, Inc. (insurance company) since 2013.

Summary of experiences, qualifications and skills considered in re-nominating Mr. Jurgensen:

•  Broad Leadership Experience:  Strong leadership capabilities and insights, including from his service as Chief Executive Officer of several Nationwide companies.

•  Financial Acumen and Risk & Compliance Oversight Experience:  Significant expertise in finance, accounting and risk and compliance oversight from his service to insurance companies, including risk assessment and risk management experience.

•  Corporate Governance:  Broad understanding of governance issues facing public companies from his board service to other public companies.

Voting Item #1 – Election of Directors

Director Nominee	Experiences and Qualifications

Richard H. Lenny Age – 63 Former Chairman, President and Chief Executive Officer of The Hershey Company Director Since March 17, 2009 Independent

Mr. Lenny has served as non-executive chairman of Information Resources, Inc. (market research firm) since 2013. He serves as a senior advisor with Friedman, Fleischer & Lowe (private equity firm) since 2014, where he served as an operating partner from 2011 until August of 2014. He served as Chairman, President and Chief Executive Officer of The Hershey Company (confectionery and snack products company) from 2001 through 2007. Prior to joining Hershey, Mr. Lenny was group vice president of Kraft Foods, Inc. (food company) and President, Nabisco Biscuit Company (food company), following Kraft’s acquisition of Nabisco in 2000. Mr. Lenny has served as a director of McDonald’s Corporation (retail eating establishments) since 2005, Discover Financial Services (direct banking and payment services) since 2009, and Illinois Tool Works Inc. (global manufacturer of industrial products and equipment) since 2014.

Summary of experiences, qualifications and skills considered in re-nominating Mr. Lenny:

•  Broad Leadership Experience:  Strong leadership capabilities and insights, particularly with major consumer brands, from his role as Chief Executive Officer for The Hershey Company and board member of consumer products companies.

•  Consumer Packaged Goods Experience:  Deep knowledge of strategy and business development, finance, marketing and consumer insights, supply chain management and sustainability and other social responsibility matters pertinent to a global consumer products food company.

•  Corporate Governance:  Broad understanding of governance issues facing public companies from his board service to other public companies.

Ruth Ann Marshall Age – 61 Retired President of the Americas, MasterCard International Director Since May 23, 2007 Independent

Ms. Marshall was President of the Americas, MasterCard International (payments industry) from October 1999 until her retirement in June 2006. At MasterCard, Ms. Marshall was responsible for building all aspects of MasterCard’s issuance and acceptance business in the United States, Canada, Latin America and the Caribbean. Prior to joining MasterCard, Ms. Marshall served as Senior Executive Vice President of Concord EFS (electronic payment services company) where she oversaw marketing, account management, customer service and product development. She has been a director of Global Payments Inc. (currency validation systems manufacturer) since 2006 and Regions Financial Corp. (banking industry) since 2011.

Summary of experiences, qualifications and skills considered in re-nominating Ms. Marshall:

•  Broad Leadership Experience:  Strong leadership capabilities and insights from her service to MasterCard International, a large consumer brand company, including marketing, account management and customer service.

•  International Experience and Growth Creator:  Significant domestic and international experience in growing the MasterCard Americas business, including through new product development.

•  Corporate Governance:  Broad understanding of governance issues facing public companies from her board service to other public companies.

Voting Item #1 – Election of Directors

Director Nominee	Experiences and Qualifications

Timothy R. McLevish Age – 60 Retired Executive Vice President and Chief Financial Officer Walgreens Co. Director Since July 17, 2015 Independent

Mr. McLevish served as Executive Vice President and Chief Financial Officer of Walgreens Co. (drugstore chain) from August 2014 to February 2015. From October 2007 to April 2014, Mr. McLevish held various positions within Kraft Foods Group and Kraft Foods Inc. (a food and beverage company), including Executive Vice President and Chief Financial Officer within Kraft Foods Group; and, the positions of Executive Vice President and Chief Financial Officer within Kraft Foods Inc. Before joining Kraft Foods, Mr. McLevish was the Senior Vice President and Chief Financial Officer of Ingersoll-Rand Company Limited (a diversified industrial company) from May 2002 to August 2007. Prior to that, he held a series of finance, administration and leadership roles for Mead Corporation (a forest products company), which he joined in 1987. Mr. McLevish has served as a director of Kennametal Inc. since 2004, and a director of URS Corporation since November 2012.

Summary of experiences, qualifications and skills considered in nominating Mr. McLevish:

•  Financial Acumen and M&A Experience:  Deep expertise in financial reporting and internal controls and procedures from his extensive experience in public company finance at several large public companies and knowledge of financial and capital markets and M&A.

•  Risk & Compliance Oversight Experience:  Valuable experience in risk management from his extensive executive experience on issues facing large multi-national public companies.

•  International Experience:  Significant executive experience from his service at a multi-national public company with global operations and experience with international finance and regulatory issues.

Andrew J. Schindler Age – 70 Retired Chairman & CEO, R.J. Reynolds Tobacco Holdings, Inc. Director Since May 23, 2007 Independent

Mr. Schindler served as Chairman of Reynolds American, Inc. (tobacco products company) from July 2004 until his retirement in December 2005 and as Chairman and Chief Executive Officer of R. J. Reynolds Tobacco Holdings, Inc. (tobacco products company) from 1999 to 2004. Prior to that, Mr. Schindler served in various management positions with R.J. Reynolds, which he joined in 1974. Mr. Schindler achieved the rank of captain in the U.S. Army, where he held command and staff positions in the United States and in Vietnam. Since 2006, he has served as a director of Krispy Kreme Doughnuts Inc. (retail food establishments) and Hanesbrands, Inc. (consumer products company).

Summary of experiences, qualifications and skills considered in re-nominating Mr. Schindler:

•  Broad Leadership Experience:  Extensive management and leadership experience through his service to R. J. Reynolds and in military roles, including as a Captain in the U.S. Army.

•  Consumer Packaged Goods Experience:  Strong people leadership, risk-management, brand marketing, operations, strategic change, and personnel development experience and skills pertinent to a consumer goods company.

•  Corporate Governance:  Broad understanding of governance issues facing public companies from his board service to other public companies.

The Board of Directors recommends a vote “FOR” each of the listed nominees.

Corporate Governance

Corporate Governance

Governance Practices

The Board of Directors is committed to performing its responsibilities in a manner consistent with sound governance practices. It routinely reviews its processes, assesses the regulatory and legislative environment and adopts governance practices as needed that support informed, competent and independent oversight on behalf of our shareholders. Our Corporate Governance Principles provide a summary of these practices, and are available on our website at http://investor.conagrafoods.com through the “Corporate Governance” link. Highlights of our governance practices include:

Annual Election of Directors:  To promote greater accountability to shareholders, all of our directors stand for election annually.

Majority Voting in Uncontested Director Elections:  To be elected in an uncontested election, a director nominee must receive the affirmative vote of a majority of the votes cast in the election. If an incumbent nominee is not elected, he or she is required to promptly tender a resignation to the Board of Directors. The Board will act on the tendered resignation and publicly disclose its decision within 90 days after certification of the election results.

Over 90% Director Independence:  The Board has determined that 11 of our 12 Board nominees – directors Alford, Brown, Butler, Goldstone, Gregor, Johri, Jurgensen, Lenny, Marshall, McLevish, and Schindler – have no material relationship with ConAgra Foods and are independent within the meaning of our independence standards.

Board Leadership Structure:  Our Board of Directors believes that independent Board leadership is a critical component of our governance structure. Our Corporate Governance Principles require us to have either an independent Chairman of the Board or a lead independent director if the positions of Chairman and Chief Executive Officer are held by the same person. Since 2005, our Chairman and Chief Executive Officer roles have been separate. With separate Chairman and Chief Executive Officer roles, our Chief Executive Officer can focus his time and energy on setting the strategic direction for the company, overseeing daily operations, engaging with external constituents, developing our leaders and promoting employee engagement at all levels of the organization. Meanwhile, our independent Chairman leads the Board in the performance of its duties by establishing agendas and ensuring appropriate meeting content, engaging with the Chief Executive Officer and senior leadership team between Board meetings on business developments, and providing overall guidance to our Chief Executive Officer as to the Board’s views and perspectives, particularly on the strategic direction of the company.

Independent Board Committees and Committee Charters:  Each of the Audit/Finance, Human Resources and Nominating, Governance and Public Affairs Committees is comprised entirely of independent directors and each operates under a written charter that has been approved by the full Board.

Regularly-Scheduled Executive Sessions:  The Board of Directors meets on a regularly-scheduled basis and holds an executive session without management present at every regularly-scheduled meeting. The Board holds five regularly-scheduled meetings per year. The Chairman of the Board presides at all Board meetings, including executive sessions.

Board, Committee and Individual Self-Evaluation Process:  The Board of Directors and each standing Committee evaluate Board, Committee and individual Director performance each year.

Director Attendance at Board Meetings and Annual Shareholders Meeting:  During fiscal 2015, the Board met nine times (five regular meetings and four special meetings) and acted by unanimous written consent once. All members attended at least 75% of the total number of meetings that required his or her attendance. Our Board members are encouraged to attend the annual shareholders’ meeting. All nominees who were serving at the time of the 2014 Annual Meeting of Shareholders attended that meeting.

Corporate Governance

Annual Advisory Vote on Named Executive Officer Compensation:  Consistent with our shareholders’ preference as indicated at our 2011 Annual Meeting, our shareholders are given an opportunity to vote, on a non-binding advisory basis, to approve the compensation of our named executive officers on an annual basis.

Stock Ownership Guidelines for Directors and Senior Leadership:  Directors and senior leaders across the company are subject to stock ownership guidelines.

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All non-employee directors are expected to acquire and hold shares of ConAgra Foods common stock during their tenure with a value of at least $450,000. Directors are expected to acquire these shares within five years following their first election to the Board. Ownership levels for our non-employee Board members are detailed in the section of this Proxy Statement entitled “Non-Employee Director Compensation – Director Stock Ownership Requirements.”

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Each senior leader across the company is subject to stock ownership guidelines equal to a multiple of the leader’s salary. Our Chief Executive Officer, Sean Connolly, has a stock ownership requirement of six times his salary, and our other named executive officers have stock ownership requirements of four times their salaries. See the section of this Proxy Statement entitled “Compensation Discussion and Analysis - Committee’s Views on Executive Stock Ownership” for a summary of the shareholdings of our named executive officers.

Anti-Pledging/Hedging Policy:  Our directors and executive officers, including our named executive officers, are prohibited from pledging their ConAgra Foods stock or hedging their ownership of ConAgra Foods stock, including trading in publicly-traded options, puts, calls, or other derivative instruments related to ConAgra Foods stock or debt.

Clawback Policy:  We have a Clawback Policy that requires excess amounts paid to any of our senior officers under our incentive compensation programs to be recovered in the event of a material restatement of our financial statements for fiscal 2013 or later fiscal years, resulting from the fraudulent, dishonest or reckless actions of the senior officer.

Commitment to Investing in Our People:  We recognize that our employees are our greatest asset and we are committed to our employees’ safety, development and wellness. We have engaged employees who drive a foundation of safe practices. We take pride in attracting, retaining and developing top talent, and offer comprehensive learning programs that begin when employees join the company and continue throughout their careers. We also believe in providing the tools and incentives people need to make smart decisions about their health. A few examples of our people achievements in recent years include the following:

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ConAgra Foods employees volunteered more than 8,000 hours during our month of service in 2015. With more than 3,000 employees taking part, we packed over one million meals – spanning 21 different ConAgra Foods facilities. For the entire fiscal 2015, employees volunteered well over 13,000 hours in communities where we live and work.

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As of May 2015, over 2,200 employees have lost a combined total of over 11,000 pounds on the “Choose to Lose with ConAgra Foods” program, an employee weight-loss program that emphasizes reduced-calorie eating and portion control, featuring products from 20 different ConAgra Foods brands.

Commitment to Sustainable Business Practices and Corporate Citizenship:  We believe that we have an obligation to be a good steward of the environment, give back to the communities we serve and drive economic gain for stakeholders. These commitments are ingrained in our operations and our processes and have become a part of our culture. We have established clear corporate citizenship goals, and favor transparency with stakeholders on our corporate responsibility progress. We are proud of our focus on corporate citizenship, and we routinely discuss these matters with the Board’s N/G/PA Committee.

Corporate Governance

A few examples of our many corporate responsibility achievements in recent years include the following:

•	We publish an annual Citizenship Report, which is periodically updated and is available on our website at www.conagrafoodscitizenship.com.

•	During fiscal 2015, for the fourth consecutive year, ConAgra Foods was listed on the Dow Jones Sustainability Index for North America, one of the world’s most recognizable sustainability indices.

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Our internal awards program, which is intended to drive and reward innovative approaches to sustainability, continued to deliver environmental and bottom line benefits. Projects submitted for recognition in fiscal 2015 collectively delivered more than $70 million in savings while reducing greenhouse gas emissions by more than 11,500 metric tons, reducing landfill waste by 58,700 tons, optimizing and improving packaging while using 15 million pounds less material, and conserving more than 97 million gallons of water.

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Over the last six years, we have engaged our consumers in our philanthropic focus area—ending child hunger. Through our Child Hunger Ends Here campaign, we have donated the monetary equivalent of 33.9 million meals to Feeding America, a nationwide network of food banks, and partner of our ConAgra Foods Foundation. Since 1998, we have also donated over 409 million pounds of food to the Feeding America network. For more information, see http://www.conagrafoods.com/our-company/our-commitment.

Political Contributions and Lobbying Expenditure Oversight:  The N/G/PA Committee receives reports on the modest political activities of the company. Our political expenditures are limited and we focus on matters that we believe will create or preserve shareholder value. We will begin publishing a report of these activities on our website by August 31, 2015.

Board’s Role in Risk Oversight

Our senior leadership is responsible for identifying, assessing and managing our exposure to risk. A component of this work is performed through a management-led, Board-appointed Risk Oversight Committee, chaired by our Senior Vice President and Treasurer. Our Board of Directors and its committees play an active role in overseeing management’s activities and ensuring management’s plans are balanced from a risk/reward perspective. The Board and its committees perform this oversight through the following mechanisms:

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Board Discussion:  Each fiscal year, a Board meeting is set aside for a discussion of our strategic plan and the longer-term risks and opportunities we face. At other times of the year, our Board receives reports from significant business units and functions. These presentations include a discussion of the business, regulatory, operational and other risks associated with planned strategies and tactics, as well as succession planning matters. The Board also receives an annual report on enterprise risk management from our Senior Vice President and Treasurer.

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Audit / Finance Committee Oversight:  Our Audit / Finance Committee provides oversight for management’s handling of our financial risks. The Committee’s Charter requires it to review our processes for assessing and controlling derivative and treasury risks and oversee our risks related to capital structure, including borrowing, liquidity and allocation of capital. The Audit / Finance Committee also oversees our management of financial risks through, among other things, reviewing our significant accounting policies and the activities of management’s Risk Oversight Committee, maintaining direct oversight of our Internal Audit function, holding regular executive sessions with our independent auditors, our Chief Financial Officer and Controller, and our head of Internal Audit, and receiving regular legal and regulatory updates. Our Senior Vice President and Treasurer provides an enterprise risk management report to the Audit / Finance Committee on a semi-annual basis. The Chair of the Audit / Finance Committee reports to the full Board on its activities.

Corporate Governance

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Human Resources Committee Oversight:  The HR Committee reviews the company’s leadership development activities to ensure appropriate succession planning occurs, and also reviews the relationship between the company’s compensation programs and risk. The Chair of the HR Committee reports to the full Board on its activities.

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Nominating, Governance and Public Affairs Committee Oversight:  The N/G/PA Committee assists the Board in managing risks associated with Board organization, membership and structure. It also assists management in the oversight of reputational risks and key public affairs matters, and reviews the company’s policies and programs related to corporate citizenship, social responsibility, political giving and public policy issues. The Chair of the N/G/PA Committee reports to the full Board on its activities.

Because issues related to risk oversight often overlap, certain issues may be addressed at both the Committee and full Board level.

Corporate Governance Materials Available on Our Website

To learn more about our governance practices, you can review any of the following listed documents at http://investor.conagrafoods.com through the “Corporate Governance” link:

• Corporate Governance Principles	• Audit / Finance Committee Charter

• Corporate Responsibility Report	• Human Resources Committee Charter

• Code of Conduct, our commitment to ethical business practices	• Nominating, Governance and Public Affairs Committee Charter

• Code of Ethics for Senior Corporate Officers	• Procedures for bringing concerns or complaints to the attention of the Audit / Finance Committee

From time to time these documents are updated, and we promptly post amended documents to our website. The information on our website is not, and will not be deemed to be, a part of this Proxy Statement or incorporated into any of our other filings with the SEC. The documents are also available in print to any shareholder who requests them from the Corporate Secretary.

Communications with the Board

Interested parties may communicate with our Board of Directors, our non-management directors as a group or the Chairman by writing to: ConAgra Foods Board of Directors c/o Corporate Secretary, ConAgra Foods, Inc., Box 2000, One ConAgra Drive, Omaha, Nebraska 68102. Communications are compiled by the Corporate Secretary and forwarded to the addressee(s) on at least a bi-weekly basis. The Corporate Secretary routinely filters communications that are solicitations, consumer complaints, unrelated to ConAgra Foods or ConAgra Foods’ business or determined to pose a possible security risk to the addressee.

Board Committees

Board Committees

Our Board of Directors has established various committees to assist in its responsibilities. Currently, our Board of Directors has four standing committees: the Audit / Finance Committee, the Executive Committee, the Human Resources Committee, or HR Committee, and the N/G/PA Committee. All members of the Audit / Finance Committee, HR Committee and N/G/PA Committee are independent under the applicable rules of the SEC and NYSE, as well as our independence standards.

Audit / Finance Committee Met 12 times in Fiscal 2015 Committee Members: Thomas K. Brown Stephen G. Butler, Chair Rajive Johri Richard H. Lenny Andrew J. Schindler

Primary Responsibilities

✓        Oversee the integrity of the company’s financial statements and review annual and quarterly SEC filings and earnings releases

✓        Receive reports on critical accounting policies of the company, significant changes in the company’s selection or application of accounting principles and the company’s internal control processes

✓        Retain the independent auditor and review the qualifications, independence and performance of the independent auditor and internal audit department and pre-approve audit and non-audit services performed by the independent auditor

✓        Receive reports on the activities of management’s Risk Oversight Committee, enterprise risk management and processes for financial risks, including management’s assessment and control of derivative and treasury risks

✓        Review the company’s compliance with legal and regulatory requirements

✓        Review the company’s strategies and plans related to capital structure, including borrowing, liquidity and allocation of capital

Financial Expertise and Financial Literacy.  The Board has determined that Directors Butler, Johri, Lenny and Schindler are qualified as audit committee financial experts within the meaning of SEC regulations, and that Mr. Brown is financially literate within the meaning of NYSE rules.

Related-Party Transactions.  The Audit / Finance Committee has adopted a written policy regarding the review, approval and ratification of related-party transactions. Under the policy, all related-party transactions must be pre-approved by the Audit / Finance Committee unless circumstances make pre-approval impracticable. In the latter case, management is allowed to enter into the transaction, but the transaction remains subject to ratification by the Audit / Finance Committee at its next regular, in-person meeting. In determining whether to approve or ratify a related-party transaction, the Audit / Finance Committee will take into account, among other factors it deems appropriate, whether the transaction is fair and reasonable to the company and the extent of the related-party’s interest in the transaction. No director is permitted to participate in any approval of a related-party transaction in which he or she is involved. On at least an annual basis, the Audit / Finance Committee reviews and assesses ongoing related-party transactions to determine whether the relationships remain appropriate. All related-party transactions are disclosed to the full Board of Directors.

Board Committees

Executive Committee

No meetings during fiscal 2015

Committee Members:

Stephen G. Butler

Sean Connolly (since May 2015) Steven F. Goldstone, Chair

Kenneth E. Stinson

Mr. Rodkin served on the Executive Committee prior to his retirement until May 2015

Primary Responsibility ✓ The Executive Committee generally has the authority to act on behalf of the Board of Directors between meetings

Human Resources Committee Met 8 times in Fiscal 2015 Committee Members: Steven F. Goldstone Joie A. Gregor W.G. Jurgensen Ruth Ann Marshall Kenneth E. Stinson, Chair

Primary Responsibilities

✓        Review, evaluate and approve compensation plans and programs for the company’s directors, executive officers and senior employees

✓        Annually review and approve corporate goals and objectives relevant to CEO compensation and, together with the other independent directors, at least annually evaluate the CEO’s performance in light of these goals and objectives

✓        Review directly, or with the full Board, succession plans for all senior positions

✓        Review whether the company’s compensation programs for employees generally are designed in a manner that does not incent employees to take inappropriate or excessive risks and whether any compensation policies or practices are reasonably likely to have a material adverse effect on the company

✓        Retain and terminate consultants or outside advisors for the HR Committee, and approve any such consultant’s or advisor’s fees and other terms of engagement, including determinations regarding any conflicts of interest with such consultants or advisors

Executive and Director Compensation.  The HR Committee has retained authority over the consideration and determination of executive and director compensation, subject only to the further involvement of the other independent directors with respect to the approval of the overall compensation for non-employee directors and any base salary change for the Chief Executive Officer. Additional information on the HR Committee’s processes for determining executive compensation and the role of the HR Committee’s compensation consultant can be found in the Compensation Discussion and Analysis section of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation.  During fiscal 2015, none of the current or former executive officers of ConAgra Foods or any of its current employees served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on the HR Committee or the Board of ConAgra Foods.

Additional information on the roles and responsibilities of the HR Committee is provided in the Compensation Discussion and Analysis later in this Proxy Statement.

Board Committees

N/G/PA Committee Met 3 times in Fiscal 2015 Committee Members: Mogens C. Bay, Chair Joie A. Gregor Rajive Johri W.G. Jurgensen Richard H. Lenny Ruth Ann Marshall Andrew Schindler

Primary Responsibilities

✓        Identify qualified candidates for membership on the Board

✓        Propose to the Board a slate of directors for election by the shareholders at each annual meeting

✓        Propose to the Board candidates to fill vacancies on the Board

✓        Consider and make recommendations to the Board concerning the size and functions of the Board and the various Board committees

✓        Consider and make recommendations to the Board concerning corporate governance policies

✓        Assess the independence of Board members

✓        Advise management on internal and external factors and relationships affecting our image and reputation, including those related to corporate citizenship and public policy issues significant to the company

Director Nomination Process.  The N/G/PA Committee considers Board candidates suggested by Board members, management and shareholders. The N/G/PA Committee may also retain a third-party search firm to identify candidates. A shareholder who wishes to recommend a prospective nominee for Board membership must notify our Corporate Secretary in writing at least 120 days before the annual shareholders’ meeting and include whatever supporting material the shareholder considers appropriate. The N/G/PA Committee will also consider nominations by a shareholder according to the provisions of our bylaws relating to shareholder nominations as described under “Additional Information - Shareholder Proposals to be Included in our 2016 Proxy Statement” and “Additional Information - Other Shareholder Proposals to be Presented at our 2016 Annual Meeting” at the end of this Proxy Statement.

The N/G/PA Committee makes an initial determination as to whether to conduct a full evaluation of a candidate once he or she has come to its attention. This initial determination is based on whether additional Board members are necessary or desirable. It is also based on whether, based on the information provided or otherwise available to the N/G/PA Committee, the prospective nominee is likely to satisfy the evaluation factors described below. If the N/G/PA Committee determines that additional consideration is warranted, it may request a third-party search firm or other third party to gather additional information about the prospective nominee. The N/G/PA Committee may also elect to interview a candidate.

The N/G/PA Committee evaluates each prospective nominee against the standards and qualifications set out in our Corporate Governance Principles, including, but not limited to: (1) background, including demonstrated high standards of ethics and integrity, the ability to have sufficient time to effectively carry out the duties of a director, and the ability to represent all shareholders and not a particular interest group; (2) Board skill needs, taking into account the experience of current Board members and the candidate’s ability to work toward business goals with other Board members; (3) the candidate’s qualifications as independent and thus ability to serve on various committees of the Board; (4) diversity, including the extent to which the candidate reflects the composition of our constituencies; and (5) business experience, which should reflect a broad experience at the policy-making level in business, government or education. With respect to Board diversity, as part of our evaluation and to further our commitment to diversity, the N/G/PA Committee assesses whether our Board, collectively, represents diverse views, backgrounds, and experiences that will enhance the Board’s and our effectiveness. The N/G/PA Committee seeks directors who have qualities to achieve the ultimate goal of a well-rounded, diverse Board as a whole.

After completing its evaluation process, the N/G/PA Committee makes a recommendation to the full Board as to who should be nominated, and the Board determines the nominees after considering the N/G/PA Committee’s recommendations. The evaluation process for nominees recommended by shareholders does not differ.

Compensation Discussion and Analysis

Compensation Discussion and Analysis

Introduction

Our fundamental objective is to create sustainable, profitable growth and long-term value for our shareholders. As shareholders themselves, our named executive officers are keenly focused on achieving this objective. To support this objective, we design our executive compensation program to promote attainment of our annual and long-term business goals. The HR Committee, which we refer to as the Committee throughout this Compensation Discussion and Analysis section, is responsible for approving the components of our executive compensation program, approving the financial targets that must be achieved to earn awards under the program, and authorizing payouts upon achievement of those targets.

This Compensation Discussion and Analysis section describes and analyzes our executive compensation program and its connection to our business performance. The focus of the analysis is on the company’s executive officers listed in the Summary Compensation Table of this Proxy Statement, who we refer to as the “named executive officers.”

For fiscal 2015, which began on May 26, 2014 and ended on May 31, 2015, our named executive officers are:

•	Sean Connolly, our President and Chief Executive Officer since April 6, 2015

•	John Gehring, our Executive Vice President and Chief Financial Officer

•	Colleen Batcheler, our Executive Vice President, General Counsel and Corporate Secretary

•	Tom McGough, our President, Consumer Foods

Our named executive officers for fiscal 2015 also include three former executives:

•	Gary Rodkin, our former President and Chief Executive Officer, who retired on May 31, 2015

•	Al Bolles, our former Executive Vice President, Chief Technical and Operations Officer, who ceased to be an executive officer and employee on August 1, 2015

•	Paul Maass, former President of our Private Brands and Commercial Foods businesses, who ceased to be an executive officer on May 5, 2015 and departed the company on July 31, 2015

Executive Summary

Chief Executive Officer Change:  Mr. Sean Connolly became our Chief Executive Officer on April 6, 2015. Mr. Connolly was hired to succeed Mr. Gary Rodkin, who retired on May 31, 2015 after nearly 10 years of service. Mr. Connolly’s appointment followed Mr. Rodkin’s announcement, in August 2014, of his intention to retire. Aspects of this Compensation Discussion & Analysis focus solely on Mr. Rodkin, since he participated in the company’s full executive compensation program throughout fiscal 2015. Mr. Connolly entered into an employment agreement with the company in connection with his hiring. The terms of that agreement are described under “Agreements with Named Executive Officers – Mr. Connolly’s Employment Agreement” below.

Fiscal 2015 Goals:  Fiscal 2015 was a year focused on business stabilization, profit recovery, debt repayment and cost savings. The company set performance goals at the start of the fiscal year in each of these areas, and linked our executive compensation programs to those goals.

Compensation Discussion and Analysis

Specifically, we sought to deliver the following levels of performance:

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At the start of the year, we planned to deliver fiscal 2015 diluted earnings per share, adjusted for items impacting comparability, or comparable EPS, at a level representing a mid-single digit rate of growth versus fiscal 2014 comparable EPS of $2.17[1]. Following a disappointing start to the year, we lowered our expectations to comparable EPS of $2.15 to $2.19.

•	Operating cash flow of approximately $1.6 billion to $1.7 billion.

•	Repayment of approximately $1 billion of debt.

•	Cost savings from productivity and selling, general and administrative expense reductions in the range of $350 million for the year.

•	Continuation of the $1.00 per share annual dividend.

Based on these financial goals, the Committee approved the following incentive programs and performance measures for performance periods beginning in fiscal 2015:

Incentive Program		Performance Measures

Annual Incentive Plan	Fiscal 2015 Management Incentive Plan (payable in cash)

For the program to fund for the named executive officers: Fiscal 2015 achievement of $0.10 of diluted earnings per share from continuing operations, on an unadjusted basis, which we refer to as unadjusted EPS

Underlying business performance metrics: Guided by fiscal 2015 comparable EPS targets that are linked to our external EPS commitments, as well as net sales growth goals

Long-Term Incentive Plans	Fiscal 2015 to 2017 cycle of Performance Share Plan (payable in shares)

For the program to fund for the named executive officers: Achievement of $0.10 of comparable EPS for each of the three fiscal years covered by the program

Underlying business performance metrics: Guided by three-year average earnings before interest, taxes, depreciation and amortization (EBITDA) return on capital (a measure of earnings as a percentage of invested capital), and three-year average net sales growth

	Stock Options	Stock price appreciation; options have an exercise price equal to the closing market price of our stock on the date of grant

Our annual incentive plan is referred to as the MIP, for Management Incentive Plan. The long-term incentive plan consists of the performance share plan, or PSP, and the Stock Option program.

The Committee set performance goals for the fiscal 2015 MIP at levels that were expected to return target awards if the company met comparable EPS and net sales goals consistent with those shared with shareholders at the start of fiscal 2015. The three-year goals for the fiscal 2015 to 2017 cycle of our PSP were also set at levels linked to our expected growth rates for the three-year period. Lower levels of financial performance were expected to result in below-target payouts. Similarly, above-target awards could be earned by exceeding the company’s financial goals.

1 Fiscal 2014 unadjusted diluted earnings per share from continuing operations was $0.37. A reconciliation for Regulation G purposes is included in Appendix A to this Proxy Statement.

Compensation Discussion and Analysis

Fiscal 2015 Performance: We achieved many of our fiscal 2015 goals, but fell short on others. Specifically, the company delivered the following results:

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We achieved comparable EPS of $2.18[2]. This amount was in line with revised commitments to shareholders, but below original expectations. As discussed more below, successes in our Consumer Foods and Commercial Foods businesses were overshadowed by significantly below-plan performance in our Private Brands business.

•	We generated nearly $1.5 billion in cash flows from operations during the year, just slightly below our expectations of $1.6 billion to $1.7 billion.

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We achieved our debt repayment goals. We repaid $1.1 billion of debt during fiscal 2015, resulting in cumulative debt reduction of approximately $2.1 billion since the completion of the Ralcorp acquisition in fiscal 2013.

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We realized over $375 million in cost savings during fiscal 2015, exceeding our goal and stemming from strong productivity and a continued focus on maximizing the effectiveness and efficiency of our selling, general and administrative expenses.

•	We maintained our annual dividend rate of $1.00 per share, consistent with our commitment to paying a top-tier dividend.

These accomplishments supported ongoing investment in our business segments, which delivered mixed results:

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Bright spots in our Consumer Foods segment included extending our share leadership in frozen single serve meals, driving strong sales growth in faster-growing retail channels and investing in the fundamentals on key brands through improved packaging graphics and effective promotion strategies.

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In our Commercial Foods segment, our Lamb Weston frozen potato products business delivered a solid performance despite headwinds to exports due to a labor dispute on the West Coast in the shipping industry. And, our foodservice business drove consistent growth through solid execution with key customers.

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Although our Private Brands segment launched a turnaround plan designed to improve performance over time, the segment struggled during the year. The business failed to meet its financial plans in both fiscal 2014 and fiscal 2015. The Private Brands performance challenges led to significant impairment charges during fiscal 2015. These impairment charges drove total company unadjusted EPS to a loss. In addition, the weakness in Private Brands for the last two fiscal years was the primary driver behind the company’s lower than targeted performance for the three-year performance period ending in fiscal 2015. In June 2015, we announced our intention to divest the Private Brands business, and place our investments on other priorities within the Consumer Foods and Commercial Foods segments.

During the performance period relevant to compensation decisions contained in this Compensation Discussion and Analysis, the closing market price of our common stock rose from $31.56 per share on the first trading day of fiscal 2015 to $38.61 per share on the last trading day of fiscal 2015. With dividends, this represents a total return to shareholders of over 25%.

On a three-year basis, the closing market price of our common stock grew from $25.26 per share on the first trading day of fiscal 2013 to $38.61 per share on the last trading day of fiscal 2015. With dividends, this represents a total return to shareholders of over 64%.

2 Fiscal 2015 unadjusted diluted earnings per share from continuing operations was $(1.46). A reconciliation for Regulation G purposes is included in Appendix A to this Proxy Statement.

Compensation Discussion and Analysis

Fiscal 2015 Compensation Decisions: Our performance for the fiscal 2015 and fiscal 2013 to 2015 periods drove the payout determinations under our fiscal 2015 MIP and the fiscal 2013 to 2015 cycle of our PSP:

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Under our fiscal 2015 MIP, we did not meet the threshold fiscal 2015 unadjusted EPS requirement for the named executive officers to receive a payout. As noted above, significant impairment charges were a key driver of a loss per share on an unadjusted basis. Therefore, no payouts were funded or authorized to be paid out to our named executive officers under this program. Mr. Connolly was not a participant in this program.

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Under the fiscal 2013 to 2015 cycle of the PSP, the company achieved a combination of cash flow return on operations and average net sales growth at a level above threshold but below target. A payout equal to 66% of target was authorized for each named executive officer. Mr. Connolly was not a participant in this program.

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While other named executive officers did not receive annual base salary increases during fiscal 2015, Mr. McGough received a salary increase in September 2014. The Committee’s approval of this adjustment was based on Mr. McGough’s continued progress in his role, internal equity and market considerations.

In determining attainment of the underlying performance goals for the fiscal 2013 to 2015 cycle of the PSP, the Committee considered the impact of several events that it believes were not indicative of the comparable operating performance of the company’s businesses. Some of these items created benefits for the company, while some of them created incremental expense or lost sales. The impact of these items was removed from the company’s results for purposes of determining plan payouts. More information can be found below under “Use of Adjustments in Compensation Decisions.”

The Committee believes that these actions appropriately reflect its pay-for-performance philosophy. This philosophy is focused on compensating executives based on performance and aligning management’s interests with those of our shareholders.

Objectives of Our Compensation Program

Our executive compensation program is designed to encourage and reward behavior that promotes attainment of annual and long-term goals and sustainable growth in shareholder value. The Committee believes that the program must accomplish five objectives:

1.	Reward performance and be strongly aligned with shareholders, to inspire and reward behavior that promotes sustainable growth in shareholder value.

2.	Incent the right results for the long-term health of the business, without creating unnecessary or excessive risks to the company.

3.	Remain externally competitive to aid talent attraction and retention, because the achievement of our strategic plans requires us to attract and retain talented leaders who have the skills, vision and experience to lead our company.

4.	Promote internal pay equity and consistency, recognizing that individual pay will reflect differences in experience, performance, responsibilities and market considerations, but that programs should be sufficiently similar to promote decisions that better the company as a whole.

5.	Promote and reward long-term commitment and longevity of career with ConAgra Foods.

The Committee’s design of the compensation program with multiple objectives in mind helps mitigate the risk that employees will take unnecessary and excessive risks that threaten the long-term health and viability of the company.

Compensation Discussion and Analysis

With the assistance of Finance, Human Resources and Legal department personnel, and Frederic W. Cook & Co., Inc., the Committee’s independent compensation consultant, the Committee undertook a risk review of our fiscal 2015 compensation programs for all employees.

Based on the review, we believe our compensation programs encourage and reward prudent business judgment and appropriate risk-taking over the long-term. We believe our compensation policies and practices are balanced and aligned with creating shareholder value, and do not create risks that are reasonably likely to have a material adverse effect on the company.

What We Do

✓ Focus employees on a balance of short- and long-term goals.

✓ Consider a mix of financial and non-financial goals to prevent over-emphasis on any single metric.

✓ Allow for some discretion in the determination of incentive plan payouts, to ensure linkage between payouts and the “quality” of performance.

✓ Employ a greater portion of fixed pay (i.e., salaries) at less senior levels of the organization.

✓ Generally require stock ownership for approximately 180 of our most senior employees.

✓ Allow executive officers to engage in transactions in company securities only during approved trading windows and only after satisfying mandatory clearance requirements.

✓ Require, in grants made after September 2014, both a change of control and termination of employment for accelerated vesting in connection with a change of control to occur.

✓        Enable the clawback of amounts paid to any of our senior officers under our incentive plans in the event of a material restatement of our financial statements resulting from the fraudulent, dishonest or reckless actions of the senior officer.

✓ Use a range of strong processes and controls, including Committee and Board oversight, over our compensation practices.

✓ Use an independent compensation consultant, who performs no other work for the company.

✓ Pay incentive compensation only after our financial results are complete and the Committee has certified our performance results.

What We Don’t Do

× No director or executive officer may pledge or hedge ownership of company stock.

× No excessive perquisites are provided for executives.

× No backdating or re-pricing of options may occur without shareholder approval.

× No future change in control agreements will be executed with excise tax “gross-up” protection.

× No compensation programs that encourage unreasonable risk taking will be implemented.

Compensation Discussion and Analysis

Design and Approval of Our Fiscal 2015 Program

The Committee considered a variety of factors when approving the executive compensation program and setting pay for fiscal 2015. In this process, the Committee was benefited by the advice and counsel of its independent compensation consultant, Frederic W. Cook & Co., Inc.

The input of our shareholders is significant in this process. The Committee’s policy is to present a “say-on-pay” vote to our shareholders annually. Shareholder support has been strong in each of the years since say-on-pay voting was required under SEC rules, suggesting to the Committee that a significant change to the overall design of the program for fiscal 2015 was not warranted.

Say-on-Pay Shareholder Support

2011: 86.9%	2012: 89.6%	2013: 89.9%	2014: 89.4%

Taking into account the level of shareholder support on the company’s 2014 say-on-pay vote, which the Committee considered at its first meeting following our 2014 Annual Meeting, the Committee determined to maintain the existing structure of the executive officer compensation program for fiscal 2015.

Additionally, the Committee and management have continued to monitor voting policy changes adopted by institutional shareholders and their advisors, and the company expects that the Committee will continue to take those voting policies into account when it considers future changes to the executive compensation program.

The Committee also considered the following company and participant focused matters:

Company matters:

•	Company performance in prior years, and expectations for the future

•	The general business environment in which compensation decisions were being made

•	The anticipated degree of difficulty inherent in the targeted incentive performance metrics

•	The level of risk-taking the program would reward

•	Practices and developments in compensation design and governance

Participant-focused matters:

•	Individual pay histories and performance

•	The potential complexity of each program, preferring programs that were transparent to participants and shareholders and easily administered

•	External and internal pay comparisons

External Pay Comparisons.  Although the Committee uses internal and external pay comparison data as a market check on its compensation decisions, the Committee recognizes that over-reliance on external comparisons can be of concern, and the Committee is mindful of the value and limitations of comparative data. The Committee’s first step in using external data for fiscal 2015 was the identification of an appropriate peer group. Prior to the start of fiscal 2015, Frederic W. Cook & Co., Inc. prepared a list of potential peer companies (with an emphasis on food and beverage companies) based on the following criteria:

•	Operations: companies similar in size, operational scope and industry (competitors for business)

•	Investors: companies with which ConAgra Foods competes for investor capital (similar performance characteristics, growth orientation, business cycles, volatility and access to capital)

•	Talent: companies with which ConAgra Foods competes for executive talent

Compensation Discussion and Analysis

At the Committee’s direction, the consultant recommended companies with annual revenues in the range of between one-third to three times our own. If a larger or smaller company was a fit against the screening criteria, the consultant was permitted to include it. The Committee also asked the consultant to ensure that the peer group would be large enough to withstand unanticipated changes in our, or an included company’s, structure or compensation programs.

Ultimately, the Committee approved the following peer group for fiscal 2015:

Altria Group. Inc.	Dr. Pepper Snapple Group, Inc.	Kraft Foods Group, Inc.

Campbell Soup Company	General Mills, Inc.	Mondelez International, Inc.

The Clorox Company	The Hershey Company	PepsiCo, Inc.

The Coca-Cola Company	Hormel Foods Corporation	Tyson Foods, Inc.

Colgate-Palmolive Company	Kellogg Company

Dean Foods Company	Kimberly-Clark Corporation

With the exception of The H.J. Heinz Company, which was removed from the peer group in fiscal 2015 because it was acquired and ceased to be a publicly-traded company in June 2013, this same peer group was used for fiscal 2014. At the time of approval, the median revenue of the peer group listed above was similar to ours; all of the companies fell within the desired range of approximately one-third to three times our annual revenue, with the exception of PepsiCo. Although PepsiCo had revenues three times larger than ours, the Committee determined to keep it in the peer group due to its status as a direct competitor for business and executive talent. The Committee used data from this peer group, together with general industry data, as a market check on its fiscal 2015 compensation decisions. As noted above, this was just one of many factors that played a role in compensation decisions.

The Committee does not mandate target ranges for our named executive officers’ salaries, annual incentive opportunities, long-term incentive opportunities, and total direct compensation levels as compared to the peer group. The Committee will continue to use peer data mindfully, as one of many tools for assessing the market competitiveness and appropriateness of executive pay opportunities.

Management’s Role in the Design and Approval of our Programs. Our former Chief Executive Officer, Mr. Rodkin, who served for most of fiscal 2015, played a role in several key areas of the design of our fiscal 2015 executive compensation program. Mr. Connolly, our Chief Executive Officer since April 6, 2015, played a role in the determination of certain incentive compensation payouts, after financial results were complete:

1.	Selecting Performance Metrics and Targeted Performance Levels. An important part of designing incentive compensation programs is the selection of plan metrics and performance targets. To help ensure that the Committee’s pay-for-performance goals are achieved, selected metrics must be tied to shareholder value creation. In addition, performance targets must be set at levels that balance investor expectations against achievability, without incenting undue risk taking. At the beginning of fiscal 2015, the Committee sought Mr. Rodkin’s input on these matters. Mr. Rodkin provided the Committee his views on the appropriate company goals for use in our fiscal 2015 MIP and the fiscal 2015 to 2017 cycle of the PSP based on his understanding of investor expectations and our operating plans and financial goals. The Committee had sole authority to approve the program metrics and targets, but found Mr. Rodkin’s input valuable.

2.	Assessing Company Performance. Financial performance is at the core of the company’s incentive programs. However, the Committee retains the discretion to modify payouts based on the manner in which business results are delivered. At the end of fiscal 2015, Mr. Connolly offered the Committee his views of the company’s performance against expectations.

Compensation Discussion and Analysis

3.	Assessing Individual Performance. With respect to individual performance, which also informed fiscal 2015 compensation decisions, the Committee relied on regular performance evaluations of the senior leadership team and focused on the outcome of strategic projects and initiatives, whether organizational goals were met, and the leadership behaviors exhibited. No named executive officer played a direct role in his or her own compensation determination for fiscal 2015.

Key Elements of our Fiscal 2015 Executive Compensation Program

The fiscal 2015 compensation of our named executive officers consisted of the following key components:

Type	Component

Incentive Compensation	Annual incentive opportunity (cash)
Long-term incentive opportunity (equity)
Fixed Compensation	Salary, retirement benefits and health and welfare benefits

The Committee believes that using a mix of compensation types (salary, benefits, cash incentives, and equity-based incentives) and performance periods (one-year and three-year periods) promotes behavior consistent with our long-term strategic plan and minimizes the likelihood of executives having significant motivation to pursue risky and unsustainable results.

Opportunity Mix.  By design, targeted incentive compensation for the named executive officers for fiscal 2015 was a significant percentage of the total compensation opportunity. The Committee’s general policy is to provide the greatest percentage of the incentive opportunity in the form of long-term compensation payable in shares of our common stock. The Committee believes the emphasis on stock-based compensation is the best method of aligning management interests with those of our shareholders.

The charts below show the total compensation opportunity (calculated using salary, targeted fiscal 2015 MIP award and targeted long-term incentive value) for Mr. Rodkin (as he was the Chief Executive Officer at the time fiscal 2015 compensation decisions were made) and our other named executive officers. For Mr. Rodkin, targeted incentive compensation for fiscal 2015 was 86% of his total compensation opportunity. Our current Chief Executive Officer, Mr. Connolly, who joined late in fiscal 2015, has not been included in the charts below.

Compensation Discussion and Analysis

Named Executive Officer Considerations.  The Committee, and in the case of Mr. Rodkin, the independent directors, specifically considered the following when setting fiscal 2015 compensation opportunities for each of our named executive officers who were serving with us at the start of fiscal 2015. Actual business performance over the three year performance period of the PSP was the key determinant of payouts for these individuals under the fiscal 2013 to 2015 cycle of the PSP. As noted previously, no payments were made to the named executive officers under the fiscal 2015 MIP due to the company’s failure to meet the program’s unadjusted EPS threshold.

Current Named Executive Officers:

Mr. John Gehring.  Mr. Gehring has served as our Executive Vice President and Chief Financial Officer since 2009. Since he joined ConAgra Foods in 2002, Mr. Gehring has held roles with increasing responsibilities within our Finance organization, including responsibilities over key areas such as Accounting, Treasury, Risk, Investor Relations, Information Technology, Enterprise Business Services and Aviation. The Committee considered the broad scope of his responsibilities, his tenure, internal equity and external market data in setting his compensation opportunities for both fiscal 2015 and fiscal 2016.

Ms. Colleen Batcheler.  Ms. Batcheler has served as our Executive Vice President, General Counsel and Corporate Secretary since September 2009 and as Senior Vice President, General Counsel and Corporate Secretary since February 2008. After joining ConAgra Foods in June 2006, she quickly progressed through leadership roles within the Legal organization, assuming responsibility for the company’s Government Affairs function during fiscal 2010. When setting Ms. Batcheler’s compensation opportunities for both fiscal 2015 and fiscal 2016, the Committee considered Ms. Batcheler’s growth in her role, demonstrated results as an advisor to the organization on legal matters, internal equity and external market data.

Mr. Tom McGough.  Mr. McGough has served as our President, Consumer Foods since May 2013, when he assumed responsibility for our Consumer Foods segment, our largest operating segment. He joined the company in 2007 as Vice President, Marketing, was named President, Specialty Foods, in August 2010 and in July 2011 was promoted to President, Grocery Products within the Consumer Foods segment. The Committee considered Mr. McGough’s quick progression in his role, potential for further growth in the role, market data and internal pay equity in setting his compensation opportunities for both fiscal 2015 and fiscal 2016.

Former Executive Officers:

Mr. Gary Rodkin.  Mr. Rodkin served as our Chief Executive Officer and a member of our Board of Directors from October 2005 until April 2015, shortly before his retirement. The Committee believes that within the company, our Chief Executive Officer should have the highest ratio of incentive pay to salary and largest aggregate compensation opportunity due to his level of responsibility and business experience. External market data supports this conclusion. For fiscal 2015, consistent with this belief, the independent directors set Mr. Rodkin’s compensation opportunities at a level higher than the comparable opportunities for the other named executive officers. The Committee took into account Mr. Rodkin’s accountability for the performance of the entire organization in determining his compensation opportunities for fiscal 2015.

Mr. Al Bolles, Ph.D.  Mr. Bolles served as our Executive Vice President, Chief Technical and Operations Officer from March 2014 until August 2015. He joined the company in 2006 as Executive Vice President, Research, Quality & Innovation. During fiscal 2014, he assumed responsibility for our supply chain function, while continuing to lead the company’s research, quality and innovation teams. The Committee considered Mr. Bolles’ broad responsibilities, market data and internal pay equity in setting his compensation opportunities and determining actual incentive payouts for fiscal 2015.

Mr. Paul Maass.  Mr. Maass served as our President of Private Brands and Commercial Foods from May 2013 until April 14, 2015, when he informed the company of his intent to depart from the company in the summer of 2015. He immediately ceased to oversee the Private Brands business unit, but remained responsible for the company’s Commercial

Compensation Discussion and Analysis

Foods operating segment until May 5, 2015, at which time he ceased to be an executive officer of the company. The Committee considered Mr. Maass’ tenure and growth in a senior leadership role, internal equity, and external market data in setting his compensation opportunities for fiscal 2015.

Below is a more detailed analysis of each element of the fiscal 2015 compensation program for our named executive officers, as well as actual fiscal 2015 payouts under the programs, as applicable.

Salaries.  We pay salaries to our named executive officers to provide them with a base level of fixed income for services rendered. On average, 23% of the total compensation opportunity for fiscal 2015 for each named executive officer other than the Chief Executive Officer was provided in the form of base salary. For Mr. Rodkin, our Chief Executive Officer for most of fiscal 2015, 14% of his total compensation opportunity was provided in the form of base salary. For information on Mr. Connolly’s base salary, see “Agreements with Named Executive Officers – Mr. Connolly’s Employment Agreement” below.

During July 2015, the Committee increased base salaries of several named executive officers: Mr. Gehring to $650,000, Mr. McGough to $650,000 and Ms. Batcheler to $525,000. These increases were made after the Committee considered the factors further described above in “Named Executive Officer Considerations – Current Named Executive Officers” and with the input of Mr. Connolly.

Incentive Programs.  Consistent with its overall compensation objectives, the Committee aligned management compensation with company performance through a mix of annual and long-term incentive opportunities for fiscal 2015. Opportunities under these programs combined to represent approximately 77% of the compensation opportunity for each named executive officer, other than the Chief Executive Officer. For Mr. Rodkin, targeted incentive compensation for fiscal 2015 was 86% of his total compensation opportunity.

Financial targets disclosed in this section are done so in the limited context of these incentive plans and they are not statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Management Incentive Plan

The fiscal 2015 MIP provided a cash incentive opportunity to approximately 5,000 employees, including the named executive officers, with the exception of Mr. Connolly. Mr. Connolly became our Chief Executive Officer during the fourth quarter of fiscal 2015, and was not eligible for an award under the fiscal 2015 MIP.

Our fiscal 2015 MIP utilizes an overarching unadjusted EPS performance goal and a framework that allows awards to potentially qualify as tax deductible under Section 162(m) of the Internal Revenue Code. Refer to our discussion below under “Tax and Accounting Implications of the Committee’s Compensation Decisions” for more information on this plan design. The Committee designed the plan so that the method in which we delivered actual financial results during fiscal 2015 would be taken into consideration, in addition to individual performance and extraordinary corporate events.

Overarching EPS Performance Goal.  At the start of fiscal 2015, the Committee approved an overarching unadjusted EPS goal under the fiscal 2015 MIP of $0.10. This goal was required to be met before any payouts could be made under the plan. In the event that the overarching EPS goal was met, the Committee would then exercise negative discretion to potentially reduce, but not increase, authorized payouts. This negative discretion was to be guided by performance against the underlying financial goals described in the next paragraph.

Underlying Pre-Established Financial Goals.  At the start of fiscal 2015, the Committee approved comparable EPS and net sales goals as the underlying metrics for the fiscal 2015 MIP (each to be adjusted, as appropriate, for unusual items). The Committee developed performance goals for threshold, target and maximum incentive opportunities.

Compensation Discussion and Analysis

The named executive officers participating in the plan were eligible to earn a payout equal to:

•	75% of their approved target incentive if the company achieved the target level of performance in comparable EPS; and

•	25% of their approved target incentive if the company achieved the target level of performance in net sales.

The underlying comparable EPS and net sales goals for the fiscal 2015 MIP applicable to the eligible named executive officers were:

(Net Sales $ in millions)	EPS (weighted at 75%)	Net Sales (weighted at 25%)

Threshold:	$2.26	$15,670

Target:	$2.34	$16,323

Maximum:	$2.58	$16,976

The Committee also set corresponding target compensation opportunities under the plan for each eligible named executive officer, measured as a percentage of base salary.

The following table shows the ranges of authorized payments (expressed as a percentage of base salary for fiscal 2015) for the eligible named executive officers upon achievement of the threshold, target and maximum comparable EPS and net sales goals approved for the fiscal 2015 MIP. If threshold EPS and threshold net sales were not met, no payments would be made under the fiscal 2015 MIP. No portion of the incentive was guaranteed. Higher levels of financial performance were designed to result in payouts of up to 200% of targeted amounts. Interpolation is used between result levels to determine payouts.

Named Executive Officer	Threshold	Target MIP Award	Maximum MIP Award

Mr. Gehring	Up to 18.75%	Up to 100% of salary	Up to 200% of salary

Ms. Batcheler	Up to 15%	Up to 80% of salary	Up to 160% of salary

Mr. McGough	Up to 18.75%	Up to 100% of salary	Up to 200% of salary

Former Executive Officers

Mr. Rodkin (1)	Up to 37.5%	Up to 200% of salary	Up to 400% of salary

Mr. Bolles	Up to 15%	Up to 80% of salary	Up to 160% of salary

Mr. Maass	Up to 18.75%	Up to 100% of salary	Up to 200% of salary

1.	Mr. Rodkin’s employment agreement left his MIP opportunity uncapped, but he agreed to a cap of two times target (400% of base salary) for fiscal 2015, as he had done in prior years. His agreement did not establish a guaranteed MIP payment.

Application of the Metrics to Determine Payouts.  The overarching unadjusted EPS performance goal of $0.10 was required to be met before the underlying comparable EPS and net sales metrics would be considered for payout to the eligible named executive officers. The company did not achieve the threshold fiscal 2015 unadjusted EPS requirement for the named executive officers. Therefore, no fiscal 2015 payouts were funded or authorized to be paid to our named executive officers.

Compensation Discussion and Analysis

Long-Term Incentive Plan

The long-term incentive plan for senior officers has historically included an annual award of performance shares that are settled in shares of common stock based on results over a three-year performance period and an annual award of stock options. The performance shares reward the achievement over the three-year performance period of metrics likely to have a significant impact on enterprise value. The program also rewards stock price appreciation directly through the granting of stock options. The ultimate value of earned performance shares, which are paid in stock, is also impacted directly by stock price.

The number of stock options and targeted performance shares granted during fiscal 2015 for the named executive officers other than Mr. Connolly were determined using a value-based approach. Grant sizes were determined by dividing the dollar value of the targeted opportunity by the average of the closing market price of our common stock for the 30 trading days as of 10 trading days prior to, and not including, the date of grant. The Committee then used a six-to-one ratio in determining stock option grant sizes as compared to performance shares. The Committee uses this approach to deliver what it views as an equal mix of stock options and performance shares to participants. Mr. Connolly received a grant of performance shares for the fiscal 2015 to fiscal 2017 cycle of the PSP in April 2015, and the value-based approach described above was used. However, he received a sign-on option grant in lieu of stock options under this program.

The Committee firmly believes in aligning our senior officers’ interests with those of our shareholders. The significant extent to which equity is included in both the executive pay program overall and this program in particular evidences this belief. We describe each component of the plan below.

Stock Options.  The use of stock options directly aligns the interests of the named executive officers with those of our shareholders. Except with respect to Mr. Connolly’s sign-on grant, all options granted for fiscal 2015 have an exercise price equal to the closing market price of our common stock on the date of grant, a ten-year term, and vest 40% on the first anniversary of the grant date, generally subject to the executive’s continued employment with the company. The remaining portion of the award vests in equal installments of 30% on the second and third anniversaries of the grant date, generally subject to the executive’s continued employment.

Mr. Connolly was hired on March 3, 2015 and appointed as President and Chief Executive Officer on April 6, 2015. He was not awarded a grant of stock options under the long term incentive plan. However, to align Mr. Connolly’s interests with shareholders and employ a compensation element in use with other named executives, he was provided a sign-on option grant. Mr. Connolly was granted 600,000 stock options on April 1, 2015, with an exercise price equal to the closing market price of our common stock on the grant date. Mr. Connolly’s options vest in one-third amounts on each of the first, second and third anniversaries of the date of grant.

The number of options granted to each named executive officer during fiscal 2015 is set forth below.

Named Executive Officer	Stock Options Granted During Fiscal 2015
Mr. Connolly	600,000
Mr. Gehring	153,285
Ms. Batcheler	153,285
Mr. McGough	153,285
Former Executive Officers
Mr. Rodkin	526,916(1)
Mr. Bolles	153,285(2)
Mr. Maass	153,285(2)

1. Upon Mr. Rodkin’s retirement, his stock options fully vested.

2. Upon Mr. Bolles and Mr. Maass departures from the company, each forfeited their respective unvested stock options granted during fiscal 2015.

Compensation Discussion and Analysis

The Committee specifically considered the factors discussed above under the heading “Named Executive Officer Considerations” when determining grant sizes by individual. All grants were made on July 14, 2014 with an exercise price of $30.89 per share, with the exception of Mr. Connolly’s grant that was made on April 1, 2015 with an exercise price of $36.86 per share.

The grant date fair value of the stock options awarded to our named executive officers is included in the “Option Awards” column of the Summary Compensation Table – Fiscal 2015.

Performance Shares.  Performance shares generally represent an opportunity to earn a defined number of shares of our common stock if we achieve pre-set, three-year performance goals. Similar to our fiscal 2015 MIP, our performance share cycles utilize an overarching earnings per share performance goal and a framework that allows performance share awards to potentially qualify as tax deductible under Section 162(m) of the Internal Revenue Code. However, the PSP permitted the earnings per share target to be adjusted. Refer to our discussion below under “Tax and Accounting Implications of the Committee’s Compensation Decisions” for more information on this plan design.

In general, performance shares that have not been paid at the time of a participant’s termination of employment are forfeited. An exception allows for pro-rata payouts in the event of death, disability or retirement. The Committee has also retained the discretion to provide for payouts on termination when it finds it appropriate and in the best interest of the company. To date, however, the Committee has not used this discretion. Both this exception and discretion are subject to satisfaction of the performance goals. Dividend equivalents are paid on the portion of performance shares actually earned, and are paid at the regular dividend rate in shares of our stock.

For the three performance share cycles in effect during fiscal 2015, the targeted number of performance shares granted to our named executive officers is as follows:

Named Executive Officer	Targeted Performance Shares for Fiscal 2015 to 2017 Cycle	Targeted Performance Shares for Fiscal 2014 to 2016 Cycle	Targeted Performance Shares for Fiscal 2013 to 2015 Cycle

Mr. Connolly	60,162(1)	-	-

Mr. Gehring	25,547	21,882	32,000

Ms. Batcheler	25,547	21,882	24,000

Mr. McGough	25,547	21,882	12,000

Former Executive Officers

Mr. Rodkin	87, 819(2)	75,219(2)	100,000

Mr. Bolles	25,547(3)	16,412(3)	24,000

Mr. Maass	25,547(3)	21,882(3)	32,000

1.	In connection with Mr. Connolly’s hiring, he was granted participation in the performance share component of the fiscal 2015 to 2017 cycle of the PSP. Mr. Connolly’s performance share grant is subject to threshold EPS objectives covering only fiscal years 2016 and 2017, but the underlying target opportunity is subject to negative discretion on the basis of average EBITDA return on capital and net sales growth for the entire fiscal 2015 to 2017 cycle, as described below.

2.	As a retiree, Mr. Rodkin will be permitted to continuing vesting in a pro-rata portion of the performance shares granted under the fiscal 2014 to 2016 and fiscal 2015 to 2017 cycles of the PSP. Accordingly, his target performance shares for the fiscal 2015 to 2017 and fiscal 2014 to 2016 cycles of the PSP were prorated to 29,273 shares and 50,146 shares, respectively, and will be based on actual performance.

3.	Pursuant to the PSP’s terms, Mr. Bolles and Mr. Maass forfeited any future right to performance shares granted for the fiscal 2014 to 2016 and fiscal 2015 to fiscal 2017 cycles of the PSP upon their departure from the company.

The grant date fair value of the performance shares granted for the fiscal 2015 to 2017 cycle is based on the probable outcome of the performance conditions, and is included in the “Stock Awards” column of the Summary Compensation Table – Fiscal 2015.

The Committee specifically considered the factors discussed above under the heading “Named Executive Officer Considerations” when determining grant sizes by individual.

Compensation Discussion and Analysis

Design of Fiscal 2013 to 2015 Cycle.  The actual number of shares of common stock earned for the fiscal 2013 to 2015 performance share cycle was determined following fiscal 2015 based on the company’s performance against goals based on our three-year average cash flow return on operations, which we refer to as CRO, and three-year average net sales growth. The Committee selected these financial metrics at the start of fiscal 2013 because it believed these metrics have a positive impact on shareholder value.

These metrics were calculated as follows:

Primary Metric Based on CRO.  The primary metric for the fiscal 2013 to 2015 cycle, CRO, was calculated by dividing operating cash flow by average invested capital as follows:

Operating Cash Flow	=	Net income from continuing operations + Depreciation and amortization expense + or - change (current fiscal year vs. prior fiscal year) in average “Trade Working Capital” (13 point average)
Average Invested Capital	=	Interest bearing debt + Equity (13 point average)

The operating results used in calculating CRO were designed to be adjusted for items impacting comparability of results.

Achievement of a threshold level of three-year average CRO for fiscal years 2013 to 2015 was designed to result in a payout equal to 25% of each participant’s approved target opportunity. Achievement of targeted performance would result in a payout equal to 100% of the opportunity. The maximum number of shares that could have been earned under the primary metric of CRO for this cycle was 200% of the targeted number of performance shares.

The actual CRO targets for the fiscal 2013 to 2015 cycle are detailed here.

Threshold 3-Year Average CRO (25% payout)	Target 3-Year Average CRO (100% payout)	Maximum 3-Year Average CRO (200% payout)
12.0%	15.1%	16.4%

Secondary Metric – Net Sales Growth.  If CRO of 13.3% or greater was achieved in the fiscal 2013 to 2015 cycle, an additional payout was designed to be made based on a secondary metric of three-year average net sales growth. The additional payout under this secondary metric was designed to provide up to 20 additional points of payout if average net sales growth of 6% or more was achieved for the cycle. Average net sales growth below 2% during the cycle was designed not to be rewarded. As a result of the two-metric structure, high levels of financial performance were designed to result in payouts up to a total of 220% of targeted shares under this cycle.

Awards Earned for Fiscal 2013 to 2015 Cycle.  At the end of fiscal 2015, the fiscal 2013 to 2015 cycle of the long-term program concluded. To incent management to make decisions that have positive long-term impacts, even at the expense of shorter term results, and to prevent unusual gains and losses from having too great of an impact on plan payouts, the Committee retained discretion to exclude items impacting comparability from company-wide results in the metrics applicable to the fiscal 2013 to 2015 cycle of the PSP. The specific adjustments approved by the Committee and applicable to the cycle are detailed below under “Use of Adjustments in Compensation Decisions.”

Compensation Discussion and Analysis

After taking into account reported results and the approved adjustments, the company achieved three-year average CRO of 13.68% and three-year average net sales growth of 6.2%. According to the pre-established goals, this performance level equated to a payout of 66% of the targeted performance share awards. The Committee did not exercise additional discretion to increase or decrease final payouts.

The table below lists the number of shares of common stock that were issued to the named executive officers following fiscal 2015 for the fiscal 2013 to 2015 cycle of the PSP. Mr. Connolly did not participate in the cycle. The noted amounts include dividend equivalents on earned shares, which were paid in additional shares.

Named Executive Officer	Target Performance Shares Granted for Fiscal 2013 to 2015 Cycle	Actual Performance Shares Earned for Fiscal 2013 to 2015 Cycle
Mr. Gehring	32,000	23,153

Ms. Batcheler	24,000	17,365

Mr. McGough	12,000	8,683

Former Executive Officers

Mr. Rodkin	100,000	72,354

Mr. Bolles	24,000	17,365

Mr. Maass	32,000	23,153

Design of Fiscal 2014 to 2016 and Fiscal 2015 to 2017 Cycles.  For the fiscal 2014 to 2016 and fiscal 2015 to 2017 cycles of the PSP, the Committee approved a change to the performance metrics. The actual number of shares of common stock earned for these cycles will be determined based on the company’s performance against goals based on our three-year average EBITDA Return on Capital, and three-year average net sales growth. The Committee made the change following a review with management and its compensation consultant of financial metrics that would drive strong alignment between participant incentives and shareholder returns and provide the proper balance of earnings and returns.

These metrics are calculated as follows:

Primary Metric Based on EBITDA Return on Capital.  The primary metric for each of the fiscal 2014 to 2016 and 2015 to 2017 cycles is calculated by dividing EBITDA by average invested capital as follows:

EBITDA	=	Earnings before interest and taxes + Depreciation and amortization expense (EBITDA)
Average Invested Capital	=	Interest bearing debt + Equity (13 point average)

The operating results may be adjusted for items impacting comparability of results.

Achievement of a threshold level of three-year average EBITDA Return on Capital for each of the fiscal 2014 to 2016 and fiscal 2015 to 2017 cycles results in a payout equal to 25% of each participant’s approved target opportunity. Target performance results in a payout equal to 100% of the opportunity. The maximum number of shares that can be earned under the primary metric of EBITDA Return on Capital for the cycle is 200% of the targeted number of performance shares.

Plan Cycle	Threshold 3-Year Average EBITDA Return on Capital (25% payout)	Target 3-Year Average EBITDA Return on Capital (100% payout)	Maximum 3-Year Average EBITDA Return on Capital (200% payout)

Fiscal 2014 to 2016	14.6%	17.9%	19.9%

Fiscal 2015 to 2017	14.2%	17.5%	19.5%

Compensation Discussion and Analysis

Secondary Metric – Net Sales Growth.  If EBITDA Return on Capital of 15.9% or greater is achieved in the fiscal 2014 to 2016 cycle, and if EBITDA Return on Capital of 15.5% or greater is achieved for the fiscal 2015 to 2017 cycle, an additional payout may be earned based on the secondary metric of three-year average net sales growth. The additional payout under this secondary metric can be up to a maximum of 20% of target, if average net sales growth of 7% or more is achieved for the fiscal 2014 to 2016 cycle and average net sales growth of 4.5% or more is achieved for the fiscal 2015 to 2017 cycle. Average net sales growth below 2.5% for the fiscal 2014 to 2016 cycle and below 1.5% for the fiscal 2015 to 2017 cycle would not be rewarded.

As a result of the two-metric structure, high levels of financial performance can result in payouts up to a total of 220% of targeted shares under each of these cycles. At the time the target levels of performance were set for these cycles, the Committee believed them to appropriately balance the interests of shareholders and participants.

The fiscal 2014 to 2016 and fiscal 2015 to 2017 cycles of the PSP are ongoing and thus no payouts have yet been earned.

Other Fiscal 2015 Compensation.  The additional material elements of our compensation program for the named executive officers during fiscal 2015 were as follows:

Discretionary Bonus or Equity Grant.  The Committee may choose to approve a sign-on or discretionary bonus or equity grant for a senior officer if it deems it necessary as a recruitment tool or to recognize extraordinary performance. Discretionary cash bonuses are included in the “Bonus” column of the Summary Compensation Table – Fiscal 2015 and the grant date fair value of a sign-on or discretionary equity award is included in either the “Stock Awards” or “Option Awards” column of the table, as appropriate. In connection with Mr. Connolly’s hiring, the Committee awarded him a sign-on grant of 600,000 stock options (as previously described above) and a grant of 46,057 restricted stock units. No other sign-on or discretionary cash or equity bonuses were made to the named executive officers during fiscal 2015.

Benefit Programs.  We offer a package of core employee benefits to our employees, including our named executive officers. With respect to health and welfare benefits, we offer health, dental and vision coverage, and life and disability insurance. The company and employee participants share in the cost of these programs. We also offer a matching-gifts program through our ConAgra Foods Foundation. To maximize community impact, the ConAgra Foods Foundation will match, dollar for dollar, donations employees make to eligible organizations, up to $1,000 in a calendar year. Donations made by the Foundation on behalf of a named executive officer are included in the “All Other Compensation” column of the Summary Compensation Table – Fiscal 2015.

With respect to retirement benefits, we maintain qualified 401(k) retirement plans (with a company match on employee contributions) and qualified pension plans. The named executive officers are entitled to participate in these plans on the same terms as other employees, except that the qualified pension plans were closed to new participants in 2013, and Mr. Connolly is not eligible to participate in the pension plans.

Some of the named executive officers and other employees at various levels of the organization participate in a non-qualified pension plan, non-qualified 401(k) plan and/or voluntary deferred compensation plan. The non-qualified pension, non-qualified 401(k) and voluntary deferred compensation plans permit us to pay retirement benefits in amounts that exceed the limitations imposed by the Internal Revenue Code under our qualified plans. With respect to the non-qualified pension plan, the employment agreement entered into with Mr. Rodkin upon his hiring in 2005 provided that, as long as he remained employed until age 60, years of service for purposes of calculating benefits would be credited at a

Compensation Discussion and Analysis

three-for-one rate until he achieved service credit of thirty years. Mr. Rodkin’s agreement also provided that the annual earnings amount to be used in the pension benefit formula under the non-qualified pension plan would be no less than $3.0 million. Benefits payable to Mr. Rodkin under the non-qualified pension plan are subject to offset for benefits paid or payable to him under supplemental pension plans his prior employer maintained for his benefit. The Committee has not offered additional years of credited service under the pension plan to other named executive officers.

Our voluntary deferred compensation plan allows the named executive officers, as well as a broader group of approximately 900 employees, to defer receipt of up to 50% of their base salary and 90% of their annual cash incentive compensation. The program permits executives to save for retirement in a tax-efficient way at minimal administrative cost to the company. Executives who participate in the program are not entitled to above-market (as defined by the SEC) or guaranteed rates of return on their deferred funds.

We include contributions made by the company to the named executive officers’ 401(k) plan, non-qualified 401(k) plan and voluntary deferred compensation accounts in the “All Other Compensation” column of the Summary Compensation Table – Fiscal 2015. We provide a complete description of these retirement programs under the headings “Pension Benefits – Fiscal 2015” and “Non-Qualified Deferred Compensation – Fiscal 2015” below.

Perquisites.  The Committee’s philosophy on perquisites for senior officers has been consistently communicated over the years. Members of senior management are not eligible for indirect pay except in limited circumstances. In particular, each of the named executive officers was entitled to participate in an executive physical program during fiscal 2015 and the company covered the cost of the physical. As an alternative to participation in the executive physical program, each of the named executive officers was entitled to elect participation in a medical access program, with the cost of the program imputed to the executive as taxable income. The incremental cost to the company of providing these benefits is included in the “All Other Compensation” column of the Summary Compensation Table – Fiscal 2015.

The Committee has determined it appropriate to cover Mr. Connolly by our security policy. Mr. Rodkin was also covered by our security policy prior to his retirement. As a result, Mr. Connolly is, and prior to his retirement Mr. Rodkin was, required to take corporate aircraft for all business and personal air transportation. To offset a portion of the incremental cost to the company of their personal use of corporate aircraft, we entered into aircraft time share agreements with each of Mr. Rodkin and Mr. Connolly. Mr. Rodkin’s aircraft time share agreement was terminated on May 31, 2015 in connection with his retirement. Under the agreements, Mr. Connolly is and Mr. Rodkin was responsible for reimbursing us, in cash, amounts to help offset a portion of our incremental costs of personal flights, consisting of the cost of fuel and incidentals such as landing and parking fees, airport taxes and catering costs for such flights. We do not charge for the fixed costs that would be incurred in any event to operate company aircraft (for example, aircraft purchase costs, maintenance, insurance and flight crew salaries). A copy of the ConAgra Foods, Inc. Aircraft Use Policy is available upon request by a shareholder to the Corporate Secretary at One ConAgra Drive, Omaha, NE 68102.

Change of Control / Severance Benefits.  We have agreements with our named executive officers that are designed to promote stability and continuity of senior management in the event of a change of control. The Committee routinely evaluates participation in this program and its benefit levels to ensure their reasonableness.

Following a review of market practices in July 2011, the Committee adopted a policy that any future change in control benefits will be structured without any excise tax gross-up protection. Since that time, individuals promoted or hired into positions that, in the Committee’s view, are appropriate for change of control program participation, have not been entitled to any excise tax gross-up protection. Although the Committee continues to believe in the importance of maintaining a change of control program, it believes that offering excise tax gross-ups to new participants is inappropriate relative to best executive pay practices. We provide a complete description of the amounts potentially payable to our named executive officers under these agreements under the heading “Potential Payments Upon Termination or Change of Control.”

We have also adopted a broad severance plan applicable to most salaried employees, including the named executive officers. In some circumstances, as part of negotiations during the hiring or recruiting process, we have supplemented this plan with specific severance arrangements.

Compensation Discussion and Analysis

Agreements with Named Executive Officers

Mr. Connolly’s Employment Agreement.  We entered into an employment agreement with Mr. Connolly on February 12, 2015. The agreement expires on August 1, 2018. The agreement generally describes Mr. Connolly’s duties and responsibilities as Chief Executive Officer, and, for its term, provides for a minimum base salary of $1,100,000 and customary vacation in accordance with the company’s policies. The agreement subjects Mr. Connolly to our stock ownership guidelines and a one-year post-employment non-competition restriction. It also requires Mr. Connolly to execute our standard confidentiality and non-solicitation agreement. The employment agreement outlines Mr. Connolly’s participation in our incentive compensation programs during its term. Regarding the annual incentive program, the agreement provides for Mr. Connolly’s participation beginning with fiscal 2016. At a minimum, his target opportunity under the annual incentive plan must be 150% of base salary. With respect to long-term incentives, commencing with fiscal 2016, Mr. Connolly is entitled, each year during the term of the agreement, to receive a targeted long-term award opportunity with a value of at least $6,250,000 for any ensuing three-year performance period. For the 2015 to 2017 performance cycle, the employment agreement entitled Mr. Connolly to an award under the PSP with a grant date value of $2,090,000, which award is described above.

The employment agreement provides for certain other benefits, including indemnification, reimbursement for professional fees incurred in negotiating and preparing the employment agreement and a one-time cash payment of $65,000 to cover Mr. Connolly’s expenses in establishing a residence in Omaha, Nebraska. The agreement also entitles Mr. Connolly to use corporate aircraft, as further described above and under “Summary Compensation Table – Fiscal 2015” below.

The employment agreement provides for severance, termination and change of control benefits further described below under the heading “Potential Payments Upon Termination or Change of Control.”

The agreement also entitles Mr. Connolly to participate in benefit plans and programs that are made available to senior executives generally. For information about the terms of Mr. Connolly’s participation in our retirement plans and deferred compensation plans, see “Non-Qualified Deferred Compensation – Fiscal 2015” below.

Mr. Rodkin’s Employment Agreement.  We were a party to an employment agreement with Mr. Rodkin, which was terminated on May 31, 2015 in connection with his retirement. Mr. Rodkin’s employment agreement generally described his duties and responsibilities, provided for a minimum base salary and vacation, and subjected Mr. Rodkin to our stock ownership guidelines and to customary confidentiality and one-year non-competition and non-solicitation restrictions. The agreement also provided for indemnification, participation in our annual incentive program at a minimum target opportunity of 200% of base salary, and participation in our long-term incentive programs, our employee and executive pension and deferred compensation plans, our 401(k) plan and our welfare benefit plans and programs. We entered into a Letter Agreement with Mr. Rodkin, effective March 3, 2015, which detailed his employment relationship during the period between Mr. Connolly’s hiring and May 31, 2015.

Mr. Maass’ Transition and Separation Agreement.  We entered into a Transition and Separation Agreement, effective May 4, 2015, with Mr. Maass in connection with his departure from the company. The Transition and Separation Agreement subjects Mr. Maass to confidentiality requirements, one-year non-competition and non-solicitation of customer restrictions, and an 18-month non-solicitation of employees restriction. In consideration for these commitments from Mr. Maass, we have agreed to pay him an aggregate of $1.4 million in installments at each of the six, nine and twelve month anniversaries of his separation; these amounts will be forfeited if Mr. Maass is in breach of certain aspects of the agreement. The agreement provides Mr. Maass with eligibility to receive a bi-weekly, taxable payment to offset the premium cost to elect COBRA coverage until July 31, 2016, provided he maintains COBRA coverage during that time. The agreement also entitles him to outplacement services as selected and provided by the company.

Compensation Discussion and Analysis

Use of Adjustments in Compensation Decisions

To incent management to make decisions that have positive long-term impacts, even at the expense of shorter term results, and to prevent one-time gains and losses from having too great of an impact on incentive payouts, the Committee retained discretion to exclude items impacting comparability from GAAP, generally accepted accounting principles, results in the fiscal 2013 to 2015 cycle of the PSP. The metrics for the fiscal 2013 to 2015 cycle of the PSP were EPS (as an initial metric), CRO and net sales growth.

With respect to earnings-related measures, the Committee approved adjustments that were generally consistent with the adjustments presented to investors in our discussions of comparable earnings results, as well as adjustments related to unanticipated losses associated with foreign exchange translation and a labor dispute in the shipping industry on the West Coast, which materially impacted exports. The goal is to pay incentives based on the underlying business trends and results that our investors are using to measure management performance.

Committee’s Views on Executive Stock Ownership

The Committee has adopted stock ownership guidelines applicable to approximately 180 of our senior employees. These guidelines, which are represented as a percentage of salary, increase with greater responsibility within the company. The Committee has adopted these guidelines because it believes that management stock ownership promotes alignment with shareholder interests. The named executive officers are expected to reach their respective ownership requirement within a reasonable period of time after appointment. Shares personally acquired by the executive through open market purchases or through our 401(k) plan or employee stock purchase plan, as well as restricted stock units and shares acquired upon the deferral of earned bonuses are counted toward the ownership requirement. Neither unexercised stock options nor unearned performance shares are counted. The following table reflects ownership as of July 30, 2015 for our continuing executives. Messrs. Rodkin, Bolles and Maass have been intentionally omitted given their respective retirement and departures from the company.

Named Executive Officer	Stock Ownership Guideline (% of Salary)	Actual Ownership (% of Salary) (1)
Mr. Connolly	600%	152%

Mr. Gehring	400%	1,338%

Ms. Batcheler	400%	1,224%

Mr. McGough	400%	540%

1.	Based on the average daily price of our common stock on the NYSE for the 12 months ended July 30, 2015 ($36.3267) and executive salaries in effect on July 30, 2015.

Committee’s Practices Regarding the Timing of Equity Grants

We do not backdate stock options or grant equity retroactively. We do not coordinate grants of equity with disclosures of positive or negative information. All equity awards are granted with an exercise price (if applicable) equal to the closing price of our common stock on the NYSE on the date of grant. The vast majority of our stock option grants for a fiscal year are made in July, at a regular Committee meeting.

In most instances, when management proposes an off-cycle award or sign-on grant for a non-executive officer, the Committee considers approval of the grant at a regularly scheduled Committee meeting. In the event management proposes a sign-on grant for a senior officer and a grant-related decision is necessary between regularly scheduled Committee meetings, the Committee may hold a special meeting to consider the grant. If approved, the grant date will be the first trading day of the month on or following the officer’s date of hire. The Committee did not delegate any authority to approve equity grants to senior officers in fiscal 2015.

Compensation Discussion and Analysis

Additional Information on the Committee’s Compensation Consultant

The Committee engages Frederic W. Cook & Co., Inc. directly to assist it in obtaining and reviewing information relevant to compensation decisions. The independence and performance of the consultant are of the utmost importance to the Committee. Committee policy prevents management from directly engaging the consultant without the prior approval of the Committee’s Chair. Given the focused scope of Frederic W. Cook & Co., Inc.’s services, no management-generated fees are expected with this firm. For fiscal 2015, Frederic W. Cook & Co., Inc. did not provide any additional services to us or our affiliates. The Committee reviews the types of services provided by the consultant and all fees paid for those services on a regular basis, and conducts a formal evaluation of the consultant annually. The Committee has assessed the independence of Frederic W. Cook & Co., Inc., as required under NYSE listing rules. The Committee has also considered and assessed all relevant factors, including those required by the SEC that could give rise to a potential conflict of interest with respect to Frederic W. Cook & Co., Inc. during fiscal 2015. Based on this review, the Committee did not identify any conflict of interest raised by the work performed by Frederic W. Cook & Co, Inc.

Tax and Accounting Implications of the Committee’s Compensation Decisions

U.S. federal income tax law prohibits the company from taking a tax deduction for certain compensation paid in excess of $1 million to the company’s chief executive officer or any of the company’s three other most highly compensated executive officers, other than the chief financial officer, who are employed as of the end of the year. This limitation does not apply to qualified performance-based compensation under federal tax law. Generally, this is compensation paid only if performance meets pre-established, objective goals based on performance metrics approved by our shareholders. The Committee’s general intent is to structure our executive compensation programs so that payments may be able to qualify as fully tax deductible. However, while the Committee believes it is in the best interests of the company and its shareholders to have the ability to grant “qualified performance-based compensation” under Section 162(m) of the Code, it may decide from time to time to grant compensation that will not qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if the Committee intends to grant compensation that qualifies as “qualified performance-based compensation” for purposes of Section 162(m) of the Code, the company cannot guarantee that such compensation ultimately will be deductible by it.

For fiscal 2015, all annual incentive and performance share awards to covered employees were subject to, and made in accordance with, performance-based compensation arrangements that were intended to qualify as tax deductible. In order to achieve this potential result, the Committee approved a framework in which (1) maximum awards under these incentive programs would be authorized upon attainment of EPS of: $0.10 for the fiscal 2015 MIP; $0.50 for the performance period for the fiscal 2013 to 2015 cycle of the PSP; $0.50 per year of the performance period for the fiscal 2014 to 2016 cycle of the PSP; and $0.10 per year of the performance period for the fiscal 2015 to 2017 cycle of the PSP; and (2) negative discretion would be applied by the Committee to decrease authorized awards based upon the program frameworks described above (that is, based on comparable EPS and net sales results for the fiscal 2015 MIP; and CRO and EBITDA return on capital, as well as net sales growth results, as applicable, for the outstanding cycles of the PSP). The Committee intends to continue using this type of approach to potentially preserve the tax deductibility of its compensation arrangements in the future. However, the Committee does retain the discretion to make payments or grants of equity that are not fully deductible (for example, a portion of Mr. Connolly’s salary) when, in its judgment, those payments or grants are needed to achieve its overall compensation objectives.

Human Resources Committee Report

Human Resources Committee Report

The Human Resources Committee has reviewed and discussed the above section of this Proxy Statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference in the company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2015.

ConAgra Foods, Inc. Human Resources Committee

Steven F. Goldstone	Joie A. Gregor

W.G. Jurgensen	Ruth Ann Marshall

Kenneth Stinson, Chairman

Executive Compensation

Executive Compensation

Summary Compensation Table – Fiscal 2015

The table below presents compensation information for individuals who served as our Chief Executive Officer and Chief Financial Officer during fiscal 2015 (including Mr. Rodkin, who retired effective May 31, 2015), for each of the other three most highly-compensated individuals who were serving as executive officers at the end of fiscal 2015, and for Mr. Maass, who was no longer serving as an executive officer at the end of fiscal 2015 due to his announced departure from the company. Mr. Bolles served as our Executive Vice President and Chief Technical and Operations Officer until his departure from the company on August 1, 2015. None of Mr. Bolles, Mr. Connolly or Mr. McGough was a named executive officer in fiscal 2013 or fiscal 2014 and information about their compensation for those fiscal years is not included.

The amounts in the following Summary Compensation Table for each of Mr. Rodkin and Mr. Connolly are based in part on their respective employment agreements. Mr. Rodkin’s employment agreement was terminated on May 31, 2015 in connection with his retirement. For more information about the material terms of the employment agreements with Mr. Rodkin and Mr. Connolly and our change of control agreements with each of our named executive officers, see “Agreements with Named Executive Officers “ in the Compensation Discussion and Analysis above and “Potential Payments Upon Termination or Change of Control” below.

For more information about our named executive officers’ mix of base salary and annual incentive compensation to their total compensation, see the discussion under “Key Elements of our Fiscal 2015 Executive Compensation Program” in the Compensation Discussion and Analysis above.

Name and Principal Position (1)	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compen- sation ($)(4)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(5)	All Other Compen- sation ($)(6)	Total ($)
Sean Connolly	2015	249,615	-	3,915,232	2,304,000	-	-	171,728	6,640,575
CEO and
President

John Gehring	2015	600,000	-	789,147	502,775	-	306,119	36,198	2,234,239
EVP and Chief	2014	589,904	-	766,964	657,667	147,476	220,461	38,302	2,420,774
Financial Officer	2013	521,635	-	947,286	468,800	610,750	200,278	37,693	2,786,442

Colleen Batcheler	2015	500,000	-	789,147	502,775	-	31,785	41,249	1,864,956
EVP, General Counsel and	2014	494,615	-	766,964	657,667	98,923	20,679	72,843	2,111,691
Corporate Secretary	2013	456,635	-	749,366	351,600	433,340	29,204	13,629	2,033,774

Tom McGough	2015	524,039	-	789,147	502,775	-	45,107	59,968	1,921,036
President,
Consumer Foods

Executive Compensation

Name and Principal Position (1)	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compen- sation ($)(4)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(5)	All Other Compen- sation ($)(6)	Total ($)
Former Executive Officers
Gary Rodkin	2015	1,100,000	-	2,712,729	1,728,284	-	2,712,270	251,324	8,504,607
Retired CEO and	2014	1,100,000	-	2,636,426	2,239,324	550,000	2,346,063	259,121	9,130,934
President	2013	1,086,538	-	2,474,000	1,465,000	2,486,000	3,058,770	141,477	10,711,785

Al Bolles	2015	475,000	-	789,147	502,775	-	59,616	50,333	1,876,871
Former EVP and Chief
Technical and
Operations Officer

Paul Maass	2015	600,000	-	789,147	502,775	-	144,318	56,047	2,092,287
Former President	2014	600,000	-	766,964	657,667	150,000	55,318	94,668	2,324,617
Private Brands and	2013	523,173	-	1,334,080	468,800	616,570	122,978	18,043	3,083,644
Commercial Foods

1.	Mr. Connolly joined the company on March 3, 2015 as Chief Executive Officer elect and was appointed President and Chief Executive Officer and Director on April 6, 2015. Mr. Rodkin announced his intent to retire from the company in August 2014 and ceased to be President and Chief Executive Officer and Director on April 6, 2015. He served as a Special Advisor until his retirement on May 31, 2015. Mr. Bolles ceased to be Executive Vice President and Chief Technical and Operations Officer and an executive officer on August 1, 2015. Mr. Maass ceased to be President of our Private Brands segment on April 14, 2015, ceased to be President of our Commercial Foods segment and an executive officer on May 5, 2015, and departed the company on July 31, 2015.

2.	Reflects the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, or FASB ASC, Topic 718 for the stock awards granted during the reported fiscal years. For the performance shares awarded in fiscal 2015 (for the fiscal 2015 to fiscal 2017 cycle of the PSP), the amounts reported are based on the probable outcome of the relevant performance conditions as of the grant date. Assuming the highest level of performance is achieved for the performance shares awarded in fiscal 2015, the grant date fair value of these awards would have been: Mr. Connolly, $4,878,657; each of Messrs. Bolles, Gehring, McGough and Maass and Ms. Batcheler, $1,736,123; and Mr. Rodkin, $5,968,004. This column also reflects Mr. Connolly’s sign-on grant of 46,057 time-vesting restricted stock units. A description of the grants to Mr. Connolly under the PSP and of restricted stock units is included in our Compensation Discussion and Analysis above.

3.	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the stock options granted during the reported fiscal years, including Mr. Connolly’s sign-on-grant of 600,000 stock options. Assumptions used in the calculation of these amounts are included in Note 14 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended May 31, 2015. A description of stock option grants to Mr. Connolly is included in our Compensation Discussion and Analysis above.

4.	For fiscal 2015, reflects that no awards were earned or paid out to our named executive officers under our fiscal 2015 annual incentive plan (the “fiscal 2015 MIP”) and that Mr. Connolly did not receive any fiscal 2015 MIP award opportunity. A description of the fiscal 2015 MIP is included in our Compensation Discussion and Analysis above.

5.	The measurement date for pension value for fiscal 2015 was May 31, 2015. We do not offer above-market (as defined by SEC rules) or preferential earnings rates in our deferred compensation plans. For fiscal 2015, the entire amount reflects the aggregate change in the actuarial present value of pension amounts rather than non-qualified deferred compensation earnings.

Executive Compensation

6.	The components of fiscal 2015 “All Other Compensation” include the following:

Named Executive Officer	Perquisites and Personal Benefits (a)
	(Column 1) Personal Use of Aircraft $		(Column 2) Executive Physical / Security Costs / Home Office $		(Column 3) Matching Gifts $		(Column 4) Relocation Expenses/ Reimbursement of Legal Fees $		(Column 5) Temporary Housing $		(Column 6) Company Contribution to Defined Contribution Plans $ (d)	(Column 7) Group Term Life Insurance $
Mr. Connolly	46,062		-		-		105,000	(c)	-		20,181	(b	)
Mr. Gehring	(b	)	(b	)	-				-		20,786	(b	)
Ms. Batcheler	-		(b	)	(b	)			-		36,877	(b	)
Mr. McGough	-		(b	)	-				(b	)	38,573	(b	)
Former Executive Officers
Mr. Rodkin	187,946		(b	)	-				-		48,581	(b	)
Mr. Bolles	(b	)	-		-				-		37,644	(b	)
Mr. Maass	-		(b	)	(b	)			-		50,864	(b	)

(a)	All amounts shown are valued at the incremental cost to us of providing the benefit. For Column 1, also includes the incremental cost of repositioning flights associated with personal use by the named executive officer. With respect to Mr. Connolly’s use of company aircraft (Column 1), Mr. Connolly is a party to an aircraft time share agreement with us. Mr. Rodkin was also a party to an aircraft timeshare agreement until it was terminated on May 31, 2015 in connection with his retirement. Under those agreements, each of Mr. Connolly (starting April 6, 2015) and Mr. Rodkin (until May 31, 2015) reimburses us, in cash for a portion of our incremental costs of personal flights (i.e. the cost of fuel and incidentals, such as landing and parking fees, airport taxes and catering costs for such flights). We do not charge Messrs. Rodkin and Connolly for the fixed costs that would be incurred in any event to operate company the aircraft (for example, aircraft purchase costs, maintenance, insurance and flight crew salaries). The amounts shown for Messrs. Connolly and Rodkin in Column 1 reflect the company’s incremental cost of conducting such personal flights, including the incremental cost of repositioning flights associated with personal use, reduced by the amounts billed and paid under the respective time share agreement.

(b)	For Columns 1 through 5, inclusive, a (b) notation in lieu of a dollar amount indicates that the named executive officer received the benefit but at an incremental cost to us of less than $25,000. For Columns 6 and 7, a (b) notation in lieu of a dollar amount indicates that the named executive officer received the benefit but at an incremental cost to us of less than $10,000.

(c)	Pursuant to Mr. Connolly’s employment agreement, we reimbursed Mr. Connolly $40,000 for professional fees incurred in negotiating and preparing his employment agreement and provided a one-time cash payment of $65,000 to cover Mr. Connolly’s expenses in establishing a residence in Omaha, Nebraska.

(d)	Reflects the qualified and non-qualified CRISP contributions. In addition, at the end of calendar year 2014, the company credited each eligible participant’s account in the Voluntary Deferred Comp Plan (as further described below) with a non-elective contribution equal to 3% of eligible compensation in excess of the IRS limit. Messrs. Rodkin and Gehring were not eligible for this contribution and Mr. Connolly was not employed by the company on such date. See the discussion under “Non-Qualified Deferred Compensation – Fiscal 2015.”

Executive Compensation

Grants of Plan-Based Awards – Fiscal 2015

The following table presents information about grants of plan-based awards (equity and non-equity) during fiscal 2015 to the named executive officers. All equity-based grants were made under the shareholder-approved ConAgra Foods 2009 Stock Plan (prior to October 2014) or the shareholder approved ConAgra Foods 2014 Stock Plan (on or after October 2014).

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maximum (#)
Mr.	4/1/2015				15,041	60,162	132,356					2,217,571
Connolly	4/1/2015							46,057	(3)			1,697,661
	4/1/2015									600,000	36.86	2,304,000
Mr.	7/14/2014	-	600,000	1,200,000								N/A
Gehring	7/14/2014				6,387	25,547	56,203					789,147
	7/14/2014									153,285	30.89	502,775
Ms.	7/14/2014	-	400,000	800,000								N/A
Batcheler	7/14/2014				6,387	25,547	56,203					789,147
	7/14/2014									153,285	30.89	502,775
Mr.	7/14/2014	-	524,039	1,048,077								N/A
McGough	7/14/2014				6,387	25,547	56,203					789,147
	7/14/2014									153,285	30.89	502,775
Former Executive Officers
Mr.	7/14/2014	-	2,200,000	4,400,000								N/A
Rodkin	7/14/2014				21,955	87,819	193,202					2,712,729
	7/14/2014									526,916	30.89	1,728,284
Mr.	7/14/2014	-	380,000	760,000								N/A
Bolles	7/14/2014				6,387	25,547	56,203					789,147
	7/14/2014									153,285	30.89	502,775
Mr.	7/14/2014	-	600,000	1,200,000								N/A
Maass	7/14/2014				6,387	25,547	56,203					789,147
	7/14/2014									153,285	30.89	502,775

1.	Amounts reflect grants made under the fiscal 2015 MIP discussed in our Compensation Discussion and Analysis. Mr. Connolly joined the company toward the end of fiscal 2015 and was not awarded a grant under the fiscal 2015 MIP. The failure to achieve threshold performance resulted in no payout being made to named executive officers under the fiscal 2015 MIP.

2.	Amounts reflect the performance shares granted to our named executive officers, including under our long-term incentive program for the fiscal 2015 to 2017 cycle. All awards under the fiscal 2015 to 2017 cycle, including any above-target payouts, will be earned based on our cumulative performance for the three fiscal years ending May 28, 2017. A payout of 25% of target will be made if threshold three-year average earnings before interest, taxes, depreciation and amortization (EBITDA) return on capital is met; if threshold is not met, no payout would be earned for the fiscal 2015 to 2017 cycle. However, final payouts are subject to full negative discretion by the Committee.

3.	Amount reflects the sign-on grant of restricted stock units made to Mr. Connolly pursuant to the terms of his employment agreement.

4.	The grant date fair value of performance shares granted under our long-term incentive program for the fiscal 2015 to 2017 performance cycle are based on the probable outcome of the relevant performance conditions as of the grant date (computed in accordance with FASB ASC Topic 718). These amounts are included in the “Stock Awards” column of the Summary Compensation Table – Fiscal 2015. Mr. Rodkin’s targeted performance shares for the fiscal 2015 to 2017 cycle were prorated upon retirement, to 29,273 shares. Mr. Bolles and Mr. Maass forfeited their opportunity under this cycle upon their respective departures from the company.

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End – Fiscal 2015

The following table lists all stock options, performance shares and restricted stock unit (RSU) awards outstanding as of May 31, 2015 for the named executive officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#) (6)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($) (5)
Mr.		600,000	36.86	3/31/2025
Connolly					46,057	(2)	1,778,261
								132,356		5,110,281

Mr.	160,000		26.15	7/10/2018
Gehring	112,000	48,000	24.74	7/15/2022
	55,853	83,779	36.89	7/14/2023
		153,285	30.89	7/13/2024
								48,140		1,858,701
								56,203		2,170,013

Ms.	-	36,000	24.74	7/15/2022
Batcheler	55,853	83,779	36.89	7/14/2023
	-	153,285	30.89	7/13/2024
								48,140		1,858,701
								56,203		2,170,013

Mr.	60,000	-	26.15	7/10/2018
McGough	42,000	18,000	24.74	7/15/2022
	55,853	83,779	36.89	7/14/2023
	-	153,285	30.89	7/13/2024
								48,140		1,858,701
								56,203		2,170,013

Former Executive Officers
Mr.	1,000,000	-	22.83	8/30/2015
Rodkin	480,000	-	22.72	5/25/2016
	500,000	-	21.26	7/15/2015
	500,000	-	19.05	7/14/2016
	500,000	-	23.93	7/24/2017
	500,000	-	26.15	7/10/2018
	500,000	-	24.74	7/15/2022
	478,488	-	36.76	7/15/2023
	526,916	-	30.89	7/13/2024
								165,482	(6)	6,389,252
								193,202	(6)	7,459,521

Executive Compensation

		Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#) (6)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($) (5)
Mr.	120,000	-	26.15	7/10/2018
Bolles	84,000	36,000	24.74	7/15/2022
	41,890	62,834	36.89	7/14/2023
	-	153,285	30.89	7/13/2024
					10,000	(3)	386,100
								36,106	(6)	1,394,068
								56,203	(6)	2,170,013

Mr.	-	48,000	24.74	7/15/2022
Maass	55,853	83,779	36.89	7/14/2023
	-	153,285	30.89	7/13/2024
					15,000	(4)	579,150
								48,140	(6)	1,858,701
								56,203	(6)	2,170,013

1.	All options were granted with an exercise price equal to the closing market price of our common stock on the NYSE on the date of grant. The vesting schedule for options that were outstanding but that could not be exercised at fiscal year-end for the named executive officers is as follows:

	Unexercisable at FYE	Vesting Schedule			Unexercisable at FYE	Vesting Schedule
		# of Shares	Vesting Date			# of Shares	Vesting Date
Connolly	600,000	200,000	4/1/16	Batcheler	36,000	36,000	7/16/15
		200,000	4/1/17		83,779	41,890	7/15/15
		200,000	4/1/18			41,889	7/15/16
Gehring	48,000	48,000	7/16/15		153,285	61,314	7/14/15
	83,779	41,890	7/15/15			45,985	7/14/16
		41,889	7/15/16			45,986	7/14/17
	153,285	61,314	7/14/15	McGough	18,000	18,000	7/16/15
		45,985	7/14/16		83,779	41,890	7/15/15
		45,986	7/14/17			41,889	7/15/16
					153,285	61,314	7/14/15
						45,985	7/14/16
						45,986	7/14/17
Former Executive Officers
Bolles	36,000	36,000	7/16/15	Maass	48,000	48,000	7/16/15
	62,834	31,417	7/15/15		83,779	41,890	7/15/15
		31,417	7/15/16			41,889	7/15/16
	153,285	61,314	7/14/15		153,285	61,314	7/14/15
		45,985	7/14/16			45,985	7/14/16
		45,986	7/14/17			45,986	7/14/17

2.	Reflects a sign-on grant of 46,057 RSUs awarded to Mr. Connolly on April 1, 2015 pursuant to the terms of his employment agreement. These RSUs generally vest in full on the third anniversary of the grant date. Dividend equivalents will be paid on RSUs at the regular dividend rate in shares of our stock upon vesting.

Executive Compensation

3.	Reflects 10,000 RSUs awarded to Mr. Bolles on July 15, 2013 in recognition of his increased scope of responsibility to include the integration of Private Brands. Pursuant to Mr. Bolles’ RSU agreement, upon Mr. Bolles departure from the company on August 1, 2015, the RSUs vested on a prorated basis equating to 67% of the grant (6,700 RSUs).

4.	Reflects 15,000 RSUs awarded to Mr. Maass on May 15, 2013 in recognition of his increased scope of responsibility to include leading the Private Brands and Commercial Foods businesses. Pursuant to Mr. Maass’ RSU agreement, upon Mr. Maass’ departure from the company in July 2015, all RSUs were forfeited.

5.	The market value of unvested or unearned RSUs and unearned shares is calculated using $38.61 per share, which was the closing market price of our common stock on the NYSE on the last trading day of fiscal 2015.

6.	Reflects, on separate lines, as of May 31, 2015, the maximum number of shares that could be earned under each of the fiscal 2014 to 2016 and fiscal 2015 to 2017 cycles of the PSP, plus accrued dividend equivalents. The performance shares are not earned unless we achieve the performance targets specified in the plan. Shares earned under the fiscal 2014 to 2016 cycle will be distributed, if earned, following fiscal 2016, and shares earned under the fiscal 2015 to 2017 cycle will be distributed, if earned, following fiscal 2017. Mr. Rodkin’s targeted performance shares for the fiscal 2014 to 2016 and fiscal 2015 to 2017 cycles were prorated upon retirement, to 50,146 and 29,273 shares, respectively. Mr. Bolles and Mr. Maass forfeited their opportunity under these two cycles upon their respective departures from the company.

Option Exercises and Stock Vested – Fiscal 2015

The following table summarizes the option awards exercised during fiscal 2015 for each of the named executive officers and the performance shares that were earned and paid out for the fiscal 2013 to 2015 cycle of the PSP. Mr. Connolly was hired on March 3, 2015 and was appointed as President and Chief Executive Officer on April 6, 2015. Accordingly, he did not participate in the fiscal 2013 to 2015 cycle of the PSP.

The performance period for the fiscal 2013 to 2015 cycle of the PSP ended on May 31, 2015. The column entitled “Stock Awards” below includes shares earned under that cycle for cumulative three-year performance.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)

Mr. Connolly	-	-	-	-
Mr. Gehring	320,000	4,761,872	23,153	893,937
Ms. Batcheler	324,000	3,650,122	17,365	670,463
Mr. McGough	52,500	704,231	8,683	335,251
Former Executive Officers
Mr. Rodkin	300,000	1,311,350	72,354	2,793,588
Mr. Bolles	340,000	4,383,331	17,365	670,463
Mr. Maass	392,000	4,616,768	23,153	893,937

1.	Pursuant to the terms of the PSP, dividend equivalents on earned shares, paid in additional shares of common stock, were also distributed to the named executive officers. The shares distributed to the named executive officers through this dividend equivalent feature (and included in this table) were: 2,033 shares for each of Mr. Gehring and Mr. Maass; 1,525 shares for each of Ms. Batcheler and Mr. Bolles; 763 shares for Mr. McGough; and 6,354 shares for Mr. Rodkin.

Executive Compensation

Pension Benefits – Fiscal 2015

ConAgra Foods maintains a non-contributory defined benefit pension plan for all eligible employees, which we refer to as the Qualified Pension. Employees eligible to participate in the Qualified Pension are salaried employees, including the named executive officers, hired prior to August 1, 2013. The Qualified Pension was closed to new participants who joined the company on or after August 1, 2013. As a result, Mr. Connolly is not eligible to participate.

Employees hired before June 1, 2004 were given a one-time opportunity during 2004 to choose between (A) the benefit formulas in the Qualified Pension and qualified 401(k) plan at that time and (B) effective October 1, 2004, a new Qualified Pension formula plus an enhanced company match in our qualified 401(k) plan. Employees hired on or after June 1, 2004 were automatically enrolled in option (B) effective upon their date of hire. With respect to the named executive officers, Ms. Batcheler, Mr. Bolles and Mr. McGough joined the company after June 1, 2004 and were automatically enrolled in option (B). Messrs. Gehring and Maass were employed prior to June 1, 2004 and were enrolled in option (A). Although Mr. Rodkin was enrolled in option (B) for purposes of the Qualified Plan (due to commencement of employment after June 1, 2004), his employment agreement entitled him to a total pension benefit equal to the option (A) calculation. Any difference between the option (A) and (B) pension benefits would be provided to him through the Non-Qualified Pension (described below).

Under both option (A) and option (B), the pension benefit formula is determined by adding three components:

•

A multiple of Average Monthly Earnings (up to the integration level) multiplied by years of credited service (up to 35 years of credited service). This multiple is 1.0% for option (A) and 0.9% for option (B).

•

A multiple of Average Monthly Earnings (over the integration level) multiplied by years of credited service (up to 35 years of credited service). This multiple is 1.44% for option (A) and 1.3% for option (B).

•	A multiple of Average Monthly Earnings multiplied by years of credited service over 35 years. This multiple is 1.0% for option (A) and 0.9% for option (B).

“Average Monthly Earnings” is the monthly average of the executive’s annual compensation from the company for the highest five consecutive years of the final ten years of his or her service. Only salary and annual incentive payments (reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table – Fiscal 2015) are considered for the named executive officers in computing Average Monthly Earnings. The integration level is calculated by the Internal Revenue Service, or IRS, by averaging the last 35 years of Social Security taxable wages, up to and including the year in which the executive’s employment ends.

Participants are vested in the pension benefit once they have five years of vesting service with the company. Pension benefits become payable for option (A) participants at the normal retirement age of 65, or age 60 if the participant has 25 or more years of service. Normal retirement age for option (B) participants is 65. Under either option, the Qualified Plan defines early retirement as age 55 with 10 years of service. There is no difference in the benefit formula upon an early retirement and there is no payment election option that would impact the amount of annual benefits any of the named executive officers would receive.

Certain named executive officers participate in a supplemental retirement plan (which we refer to in the table below as the Non-Qualified Pension). To the extent that a participant’s benefit under the Qualified Pension exceeds the limit on the maximum annual benefit payable under the Employee Retirement Income Security Act of 1974 or such participant’s Average Monthly Earnings exceeds the limit under the Internal Revenue Code on the maximum amount of compensation that can be taken into account under the Qualified Pension, payments are made under the Non-Qualified Pension. The retirement age and benefit formulas are the same as those used for the Qualified Plan except as described in the following paragraphs.

Executive Compensation

Generally, a participant’s benefit under the Non-Qualified Pension is payable in installments beginning in January following the participant’s separation from service or disability, but the participant may also elect to receive the payment as a lump sum and elect a specified year in which payment will be made or commence, or elect to receive his or her benefit in the form of annuity payments. Elections regarding the time and form of payment are intended to comply with Section 409A of the Internal Revenue Code and certain payments to executives meeting the definition of a “specified employee” under Section 409A of the Internal Revenue Code will be delayed for six months after the date of the separation from service.

We entered into an employment agreement with Mr. Rodkin when he was hired in 2005, which entitled him to participate in the Non-Qualified Pension with years of service, for purposes of calculating benefits under the plan, credited at a three-for-one rate (as long as he remained employed until age 60) until he obtained service credit of thirty years. The agreement entitled Mr. Rodkin to annual pensionable earnings for use in calculating his benefit of no less than $3 million. Benefits payable to Mr. Rodkin under the Non-Qualified Pension are subject to offset for benefits paid or payable to him under supplemental pension plans his prior employer maintained for his benefit. The Committee has not offered additional years of credited service under the pension plan to other named executive officers.

Pension Benefits – Fiscal 2015

The Present Value of Accumulated Benefit reported in the table below represents the accumulated benefit obligation for benefits earned to date, based on age, service and earnings through the plan’s measurement date of May 31, 2015.

	Plan Name (1)	Number of Years Credited Service (#) (2)	Present Value of Accumulated Benefit ($) (3) (4)
Mr. Connolly (5)	Qualified Pension	-	-
	Non-Qualified Pension	-	-
Mr. Gehring	Qualified Pension	13.4	396,317
	Non-Qualified Pension	13.4	1,176,290
Ms. Batcheler	Qualified Pension	8.9	149,899
	Non-Qualified Pension	-	-
Mr. McGough	Qualified Pension	8.3	192,148
	Non-Qualified Pension	-	-
Former Executive Officers
Mr. Rodkin	Qualified Pension	9.8	368,661
	Non-Qualified Pension	29.3	16,988,895
Mr. Bolles	Qualified Pension	9.2	281,431
	Non-Qualified Pension	-	-
Mr. Maass (6)	Qualified Pension	27.0	904,651
	Non-Qualified Pension	27.0	114,660
1.	Qualified Pension refers to the ConAgra Foods, Inc. Pension Plan for Salaried Employees and Non-Qualified Pension refers to the ConAgra Foods, Inc. Nonqualified Pension Plan. There were no plan payments for fiscal 2015.

2.	The number of years of credited service is calculated as of May 31, 2015, which is the pension plan measurement date used for financial statement reporting purposes.

3.	As of the pension plan measurement date, under the Non-Qualified Pension, Mr. Rodkin had 9.8 years of actual service. The enhanced crediting rate provided to Mr. Rodkin in his employment agreement with the company resulted in an augmentation in benefits at May 31, 2015 of $14,678,171 (19.5 additional years).

Executive Compensation

4.	The valuation methodology and all material assumptions applied in quantifying the present value of the accumulated benefit are presented in footnote 14 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2015.

5.	Mr. Connolly is not eligible to participate in either the Qualified Pension or Non-Qualified Pension.

6.	Mr. Maass was eligible for a non-qualified pension benefit that was closed and grandfathered in 2001. This benefit was calculated during his employment based on earnings of up to $280,000 per year under the terms of the grandfathered plan and is calculated based upon actual years of service.

Non-Qualified Deferred Compensation – Fiscal 2015

The table following this summary of our non-qualified deferred compensation plans shows the non-qualified deferred compensation activity for each named executive officer during fiscal 2015. The amounts shown include amounts deferred under the non-qualified 401(k) plan, which we refer to as the Non-Qualified ConAgra Retirement Income Savings Plan, or Non-Qualified CRISP, and voluntary deferred compensation plan, which we refer to as the Voluntary Deferred Comp plan. We refer to our qualified 401(k) plan as the ConAgra Retirement Income Savings Plan, or Qualified CRISP. The amounts shown for the Non-Qualified CRISP include company contributions during fiscal 2015.

The Non-Qualified CRISP is a benefit provided to certain of the named executive officers and other eligible executives. Messrs. Rodkin and Gehring are the only named executive officers that participate in the Non-Qualified CRISP. The program supplements our Qualified CRISP, which is available to a broad base of salaried and hourly employees. Under our Qualified CRISP, for employees enrolled in option (A) under the Qualified Pension, the company will match the first 50% of the first 6% of salary and bonus the employee contributes to the Qualified CRISP. For employees enrolled in option (B) under the Qualified Plan, the company will match 66 2/3% of the first 6% of salary and bonus the employee contributes to the plan. However, the Internal Revenue Code limits the annual before-tax contributions that an individual can make to a qualified retirement plan. If a named executive officer reached this maximum, he or she would lose the ability to receive the full extent of the available company match. The Non-Qualified CRISP is used to enable the company to provide this population with the company match. Under the plan, the company makes a contribution equal to 3% of the named executive officer’s eligible earnings less the maximum employer contribution the named executive officer could have received from the Qualified CRISP.

The company contribution to the Non-Qualified CRISP is made annually on or about December 31st and a participant must be employed on that date to receive the contribution. The value of each account is automatically linked to the value of our common stock. Account values are updated daily based on the closing market price of our common stock on the NYSE on such day.

Generally, an executive’s account balance under the Non-Qualified CRISP is payable in cash in a lump sum in January following the executive’s separation from service, but executives meeting certain qualifications may also elect to receive payment in the form of installments. Executives may also elect to receive payment within 90 days following the earlier of separation from service or either the occurrence of a change of control or 18 months following the occurrence of a change of control. Elections regarding the time and form of payment are intended to comply with Section 409A of the Internal Revenue Code, and certain payments to executives meeting the definition of “specified employee” under Section 409A will be delayed for six months after the date of the separation from service.

Our Voluntary Deferred Comp Plan also allows certain domestic management-level employees whose salary is $125,000 or more per year to defer receipt of 5% to 50% of their salary and up to 90% of their annual incentive payment. The investment alternatives for deferred amounts are an interest bearing account, a ConAgra Foods stock account, or other investment options mirrored from our Qualified CRISP. The stock account includes a dividend reinvestment feature that converts dividends into additional shares. Amounts deferred into the stock account, together with earnings and dividends thereon, are ultimately distributed in shares of ConAgra Foods common stock. Amounts deferred into the interest bearing account or the accounts mirroring the Qualified CRISP funds are ultimately distributed in cash. An election to participate in the plan must be timely filed with the company in accordance with IRS requirements.

Executive Compensation

Our Voluntary Deferred Comp Plan also provides non-qualified matching contribution retirement benefits to those employees not receiving such benefits, including the named executive officers who do not participate in the Non-Qualified CRISP (Mr. Connolly, Ms. Batcheler and Mr. McGough, and until their separations from the company, Mr. Bolles and Mr. Maass). The Voluntary Deferred Comp Plan provides for company matching contributions and company non-elective contributions to the Voluntary Deferred Comp Plan for eligible participants for amounts of salary and bonus that are above IRS limits.

Starting at the end of calendar year 2014, the company began to credit, and at the end of each calendar year, will credit, an eligible participant’s account in the Voluntary Deferred Comp Plan with (1) a matching contribution equal to a dollar for dollar match, limited to 6% of compensation earned by the participant and paid by the company in excess of the IRS limit and (2) a non-elective contribution equal to 3% of an eligible participant’s compensation in excess of the IRS limit. Eligible participants will be allowed to defer no more than 50% of their base salary and no more than 90% of their annual incentive payment that exceeds the IRS limit. Matching contributions and non-elective contributions will be credited on or about December 31st of each year if the eligible participant earns in excess of the IRS limit, and if the participant is actively employed at the end of the calendar year.

The Voluntary Deferred Comp Plan also provides that, unless the company determines otherwise with respect to a participant, the interest of each participant in his or her matching contributions and non-elective contributions will be 100% vested.

Because Mr. Gehring is currently, and Mr. Rodkin was previously, participating in other non-qualified contribution retirement plans, and because the Voluntary Deferred Comp Plan was designed to provide non-qualified contribution retirement benefits to those who were not already receiving such benefits, these named executive officers are not eligible for company matching contributions under the Voluntary Deferred Comp Plan.

With respect to distributions from the Voluntary Deferred Comp Plan, an individual who departs from the company who was neither retirement nor early retirement eligible (generally, age 55 and 10 years of service) under the Qualified Pension, is required to take distributions of certain amounts earned and vested prior to 2005, or grandfathered amounts, in a lump sum payment in the quarter end following the individual’s separation from service. An executive who retires or who retires after meeting the early retirement provisions of the Qualified Pension will receive his or her grandfathered amounts in annual installments.

In general, all Voluntary Deferred Comp amounts other than the grandfathered amounts, which we refer to as the other amounts, will be distributed in cash in a lump sum and/or ConAgra Foods stock in January following the individual’s separation from service.

Participants may also elect to receive the other amounts at certain other times, including within 90 days following the earlier of separation from service or either the occurrence of a change of control or 18 months following the occurrence of a change of control. Elections regarding the time and form of payment are intended to comply with Section 409A of the Internal Revenue Code, and certain payments to executives meeting the definition of a “specified employee” under Section 409A will be delayed for six months after the date of the separation from service. Executives may make hardship withdrawals from the Voluntary Deferred Comp Plan under certain circumstances, but no hardship withdrawals were requested by executives during fiscal 2015.

Executive Compensation

Non-Qualified Deferred Compensation – Fiscal 2015

	Plan (1)	Executive Contributions in Last FY ($) (2)	Registrant Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)(4)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)(5)
Mr. Connolly	Non-Qualified CRISP	-	-	-	-	-
	Voluntary Def Comp	-	-	-	-	-
Mr. Gehring	Non-Qualified CRISP	-	14,113	47,763	-	273,470
	Voluntary Def Comp	150,000	-	196,862	-	2,315,171
Ms. Batcheler	Non-Qualified CRISP	-	-	-	-	-
	Voluntary Def Comp	12,000	26,477	4,506	43,624	64,260
Mr. McGough	Non-Qualified CRISP	-	-	-	-	-
	Voluntary Def Comp	81,385	28,765	17,495	-	260,668
Former Executive Officers
Mr. Rodkin	Non-Qualified CRISP	-	38,181	196,436		1,110,591
	Voluntary Def Comp	-	-	1,631,657		7,959,982
Mr. Bolles	Non-Qualified CRISP	-	-	-		-
	Voluntary Def Comp	12,900	27,244	7,469		112,890
Mr. Maass	Non-Qualified CRISP	-	-	-		-
	Voluntary Def Comp	20,400	43,064	11,613		169,772

1.	Non-Qualified CRISP refers to the Non-Qualified ConAgra Retirement Income Savings Plan and Voluntary Def Comp refers to the ConAgra Foods, Inc. Voluntary Deferred Compensation Plan.

2.	The amounts reported for the Voluntary Def Comp plan are included in the “Salary” column of the Summary Compensation Table – Fiscal 2015.

3.	For Ms. Batcheler, Messrs. Bolles, McGough and Maass, the amount reported for the Voluntary Def Comp plan is included in the “All Other Compensation” column of the Summary Compensation Table – Fiscal 2015. Because Mr. Rodkin was, and Mr. Gehring is, a participant in the Non-Qualified CRISP, neither is eligible for non-elective contributions under the Voluntary Def Comp plan. For Messrs. Rodkin and Gehring, all Non-Qualified CRISP amounts are included in the “All Other Compensation” column of the Summary Compensation Table – Fiscal 2015. These amounts, together with the company’s match on executive contributions to the Qualified CRISP, are disclosed in the column labeled “Company Contribution to Defined Contribution Plans” in the table included as footnote 6 to the Summary Compensation Table – Fiscal 2015.

4.	Neither our Non-Qualified CRISP nor our Voluntary Def Comp Plan offers above market earnings (as defined by SEC rules). As a result, none of these earnings are included in the Summary Compensation Table – Fiscal 2015.

5.	The following amounts from this column were reported in Summary Compensation Tables for prior fiscal years: Mr. Rodkin, $650,008 (Non-Qualified CRISP) and $3,700,000 (Voluntary Def Comp); Mr. Gehring, $160,786 (Non-Qualified CRISP) and $1,450,328 (Voluntary Def Comp); Ms. Batcheler, $62,601 (Voluntary Def Comp); and Mr. Maass, $91,150 (Voluntary Def Comp). Mr. McGough and Mr. Bolles were not included in prior fiscal year proxy statements, but had prior contributions to Voluntary Def Comp of $122,594 and $62,773, respectively. These amounts reflect contributions only and do not include accumulated earnings or losses. The amount in this column includes the amount reflected in the “Executive Contributions in Last FY” column.

Executive Compensation

Potential Payments Upon Termination or Change of Control

Our named executive officers’ employment may be terminated under several possible scenarios. In some of these scenarios, our plans, agreements and arrangements would provide severance benefits in varying amounts to the executive. Further, our plans, agreements and arrangements would provide for certain benefits (or for acceleration of benefits) upon a change of control. Severance and other benefits that are payable upon a termination of employment or upon a change of control are described below.

The tables following the narrative discussion summarize amounts payable upon termination or a change of control under varying circumstances, assuming that the change of control occurred on or that the executive’s employment terminated on the last business day of fiscal 2015 – May 29, 2015. Other key assumptions used in compiling the tables are set forth immediately preceding them. In the event of an actual triggering event under any of the plans, agreements and arrangements discussed in this section, all benefits would be paid to the executive in accordance with, and at times permitted by, Section 409A of the Internal Revenue Code.

Due to Mr. Rodkin’s retirement on May 31, 2015 and Mr. Maass’ ceasing to be an executive officer prior to the end of fiscal 2015, pursuant to SEC disclosure guidance, payment and benefit information is provided in this section regarding only their actual departure scenarios.

Severance Pay Plan

We maintain a severance pay plan that provides severance guidelines for all salaried employees. Any benefits payable under the program are at the sole and absolute discretion of ConAgra Foods and for any particular employee, the company may elect to provide severance as suggested by the plan, or provide greater or lesser benefits. Ms. Batcheler and Messrs. Bolles, Gehring and McGough are potentially covered by the plan. Until Mr. Connolly’s employment agreement with the company expires on August 1, 2018, Mr. Connolly’s severance benefits would be paid in accordance with his agreements with the company, as further described below, and not the severance pay plan. After such date, the severance pay plan would apply.

Due to Mr. Rodkin’s retirement on May 31, 2015 and Mr. Maass’ departure on July 31, 2015, they are no longer entitled to benefits under the severance pay plan.

Under the severance pay plan, the severance guideline for individuals above a certain pay grade, including our named executive officers’ pay grade, is 52 weeks of salary continuation, plus one additional week of salary continuation for each year of continuous service prior to separation. The guidelines also provide that upon the former employee finding new employment, the company will provide him or her with a lump sum payment equal to 50% of the severance pay remaining. The other 50% would be forfeited.

If a named executive officer is entitled to receive a severance payment under a change of control agreement (described below), we are not required to make payments to him or her under the severance pay plan.

Agreement with Mr. Connolly

We are a party to an employment agreement with Mr. Connolly that addresses such matters as his salary, participation in our annual and long-term incentive plans and participation in health and welfare benefit plans and other benefit programs and arrangements. The agreement also addresses Mr. Connolly’s severance benefits and right to participate in the company’s change of control benefit program.

Executive Compensation

A summary of Mr. Connolly’s severance benefits are described below. On August 1, 2018, Mr. Connolly’s employment agreement terminates, and his severance benefits become governed by the programs and plans in place at the company at that time.

We have excluded retirement as a hypothetical scenario in the table below because Mr. Connolly is not eligible for retirement (age 65) or early retirement (age 55 and 10 years of service) in the near future.

	Involuntary w/ Cause	Involuntary w/o Cause or Voluntary w/ Good Reason	Voluntary w/o Good Reason	Death or Disability

Salary	Paid through month of termination	Paid through month of termination, plus a lump sum equal to 2 times salary	Paid through month of termination	Paid through month of event

Annual Incentive Plan	Not eligible for payment	Paid no less than pro-rated award for year of termination based on actual results, plus a lump sum equal to 2 times target for year of termination	Not eligible for payment	Paid no less than a pro-rated award for the year of event based on actual results

PSP Awards	In all scenarios, paid in accordance with plan provisions (see “Long-Term Incentive Plan – Performance Shares” below)

Stock Options	Options terminate Unexercised options lapse

Sign-on options fully vest and remain exercisable for 3 years (or until earlier expiration date)

Unvested options awarded under the fiscal 2016 to 2018 long-term incentive plan vest and remain exercisable on a pro-rated basis

Vested options remain exercisable for 90 days (or until earlier expiration date)

Unvested options are forfeited

Vested options remain exercisable for 90 days (or until earlier expiration date) Unvested options are forfeited

Options fully vest (for death)

Unvested options vest on a prorated basis if the termination occurs more than 1 year from the date of grant (for disability)

Vested options remain exercisable for 3 years after event (or until earlier expiration date)

Restricted Stock Units (RSUs)	RSUs are forfeited	Sign-on RSUs fully vest Unvested RSUs are forfeited	Unvested RSUs are forfeited	Unvested RSUs fully vest (for death) Unvested RSUs vest on a pro-rated basis if the termination occurs more than 1 year from the date of grant (for disability)

In addition to the above, upon any of the hypothetical termination scenarios described above, Mr. Connolly would be paid amounts under our Voluntary Deferred Comp Plan, if any (not including retirement benefits), based on his advance elections and would be eligible for health and welfare benefits in accordance with applicable plan provisions.

Mr. Connolly’s agreement provides that all cash payments are generally payable in a lump sum the sixty-first day following termination of employment, unless otherwise provided in an applicable plan. Payments under the annual incentive plan and the long-term incentive plan are payable following the end of the fiscal year or other performance period at the same time such payments are made to the other senior executive officers. If Mr. Connolly is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code at the time of his separation, certain payments would be delayed for six months after the date of the separation from service.

Executive Compensation

The company currently maintains a separate change of control program, discussed below. Mr. Connolly’s agreement provides him the right to participate in our change of control program as modified from time to time. Either party to the employment agreement may terminate the agreement at any time. Mr. Connolly has agreed to non-competition restrictions extending one year after termination and to our standard confidentiality and two-year non-solicitation agreements with the company.

Annual Management Incentive Plan (the “MIP”)

The following terms of the MIP govern the impact of specific separation events not covered by an individual agreement:

•

Involuntary termination due to position elimination: If a participant’s position is eliminated during the fourth quarter of the fiscal year (for business reasons not related to performance), he or she would remain eligible for award consideration. The amount of any earned award would be pro-rated for the number of days the individual was eligible to participate in the plan during the fiscal year. If a participant’s position is eliminated prior to the fourth quarter of the fiscal year, he or she will not be eligible to receive any portion of the award.

•

Termination due to retirement: If a participant retires (as defined in the Qualified Pension Plan) during the fiscal year, the participant will be eligible for a pro-rated award based on the number of days the individual was eligible to participate during the fiscal year.

•	Termination due to death: Any incentive payment for which a participant would have been eligible would be pro-rated to the date of death and paid to his or her estate.

Except as might otherwise be required by law, in the absence of one of the foregoing events (or a specific agreement with the company), a participant would forfeit his or her fiscal 2015 MIP award if he or she failed to be an active employee in good standing at the end of the fiscal year. Any pro-rated award is based on actual performance for the fiscal year and is payable after the end of such fiscal year when payments are made to other participants.

The change of control agreements, described below, govern the payment of annual incentive awards in the event of a change of control.

Long-Term Incentive Plan – Performance Shares

The following terms of the PSP govern the impact of a separation from the company on the performance shares granted under the fiscal 2013 to 2015, fiscal 2014 to 2016, and fiscal 2015 to 2017 cycles of the PSP:

•

Termination for any reason other than death, disability or retirement: The participant forfeits all performance shares granted that have not been paid at the date of termination, whether the shares are earned as of that date or not. The Committee has the discretion to pay out some or all of the forfeited performance shares if they would have been earned based on performance and if it deems the action appropriate and in the best interests of the company.

•

Termination due to disability or retirement: The participant will receive a pro rata share of the performance shares that would have been earned for the full performance period, prorated based upon the full number of fiscal years completed during the performance period as of the participant’s termination date and will be distributed to the participant at the same time they are distributed to other participants who remain employed by the company.

•

Termination due to death: A payout would be made at targeted levels for outstanding performance shares, in each case pro-rated to reflect the number of full fiscal years in the performance period during which the employee was employed (for example, upon a June 15, 2015 death, a participant would have been eligible for a payout at actual performance for the fiscal 2013 to 2015 award, since the performance period ended prior to the death, and the participant would have been eligible for a payout at targeted levels for two-thirds of the total fiscal 2014 to 2016 award and one-third of the total fiscal 2015 to 2017 award).

•

Upon a change of control, the Board or Committee may exercise its discretion to pay a participant all or a portion of the outstanding performance shares. Change of control under this program has the same definition as in the change of control agreements described below.

Executive Compensation

Long-Term Incentive Plan – Stock Options

The following terms generally govern the impact of a separation from the company on outstanding stock options:

•

Termination for any reason other than death, disability, early retirement or retirement: The participant forfeits all options unvested at the date of termination and would have 90 days to exercise vested options. Options granted under the 2014 Stock Plan are eligible for pro-rata vesting, if a termination due to job elimination, divestiture, or reduction in force occurs more than one year from the date of grant.

•

Termination due to disability or early retirement: All vested options are exercisable for three years after termination (but not beyond the end of the seven-year or ten-year term of such options). The participant forfeits all other options that have not vested at the date of termination. Options granted under the 2014 Stock Plan are eligible for pro-rata vesting, if the termination occurs more than one year from the date of grant.

•

Termination due to death: All unvested options would automatically vest and remain exercisable for three years following termination (but not beyond the end of the seven-year or ten-year term of such options).

•

Termination due to normal retirement: All unvested options would automatically vest and remain exercisable for three years following termination (but not beyond the end of the seven-year or ten-year term of such options).

Each of the agreements evidencing outstanding awards of stock options that were entered into prior to October 2014 provide that the vesting of the award will accelerate upon a change of control. Award agreements entered into after October 2014 provide for double-trigger vesting, which means they generally require both a change of control event and a qualifying termination of employment to trigger vesting.

The treatment of Mr. Connolly’s equity awards upon a termination without “Cause” or a resignation for “Good Reason” is further governed by his agreement with the company.

Retirement Benefits

Our Qualified Pension, Non-Qualified Pension, Non-Qualified CRISP and Voluntary Deferred Comp plans contain provisions relating to the termination of the participant’s employment. These payments are described more fully in the disclosure provided in connection with the “Pension Benefits—Fiscal 2015” and “Non-Qualified Deferred Compensation—Fiscal 2015” sections of this proxy statement.

Change of Control Program

The change of control program for senior executives is designed to encourage management to continue performing its responsibilities in the event of a pending or potential change of control. During fiscal 2015, this program covered each of the named executive officers.

Generally, a change of control under these agreements occurs if one of the following events occurs:

•

Individuals who constitute the Board, which, for these purposes, we refer to as the Incumbent Board, cease for any reason to constitute at least a majority of the Board. Anyone who becomes a director and whose election, or nomination for election, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board is considered a member of the Incumbent Board.

•

Consummation of a reorganization, merger or consolidation, in each case, with respect to which persons who were our shareholders immediately prior to the transaction do not, immediately thereafter, own more than fifty percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company.

•	A liquidation or dissolution of the company or the sale of all or substantially all of the company’s assets.

Executive Compensation

The agreements provide that upon a change of control, the company may (at the sole and absolute discretion of the Board or Committee) pay each executive all or a pro-rated portion of the executive’s short and/or long-term incentive for the year in which the change of control occurs. The terms of the company’s stock plan and award agreements govern the treatment of equity awards upon a change of control.

With respect to severance, the change of control agreements are double-trigger arrangements, requiring both a change of control event and a qualifying termination of employment to trigger benefits. A qualifying termination event occurs if, within three years after a change of control, (1) the executive’s employment is involuntarily terminated without “cause” or (2) the executive terminates his or her employment for “good reason.”

Executives entitled to severance benefits under a change of control agreement forfeit any severance compensation and benefits under our severance pay plan guidelines and receive the following (subject to execution of a release of claims in favor of the company):

•

A lump sum cash payment equal to a multiple of the executive’s base salary and annual bonus (calculated using the executive’s highest annual bonus for the three fiscal years preceding the change of control or the executive’s target bonus percentage as of the date the change of control agreement is executed, whichever is greater). The multiples range from one to three (three for each named executive officer, except Mr. McGough, for which the multiple is two)

•

Continuation for three years (for agreements in place prior to July 2011) or two years (for agreements in place after July 2011) of medical, dental, disability, basic and supplemental life insurance to the extent such benefits remain in effect for other executives, with premiums paid by the executive at the rate required of other executive employees (or, for medical and dental benefits, the COBRA rate). ConAgra Foods must pay the executive a single lump sum payment equal to an amount to offset taxes plus the executive’s estimated cost to participate in the medical and dental plans

•

Benefits under our Non-Qualified Pension commensurate with the executive’s age and years of service, including an extra three years of service. A lump sum equivalent to all benefits accrued for the executive will be placed in a segregated trust (that remains subject to the claims of our creditors) within 60 days following the termination of employment

•

A supplemental benefit under our Non-Qualified CRISP plan equal to three times (for agreements in place prior to July 2011) or one times (for agreements in place after July 2011) the maximum company contribution that the executive could have received under the Qualified CRISP and Non-Qualified CRISP in the year in which the change of control occurs

•	Outplacement assistance not exceeding $30,000.

Generally, a termination for “cause” under the agreement requires (1) the willful failure by the executive to substantially perform his or her duties, (2) the willful engaging by the executive in conduct that is demonstrably and materially injurious to the company or (3) the executive’s conviction of a felony or misdemeanor that impairs his or her ability substantially to perform duties for the company. A right of the executive to terminate with “good reason” following a change of control is generally triggered by (1) any failure of the company to comply with and satisfy the terms of the change of control agreement, (2) a significant involuntary reduction of the authority, duties or responsibilities held by the executive immediately prior to the change of control, (3) any involuntary removal of the executive from an officer position held by the executive immediately prior to the change of control, except in connection with promotions, (4) any involuntary reduction in the aggregate compensation level of the executive, (5) requiring the executive to become based at a new location or (6) requiring the executive to undertake substantially greater amounts of business travel. Certain payments to a “specified employee” within the meaning of Section 409A of the Internal Revenue Code will be delayed for six months after the date of the separation from service.

Executive Compensation

For agreements in place prior to July 2011, the agreements also entitle each executive to an additional payment, if necessary, to make the executive whole as a result of any excise and related taxes imposed by the Internal Revenue Code on any change of control benefits received. If the safe harbor amount at which the excise tax is imposed is not exceeded by more than 10%, the benefits will instead be reduced to avoid the excise tax.

Following a review of market practices in July 2011, the Committee adopted a policy that any future change of control benefits should be structured without any excise tax gross-up protection. Mr. Connolly’s agreement does not contain an excise tax gross-up. Although the Committee continues to believe in the importance of maintaining a change of control program, it believes that offering excise tax gross-ups in the future is inappropriate relative to best executive pay practices.

Each change of control agreement terminates, in the absence of a change of control, when the executive’s employment as a full-time employee of the company is terminated or the executive enters into a written separation agreement with the company. In addition, we may unilaterally terminate each agreement prior to a change of control following six months prior written notice to the executive. Mr. Rodkin and Mr. Maass’ change of control agreements were terminated upon their entry into letter agreements with the company with respect to their departures.

Summary of Possible Benefits

The first table below summarizes estimated incremental amounts payable upon termination under various hypothetical scenarios.

A second table summarizes estimated incremental amounts payable upon a hypothetical change of control and upon termination following a change of control.

We have not included amounts payable regardless of the occurrence of the relevant triggering event. For example, we excluded accumulated balances in retirement plans when a terminating event would do nothing more than create a right to a payment of the balance. We also excluded death benefits where the executive paid the premium.

The data in the tables assumes the following:

•	each triggering event occurred on May 29, 2015 (the last trading day of fiscal 2015) and the per share price of our common stock was $38.61 (the closing price of our stock on the NYSE on May 29, 2015)

•	with respect to salary continuation, if an executive did not have a right to salary continuation under a stand-alone agreement with the company, the severance pay plan guidelines applied

•

with respect to the annual incentive plan, awards were earned at target levels and where the Committee had discretionary authority to award a payout, except in the cases of involuntary termination with cause and voluntary termination without good reason, it exercised that authority (including in the change of control scenario)

•

with respect to the annual incentive plan, in the case of an involuntary termination not for cause without a change of control, the termination was due to a position elimination in the fiscal 2015 fourth quarter

•	with respect to performance shares, awards were earned at target levels (these amounts also include a cash value of dividend equivalents on the number of shares assumed to have been earned)

•	with respect to performance shares in the change of control scenario, the Committee exercised its discretionary authority to award a pro-rata payout and did so at target levels

•

Non-Qualified Pension amounts reflect the present value of benefits applicable in a scenario, less the present value of accrued benefits to which the executive was entitled under the plan at May 29, 2015

•	in the disability scenarios, the disabling event lasted one year into the future.

Executive Compensation

On April 14, 2015, Mr. Maass informed the company of his intent to depart from the company, which he did on July 31, 2015. Mr. Maass ceased to be an executive officer on May 5, 2015. Mr. Maass remained eligible for a payment under the fiscal 2013 to 2015 cycle of the PSP, and in July 2015, he received 23,153 shares under the fiscal 2013 to 2015 cycle of the PSP (including dividend equivalents on the shares earned). Mr. Maass forfeited other outstanding performance share grants under outstanding cycles of the PSP. Mr. Maass remains eligible to exercise all of his options vested as of July 31, 2015 through the earlier of their expiration or 90 days. Mr. Maass is omitted from the following tables. For a description of benefits actually paid to him following his departure from the company, see the section headed “Compensation Discussion and Analysis – Mr. Maass’ Transition and Separation Agreement.”

Mr. Rodkin is also omitted from the following tables due to his retirement from the company in May 2015.

We have excluded retirement as a hypothetical scenario in the table below because none of the named executive officers are eligible for either early retirement (age 55 and 10 years of service) or normal retirement (age 65) treatment.

	Involuntary w/ Cause or Voluntary w/o Good Reason $	Involuntary w/o Cause or Voluntary w/ Good Reason $	Death or Disability $ (1)
Sean Connolly
Salary Continuation	-	2,200,000	-
Annual Incentive Plan	-	3,300,000	-
Performance Shares	-	-	-
Accelerated Stock Options	-	1,050,000	1,050,000
Accelerated Restricted Stock Units	-	1,778,261	1,778,261
Benefits Continuation	-	13,797	-
Death Benefits	-	-	1,000,000
Disability Benefits	-	-	625,000
Outplacement	-	30,000	-
Total	-	8,372,058	4,453,261

John Gehring
Salary Continuation	-	750,000	-
Annual Incentive Plan	-	600,000	600,000
Performance Shares	-	-	2,286,034
Accelerated Stock Options	-	-	1,993,220
Benefits Continuation	-	17,246	-
Death Benefits	-	-	1,000,000
Disability Benefits	-	-	375,000
Outplacement	-	30,000	-
Total	-	1,397,246	6,254,254

Colleen Batcheler
Salary Continuation	-	576,923	-
Annual Incentive Plan	-	400,000	400,000
Performance Shares	-	-	1,947,424
Accelerated Stock Options	-	-	1,826,780
Benefits Continuation	-	15,919	-
Death Benefits	-	-	1,000,000
Disability Benefits	-	-	325,000
Outplacement	-	30,000	-
Total	-	1,022,842	5,499,204

Executive Compensation

	Involuntary w/ Cause or Voluntary w/o Good Reason $	Involuntary w/o Cause or Voluntary w/ Good Reason $	Death or Disability $ (1)
Al Bolles
Salary Continuation	-	557,212	-
Annual Incentive Plan	-	380,000	380,000
Performance Shares	-	-	1,799,084
Accelerated Stock Options	-	-	1,790,755
Accelerated Restricted Stock Units	-	-	386,100
Benefits Continuation	-	11,400	-
Death Benefits	-	-	950,000
Disability Benefits	-	-	312,500
Outplacement	-	30,000
Total	-	978,612	5,618,439

Tom McGough
Salary Continuation	-	634,615	-
Annual Incentive Plan	-	550,000	550,000
Performance Shares	-	-	1,439,471
Accelerated Stock Options	-	-	1,577,120
Non-Qualified Pension	-	-	-
Benefits Continuation	-	15,919	-
Death Benefits	-	-	1,000,000
Disability Benefits	-	-	350,000
Outplacement	-	30,000	-
Total	-	1,230,534	4,916,591

1.     Amounts shown as benefits from the annual incentive plan and performance shares are payable in the event of death or disability. Amounts shown as benefits from accelerated stock options, accelerated restricted stock units and death benefits are paid only in the event of death and are not liabilities of the company. Payouts for death benefits will be made by the insurance company that holds the policy. Amounts shown as disability benefits are payable only in the event of disability. All amounts are totaled for illustrative purposes only.

Executive Compensation

In the table that follows, if, following a change of control, any of Ms. Batcheler or Messrs. Gehring, Bolles or McGough was terminated for “Cause” or voluntarily terminated employment without “Good Reason,” the individual would not receive any benefits incremental to those shown in the “No Termination” column. Mr. Connolly would be entitled to salary continuation through the end of the month of the event.

Change of Control and:	No Termination ($)	Involuntary w/o Cause or Voluntary w/Good Reason ($)
Sean Connolly
Salary Continuation	-	3,300,000
Annual Incentive Plan	-	4,950,000
Performance Shares	-	-
Accelerated Stock Options	-	1,050,000
Accelerated Restricted Stock Units	-	1,778,261
Non-Qualified CRISP	-	22,465
Benefits Continuation	-	50,961
Death/Disability Benefit	-	8,892
Outplacement	-	30,000
Total	-	11,190,579

John Gehring
Salary Continuation	-	1,800,000
Annual Incentive Plan	600,000	2,432,250
Performance Shares	2,286,034	2,286,034
Accelerated Stock Options	1,993,220	1,993,200
Non-Qualified CRISP	-	66,759
Non-Qualified Pension	-	620,781
Benefits Continuation	-	50,961
Death/Disability Benefit	-	8,892
Outplacement	-	30,000
Total	4,879,254	9,288,897

Colleen Batcheler
Salary Continuation	-	1,500,000
Annual Incentive Plan	400,000	1,700,020
Performance Shares	1,947,424	1,947,424
Accelerated Stock Options	1,826,780	1,826,780
Non-Qualified CRISP	-	122,709
Benefits Continuation	-	50,205
Death/Disability Benefit	-	8,892
Outplacement	-	30,000
Total	4,174,204	7,186,030

Executive Compensation

Change of Control and:	No Termination ($)	Involuntary w/o Cause or Voluntary w/Good Reason ($)
Al Bolles
Salary Continuation	-	1,425,000
Annual Incentive Plan	380,000	1,668,200
Performance Shares	1,799,084	1,799,084
Accelerated Stock Options	1,790,755	1,790,755
Accelerated Restricted Stock Units	386,100	386,100
Non-Qualified CRISP	-	114,900
Benefits Continuation	-	33,972
Death/Disability Benefit	-	8,646
Outplacement	-	30,000
Total	4,355,939	7,256,657

Tom McGough
Salary Continuation	-	1,100,000
Annual Incentive Plan	550,000	1,650,000
Performance Shares	1,439,471	1,439,471
Accelerated Stock Options	1,577,120	1,577,120
Non-Qualified CRISP	-	39,858
Benefits Continuation	-	33,974
Death/Disability Benefit	-	5,870
Outplacement	-	30,000
Total	3,566,591	5,876,293

Non-Employee Director Compensation

Non-Employee Director Compensation

We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, the HR Committee receives input from Frederic W. Cook & Co., Inc., its independent compensation consultant. It also considers the time commitment and skill level required to serve on our Board. The HR Committee recommends the non-employee director compensation program to the full Board for approval.

Non-Employee Director Compensation – Other than the Chairman

The following table summarizes the compensation programs for our non-employee directors other than the Chairman in effect during fiscal 2015:

Annual Cash Retainer:	$90,000 per year

Annual Committee Chair Retainer:[1]	$15,000 for each Committee Chair

Meeting Fees:

None, unless the director’s attendance is required at more than

24 total meetings in a year. A fee of $1,500 is paid for each meeting attended and at which a director’s attendance was

required in excess of 24 meetings.

Equity Compensation:	A grant of restricted stock units with a value equal to $140,000. Granted on the first trading day of the fiscal year.
1.	Excludes the Executive Committee. No retainer is paid for service to this Committee.

The number of restricted stock units granted to each non-employee director other than the Chairman was determined by dividing $140,000 by the average closing price of our common stock on the NYSE for the thirty trading days prior to the grant date of May 27, 2014 (the first trading day of fiscal 2015). The restricted stock units vested one year from the date of grant, and were subject to continued service during the entire term. Vesting is accelerated in the event of death or permanent disability. If the director is no longer serving one year from the date of grant, vesting is prorated 25% for each fiscal quarter during which the director was serving on the first day of the fiscal quarter. Dividend equivalents were paid on the restricted stock units at the regular dividend rate in shares of our stock.

Non-employee directors other than the Chairman who join the Board or who are elected to a Chairmanship after the start of the plan year are entitled to receive a pro-rated retainer, based on the actual number of days of service, and a pro-rated restricted stock unit grant, based on the number of months remaining in the fiscal year.

Compensation of the Non-Employee Chairman

In lieu of the elements described above, the Chairman’s pay for service during fiscal 2015 was a grant of restricted stock units with a value equal to $400,000, with the number of restricted stock units determined by dividing $400,000 by the average closing price of our common stock on the NYSE for the thirty trading days prior to the grant date of May 27, 2014 (the first trading day of fiscal 2015). The material terms of the restricted stock units were identical to those described above for non-employee directors other than the Chairman.

Non-Employee Director Compensation

Director Stock Ownership Requirements

The Board has adopted stock ownership requirements for the non-employee directors. All non-employee directors, including the Chairman, are expected to acquire and hold shares of ConAgra Foods common stock during their tenure with a value of at least $450,000. All directors must acquire this ownership level within five years following their first election to the Board. Shares personally acquired by the non-employee directors through open market purchases, as well as restricted stock units, and shares acquired upon the deferral of fees are counted toward the ownership requirement. Unexercised stock options are not counted.

The following table reflects non-employee director ownership as of July 30, 2015. Mr. Alford and Mr. McLevish joined the Board effective July 17, 2015.

Director	Stock Ownership Guideline	Actual Ownership (1)
Mr. Alford	$450,000	$1,063,537
Mr. Bay	$450,000	$3,498,988
Mr. Brown	$450,000	$401,301
Mr. Butler	$450,000	$2,818,698
Mr. Goldstone	$450,000	$3,951,220
Ms. Gregor	$450,000	$1,680,183
Mr. Johri	$450,000	$1,287,201
Mr. Jurgensen	$450,000	$3,978,900
Mr. Lenny	$450,000	$1,224,406
Ms. Marshall	$450,000	$2,114,150
Mr. McLevish	$450,000	$100,879
Mr. Schindler	$450,000	$1,373,912
Mr. Stinson	$450,000	$3,822,841
1. Based on the average daily price of our common stock on the NYSE for the 12 months ended July 30, 2015 ($36.3267).

Other Non-Employee Director Compensation Programs

In addition to the cash payments and equity awards described above, all non-employee directors were entitled to participate in the following programs during fiscal 2015:

•

Medical plan access for directors who were enrolled in the plan by December 22, 2014, with the cost of the premium borne entirely by the director. Directors who were not enrolled by that date are not eligible to participate.

•	A matching gifts program, under which ConAgra Foods matches up to $10,000 of a director’s charitable donations per fiscal year.

•

A non-qualified deferred compensation plan, through which non-employee directors can defer receipt of their cash or stock compensation. This program does not provide above-market earnings (as defined by SEC rules).

•

For directors elected to the Board prior to 2003, the Directors’ Charitable Award Program (which was discontinued in 2003). Participating directors nominate one or more tax-exempt organizations to which ConAgra Foods will contribute an aggregate of $1 million in four equal annual installments following the death of the director. ConAgra Foods maintains insurance on the lives of participating directors to fund the program.

Non-Employee Director Compensation

Director Compensation Table – Fiscal 2015

Mr. Alford and Mr. McLevish joined the Board effective July 17, 2015, after the end of fiscal 2015. Neither received any director compensation from us for fiscal 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Mogens C. Bay	105,000	142,651	10,000	257,651
Thomas K. Brown	90,000	142,651	10,000	242,651
Stephen G. Butler	105,000	142,651	10,000	257,651
Steven F. Goldstone.	-	407,566	5,000	412,566
Joie A. Gregor	103,500	142,651	10,000	256,151
Rajive Johri	90,000	142,651	9,900	242,551
W.G. Jurgensen	90,000	142,651	-	232,651
Richard H. Lenny	105,000	142,651	5,000	252,651
Ruth Ann Marshall	90,000	142,651	7,750	240,401
Andrew J. Schindler	105,000	142,651	-	247,651
Kenneth E. Stinson	114,000	142,651	10,000	266,651

1.

This column reflects the grant date fair value (computed in accordance with FASB ASC Topic 718) of the stock awards made to non-employee directors during fiscal 2015. No awards of stock options were made to non-employee directors during fiscal 2015. The number of restricted stock units granted to all directors other than Mr. Goldstone was determined by dividing $140,000 by the average of our closing stock price on the NYSE for the thirty trading days prior to grant. The number of restricted stock units granted to the Chairman was determined by dividing $400,000 by this average. At fiscal year-end, the aggregate number of outstanding stock awards and outstanding unexercised option awards held by each non-employee director was as set forth below:

Name	Outstanding Stock Awards Held at FYE (#)	Outstanding Stock Options Held at FYE (#)
Mogens C. Bay	4,520	-
Thomas K. Brown	4,520	-
Stephen G. Butler	4,520	51,000
Steven F. Goldstone	12,914	473,850
Joie A. Gregor	4,520	-
Rajive Johri	4,520	21,750
W.G. Jurgensen	4,520	51,000
Richard H. Lenny	4,520	20,250
Ruth Ann Marshall	4,520	33,000
Andrew J. Schindler	4,520	33,000
Kenneth E. Stinson	4,520	51,000

2.	The amount reported reflects the amount paid to a designated charitable organization on the director’s behalf under the matching gifts program described above.

Information on Stock Ownership

Information on Stock Ownership

Voting Securities of Directors, Officers and Greater Than 5% Owners

The table below shows the shares of ConAgra Foods common stock beneficially owned as of July 30, 2015 by (1) owners of more than 5% of our outstanding common stock, (2) our current directors, (3) our “named executive officers” for purposes of this Proxy Statement, and (4) all current directors and executive officers as a group.

As discussed in this Proxy Statement, our directors and executive officers are committed to owning stock in ConAgra Foods. Both groups have stock ownership requirements that preclude them from selling any ConAgra Foods common stock in the market (other than to cover the cost of the exercise price and, in the case of executive officers, minimum statutory tax withholding) until they have enough shares to meet and maintain their stock ownership guidelines pre- and post-sale.

To better show the financial stake of our directors and executive officers in the company, we have included a “Share Units” column in the table. The column, which is not required under SEC rules, shows deferred shares owned by non-employee directors through the ConAgra Foods, Inc. Directors’ Deferred Compensation Plan and deferred shares owned by executive officers through the ConAgra Foods, Inc. Voluntary Deferred Compensation Plan. Although these shares will ultimately be settled in shares of common stock, they currently have no voting rights, nor will they be settled within 60 days of July 30, 2015.

Name	Number of Shares Owned (6)		Right to Acquire		Percent of Class	Share Units
BlackRock, Inc. (1)	23,272,720		-		5.4%	N/A
State Street Corporation (2)	23,555,685		-		5.5%	N/A
The Vanguard Group (3)	33,944,942		-		7.96%	N/A
JANA Partners LLC (4)	11,537,414		19,032,000		7.2%	N/A
Bradley A. Alford	26,500		1,389	(8)	*	-
Thomas K. Brown	7,336		1,856	(8)	*	-
Stephen G. Butler	44,905	(7)	43,856	(8)	*	28,977
Sean Connolly	-		-		*	-
Steven F. Goldstone	23,600		470,151	(8)	*	74,567
Joie A. Gregor	22,216		1,856	(8)	*	20,325
Rajive Johri	-		23,606	(8)	*	31,723
W.G. Jurgensen	74,108		43,856	(8)	*	31,712
Richard H. Lenny	14,571		22,106	(8)	*	15,218
Ruth Ann Marshall	4,761		34,856	(8)	*	49,712
Timothy R. McLevish	-		1,389	(8)	*	-
Andrew J. Schindler	1,800		34,856	(8)	*	32,310
John Gehring	199,569	(7)	479,057	(9)	*	-
Colleen Batcheler	137,007		195,057	(9)	*	-
Tom McGough	56,741	(7)	279,057	(9)	*	-
Gary Rodkin	765,622		3,685,404	(9)	1.0%	207,514
Al Bolles	57,774		374,621	(9)	*	-
Paul Maass	6,006		-		*	-
All Directors and Current Executive Officers as a Group (19 people)(5)	791,804		2,044,960	(9)	*	300,200

*	Represents less than 1% of common stock outstanding.

1.	Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 6, 2015, which Schedule specifies that BlackRock, Inc. has sole voting power with respect to 19,594,216 shares and sole dispositive power with respect to 23,200,114 shares and shared voting and dispositive power with respect to 72,606 shares. BlackRock’s address is listed on the Schedule 13G/A as: 55 East 52nd Street New York, NY 10022.

Information on Stock Ownership

2.	Based on a Schedule 13G filed by State Street Corporation and various subsidiaries with the SEC on February 11, 2015, which Schedule specifies that State Street Corporation has shared voting and dispositive power with respect to all of these shares. State Street’s address is listed on the Schedule 13G as: State Street Financial Center, One Lincoln Street, Boston, MA 02111.

3.	Based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 11, 2015, which Schedule specifies that The Vanguard Group has sole voting power with respect to 727,596 shares, sole dispositive power with respect to 33,246,353 shares and shared dispositive power with respect to 698,589 shares. The Vanguard Group’s address is listed on the Schedule 13G/A as: 100 Vanguard Blvd., Malvern, PA 19355.

4.

Based on a Schedule 13D/A filed by JANA Partners LLC with the SEC on July 9, 2015, which Schedule specifies that JANA has sole voting and dispositive power with respect to 30,569,414 shares including options to purchase 19,032,000 shares. JANA Partners’ address is listed on the Schedule 13D/A as: 767 Fifth Avenue, 8th Floor, New York, NY 10153.

5.	Mr. Rodkin retired on May 31, 2015 and ceased to be an Executive Officer on April 6, 2015. Mr. Maass ceased to be an Executive Officer on May 5, 2015 and departed the company on July 31, 2015. Mr. Bolles ceased to be an Executive Officer and departed the company on August 1, 2015. None of their shares are included in the “All Directors and Current Executive Officers as a Group” calculation.

6.	For executive officers and directors, reflects shares that have been acquired through one or more of the following: (a) open market purchases, (b) vesting or exercise of share-based awards and (c) crediting to defined contribution plan accounts.

7.	For Mr. Butler, includes 6,000 shares held in a trust for the benefit of his spouse, who resides with him. For Mr. Gehring, includes 132,063 shares held by his spouse, who resides with him. For Mr. McGough, includes 400 shares held by his spouse, who resides with him.

8.	Reflects shares that the individual has the right to acquire within 60 days of July 30, 2015 through the exercise of stock options or vesting of restricted stock units.

9.	Reflects shares that the individual has the right to acquire within 60 days of July 30, 2015 through the exercise of stock options. The “All Directors and Current Executive Officers as a Group” calculation includes 412,012 options for current executive officers not individually named in this table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and persons who own more than 10% of a registered class of our equity securities file with the SEC reports of ownership and changes in beneficial ownership of our common stock. Directors, executive officers and greater than 10% owners are required to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of copies of these reports furnished to us or written representations that no other reports were required, we believe that during fiscal 2015, all required reports were filed on a timely basis.

Audit / Finance Committee Report

Audit / Finance Committee Report

The Audit / Finance Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing (1) the integrity of the financial statements of the company, (2) the qualifications, independence and performance of the company’s independent auditor and internal audit department, (3) compliance by the company with legal and regulatory requirements, and (4) the company’s financing strategies and capital structure. The Audit / Finance Committee acts under a written charter, adopted by the Board, a copy of which is available on our website.

Management is responsible for the company’s financial reporting process and internal controls. The independent auditor is responsible for performing an independent audit of the company’s consolidated financial statements, issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles and assessing the effectiveness of the company’s internal control over financial reporting. The Audit / Finance Committee oversees the company’s financial reporting process and internal controls on behalf of the Board.

The Audit / Finance Committee has sole authority to retain, compensate, oversee and terminate the independent auditor. The Audit / Finance Committee reviews the company’s annual audited financial statements, quarterly financial statements, and other filings with the SEC. The Audit / Finance Committee reviews reports on various matters, including: (1) critical accounting policies of the company; (2) material written communications between the independent auditor and management; (3) the independent auditor’s internal quality-control procedures; (4) significant changes in the company’s selection or application of accounting principles; and (5) the effect of regulatory and accounting initiatives on the financial statements of the company. The Audit / Finance Committee also has the authority to conduct investigations within the scope of its responsibilities and to retain legal, accounting and other advisors to assist the Audit / Finance Committee in its functions.

During the last fiscal year, the Audit / Finance Committee met and held discussions with representatives of ConAgra Foods management, its internal audit staff, and KPMG LLP, independent auditor. Representatives of financial management, the internal audit staff, and the independent auditor have unrestricted access to the Audit / Finance Committee and periodically meet privately with the Audit / Finance Committee. The Audit / Finance Committee reviewed and discussed with ConAgra Foods management and KPMG the audited financial statements contained in the company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2015.

The Audit / Finance Committee also discussed with the independent auditor the matters required to be discussed by the auditor with the Audit / Finance Committee under applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee, as well as by SEC regulations. The Audit / Finance Committee also reviewed and discussed with KPMG its independence and, as part of that review, received the written disclosures required by applicable professional and regulatory standards relating to KPMG’s independence from ConAgra Foods, including those of the Public Company Accounting Oversight Board. The Audit / Finance Committee also considered whether the provision of non-audit services provided by KPMG to the company during fiscal 2015 was compatible with the auditor’s independence.

Based on these reviews and discussions, and the report of the independent auditor, the Audit / Finance Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2015 for filing with the Securities and Exchange Commission.

ConAgra Foods, Inc. Audit / Finance Committee

Stephen G. Butler, Chair	Thomas K. Brown

Rajive Johri	Richard H. Lenny

Andrew J. Schindler

Voting Item #2: Ratification of the Appointment of Independent Auditor for Fiscal 2016

Voting Item #2: Ratification of the Appointment of Independent Auditor for Fiscal 2016

The Audit / Finance Committee has appointed KPMG LLP, an independent registered public accounting firm, as our independent auditor for fiscal 2016 to conduct the audit of our financial statements. KPMG LLP has conducted the audits of our financial statements since fiscal 2006. The Audit / Finance Committee and the Board of Directors request that the shareholders ratify this appointment.

Representatives from KPMG are expected to be present at the annual meeting. The representatives will have the opportunity to make a statement and will be available to respond to appropriate questions. In the event the shareholders do not ratify the appointment, the Audit / Finance Committee will reconsider the appointment. Even if the appointed auditor is ratified, the Audit / Finance Committee may appoint a different independent auditor at any time if, in its discretion, it determines that such a change would be in the company’s and its shareholders’ best interests.

Fees billed by KPMG for services provided for fiscal years 2015 and 2014 were as follows:

	Fiscal 2015	Fiscal 2014
Audit Fees	$5,877,000	$7,026,000
Audit-Related Fees	268,000	227,000
Tax Fees	150,000	207,000
All Other Fees	-	6,000

Total Fees	$6,295,000	$7,466,000

•

Audit Fees consist of the audits of our annual financial statements, the review of our quarterly financial statements and services in connection with our financing transactions during fiscal years 2015 and 2014. The amount for fiscal year 2014 includes audit fees related to an audit of ConAgra Mills in connection with the formation of the Ardent Mills joint venture.

•	Audit-Related Fees in fiscal years 2015 and 2014 consisted of acquisition due diligence and other attestation services.

•	Tax Fees in fiscal years 2015 and 2014 consisted of tax consultation and tax compliance services.

•	All Other Fees in fiscal year 2014 consisted of a license for accounting research software.

The Audit / Finance Committee pre-approves all audit and non-audit services performed by the independent auditor. The Audit / Finance Committee will periodically grant a general pre-approval of categories of audit and non-audit services. Any other services must be specifically approved by the Audit / Finance Committee, and any proposed services exceeding pre-approved cost levels must be specifically pre-approved by the Audit / Finance Committee. In periods between Audit / Finance Committee meetings, the Chairman of the Audit / Finance Committee has the delegated authority from the Committee to pre-approve additional services, and his pre-approvals are then communicated to the full Audit / Finance Committee at its next meeting.

The Audit / Finance Committee approved 100% of the services performed by KPMG relating to audit fees, audit-related fees, tax fees and all other fees during fiscal years 2015 and 2014.

The Board of Directors recommends a vote “FOR” the Ratification of the Appointment of KPMG LLP as Independent Auditor for Fiscal 2016.

Voting Item #3: Advisory Approval of Named Executive Officer Compensation

Voting Item #3: Advisory Approval of Named Executive Officer Compensation

Consistent with our shareholders’ preference as indicated at our 2011 Annual Meeting, our shareholders are given an opportunity to vote, on a non-binding advisory basis, to approve the compensation of our named executive officers on an annual basis. The 2015 vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to the compensation of our named executive officers as we have described in the “Compensation Discussion and Analysis” and tabular sections of this Proxy Statement, beginning on page 17. Our executive compensation program rewards performance, supports our business strategies, discourages excessive risk-taking, makes us competitive with other corporations for top talent, and aligns our executives’ interests with the long-term interests of our shareholders.

At each of our last three annual meetings – 2014, 2013 and 2012 –our shareholders have approved the compensation of our named executive officers. In each of these years, over 89% of shares cast were voted in favor of approving such compensation.

Our Compensation Discussion and Analysis describes in detail the components of our executive compensation program and the process by which our Board makes executive compensation decisions. Highlights of our program include the following:

•

Consistent with our pay-for-performance philosophy, the majority of our named executive officers’ targeted fiscal 2015 compensation was tied to company performance. For our Chief Executive Officer, incentive compensation represented 86% of his total compensation opportunity. For our other named executive officers, incentive compensation represented 77% of their total opportunity. With mixed performance in our business segments in fiscal 2015, our named executive officers did not receive a payout under our fiscal 2015 MIP and received a payout of 66% under the long-term PSP incentive.

•	Multiple performance metrics are utilized in our plans and programs to discourage excessive risk-taking by removing the incentive to focus on a single performance goal to the detriment of others.

•	Substantial stock ownership requirements ensure that our senior executives maintain a significant stake in our long-term success.

•

Our clawback policy allows recovery of certain incentive compensation payments from executives in the event of a material restatement of our financial statements resulting from their fraudulent, dishonest or reckless actions.

•

We design our compensation programs to motivate our executives to win during tough economic times and to achieve our fundamental and overriding objective—to create sustainable, profitable growth for our shareholders.

While this vote is advisory and not binding on our company, the Board and its HR Committee value the opinions of our shareholders and expect to consider the outcome of the vote, along with other relevant factors, when considering named executive officer compensation in the future. We expect to hold our next advisory vote at our 2016 Annual Meeting.

We are asking our shareholders to once again indicate their support for the compensation of our named executive officers as described in this Proxy Statement. Accordingly, we are asking our shareholders to vote to approve the following resolution:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this Proxy Statement, is hereby APPROVED.”

The Board of Directors recommends a vote “FOR” the Resolution Approving the Compensation of our Named Executive Officers.

Additional Information

Additional Information

Information About the 2015 Annual Meeting

Revoking a Proxy. You can revoke your proxy before your shares are voted if you (1) are the record owner of your shares and submit a written revocation to our Corporate Secretary at or before the meeting (mail to: ConAgra Foods, Inc., Attn: Corporate Secretary, One ConAgra Drive, Omaha, Nebraska 68102), (2) submit a timely later-dated proxy (or voting instruction card if you hold shares through a broker, bank or nominee), or (3) provide timely subsequent Internet or telephone voting instructions. You may also attend the meeting in person and vote in person, subject to the legal proxy requirement noted on page 1 for street name owners.

ConAgra Foods Retirement Income Savings Plan and ConAgra Foods Employee Stock Purchase Plan. If you hold shares in the ConAgra Foods Retirement Income Savings Plan or the ConAgra Foods Employee Stock Purchase Plan, your voting instruction card covers the shares credited to your respective plan account. The plan’s respective trustee must receive your voting instructions by 11:59 p.m. Eastern Time on Tuesday, September 22, 2015. If the respective plan trustee does not receive your instructions by that date, the respective trustee will vote the shares held by the ConAgra Foods Retirement Income Savings Plan or ConAgra Foods Employee Stock Purchase Plan, as applicable, in a single block in accordance with the instructions received with respect to a majority of the shares for which instructions are received.

Proxy Solicitation. We have engaged MacKenzie Partners, Inc. as our proxy solicitor for the annual meeting at an estimated cost of approximately $60,000 plus disbursements. Our directors, officers and other employees may also solicit proxies in the ordinary course of their employment. ConAgra Foods will bear the cost of the solicitation, including the cost of reimbursing brokerage houses and other custodians for their expenses in sending proxy materials to you.

Quorum. A majority of the shares of common stock outstanding on the record date must be present in person or by proxy at the meeting to constitute a quorum. The inspectors of election intend to treat properly executed proxies marked “abstain” as “present” for purposes of determining whether a quorum has been achieved. The inspectors will also treat proxies held in “street name” by brokers where the broker indicates that it does not have authority to vote on one or more of the proposals coming before the meeting (“broker non-votes”) as “present” for purposes of determining whether a quorum has been achieved.

Vote Requirements and Manner of Voting Proxies. If a quorum is present:

•

We will hold an election of directors. Each outstanding share is entitled to cast one vote for each director position. A director will be elected if he or she receives the affirmative vote of a majority of the votes cast in the election. An incumbent director nominee who does not receive the affirmative vote of a majority of the votes cast in the election is required to tender his or her resignation to the Board, and the resignation will be accepted or rejected by the Board as more fully described in the “Corporate Governance” section of this Proxy Statement. Abstentions and broker non-votes are not treated as votes cast and therefore will not affect the outcome of the election of directors.

•

We will vote on ratification of the appointment of the independent auditor for fiscal 2016. The appointment of the independent auditor for fiscal 2016 will be ratified if approved by a majority of the votes cast. Abstentions are not treated as votes cast and therefore will not affect the outcome of the vote. Because the ratification of the appointment of the independent auditor is considered a “routine” matter, there will be no broker non-votes with respect to the matter.

Additional Information

•

We will vote on the approval, on a non-binding advisory basis, of our named executive officers’ compensation. The non-binding advisory resolution to approve the compensation of the company’s named executive officers, as described in the “Compensation Discussion and Analysis” and tabular compensation disclosure in this Proxy Statement will be considered adopted if approved by a majority of the votes cast. Abstentions and broker non-votes are not treated as votes cast and, therefore, will not affect the outcome of the votes on this matter.

The shares represented by all valid proxies received by Internet, by telephone or by mail and not properly revoked will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted: “For” the election of all of the nominees for director named in this Proxy Statement; “For” the ratification of the appointment of our independent auditor for fiscal 2016; and “For” the resolution to approve the compensation of the company’s named executive officers. If any matter not described above is properly presented at the meeting, the proxy gives authority to the persons named on the Proxy Card to vote as recommended by the Board of Directors on such other matters.

Multiple Shareholders Sharing an Address

We are allowed to deliver a single Annual Report and Proxy Statement to a household at which two or more shareholders reside when we believe those shareholders are members of the same family. We believe this rule benefits everyone. It eliminates duplicate mailings that shareholders living at the same address receive, and it reduces our printing and mailing costs. You will continue to receive individual proxy cards for each registered account. If you receive a single set of proxy materials but prefer to receive separate copies for each registered account in your household, please contact our agent, Broadridge, at: 1-800-542-1061, or in writing at: Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Broadridge will remove you from the householding program within 30 days after it receives your request, following which you will begin receiving an individual copy of the material for each registered account. You can also contact Broadridge at the phone number or address above if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Shareholder Proposals to be Included in our 2016 Proxy Statement

To be considered for inclusion in next year’s Proxy Statement, shareholder proposals must be received at our principal executive offices no later than the close of business on April 9, 2016. Address proposals to the Corporate Secretary, ConAgra Foods, Inc., One ConAgra Drive, Omaha, Nebraska 68102.

Other Shareholder Proposals to be Presented at our 2016 Annual Meeting

Our bylaws require that any shareholder proposal that is not submitted for inclusion in next year’s Proxy Statement, but is instead sought to be presented directly at the 2016 Annual Meeting be received at our principal executive office not less than 90 nor more than 120 days prior to the first anniversary of the 2015 Annual Meeting. If the date of the 2015 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date, then the notice must be received not later than the 90th day prior to the meeting day or the tenth day following public announcement of the meeting date. Our bylaws also specify the information that must accompany notice.

Our Proxy Card for the 2016 annual meeting will give discretionary authority with respect to all shareholder proposals properly brought before the 2016 Annual Meeting that are not included in the 2016 Annual Meeting Proxy Statement. Address proposals to the Corporate Secretary, ConAgra Foods, Inc., One ConAgra Drive, Omaha, Nebraska 68102.

***

Appendix A – Reconciliation of GAAP and Non-GAAP Information

Diluted EPS from Continuing Operations Reconciliation for Regulation G Purposes

Total FY15 Diluted EPS from continuing operations	$(1.46)
Items impacting comparability:
Net expense related to intangible asset impairment charges, including the impact on diluted share count	3.40
Net expense related to restructuring and integration costs	0.15
Net expense related to unallocated mark-to-market impact of derivatives	0.07
Net expense related to extinguishment of debt	0.04
Net expense related to year-end re-measurement of pensions	0.01
Net benefit related to historical legal matters	(0.01)
Net benefit related to unusual tax matters	(0.03)
Rounding	0.01
Diluted EPS adjusted for items impacting comparability	$2.18

Total FY14 Diluted EPS from continuing operations	$0.37
Items impacting comparability:
Net expense related to intangible asset impairment charges	1.46
Net expense related to restructuring, transaction, and integration costs	0.23
Net expense related to settlement of interest rate derivatives	0.08
Net expense related to impairment costs, net of gain on sale of non-operating asset, in the Commercial Foods segment	0.03
Net expense related to year-end re-measurement of pensions and early retirement of debt	0.01
Net benefit related to historical legal, insurance, and environmental matters	(0.02)
Net benefit related to unallocated mark-to-market impact of derivatives	(0.05)
Net benefit related to unusual tax matters	(0.16)
Diluted EPS from continuing operations, adjusted for items impacting comparability	$1.95
Net EPS contribution previously within continuing operations and Subsequently reclassified to discontinued operations:
From milling operations	0.32
Net expense related to transaction costs	0.02
From other divested businesses	0.01
Net benefit related to sale of flour mills	(0.13)
Diluted EPS adjusted for items impacting comparability	$2.17

CONAGRA FOODS, INC. ONE CONAGRA DRIVE OMAHA, NE 68102-5001

VOTE BY INTERNET - www.proxyvote.com

1. Read the accompanying Proxy Statement and this voting instruction card.

2. Go to the Website www.proxyvote.com.

3. Follow the instructions.

VOTE BY PHONE - 1-800-690-6903

1. Read the accompanying Proxy Statement and this voting instruction card.

2. Call toll free at 1-800-690-6903.

3. Follow the recorded instructions.

VOTE BY MAIL

1. Read the accompanying Proxy Statement and this voting instruction card.

2. Mark, sign and date your voting instruction card.

3. Return it in the postage-paid envelope we have provided or return it to

    Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by Phone or Internet, please do not mail this Voting Instruction Card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M95343-P68281 KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CONAGRA FOODS, INC.			For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
COMPANY PROPOSALS The Board of Directors recommends a vote FOR the following nominees:
1.	Election of Directors
	01) Bradley A. Alford	07) Rajive Johri
	02) Thomas K. Brown	08) W.G. Jurgensen
	03) Stephen G. Butler	09) Richard H. Lenny
	04) Sean M. Connolly	10) Ruth Ann Marshall
	05) Steven F. Goldstone	11) Timothy R. McLevish
	06) Joie A. Gregor	12) Andrew J. Schindler

The Board of Directors recommends a vote FOR the following proposal:								For	Against	Abstain
2.	Ratification of the appointment of Independent Auditor							☐	☐	☐
The Board of Directors recommends a vote FOR the following proposal:								For	Against	Abstain
3.	Advisory vote to approve named executive officer compensation							☐	☐	☐
NOTE: The shares will be voted as directed, or if no direction is indicated, as described on the reverse side of this voting instruction card.

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

ADMISSION TICKET

ConAgra Foods 2015 Annual Stockholders’ Meeting

Friday, September 25, 2015

8:30 a.m. CT

Witherspoon Concert Hall

Joslyn Art Museum

2200 Dodge Street

Omaha, Nebraska 68102

You must present this admission ticket, along with some form of government-issued photo identification such as a valid driver’s license or passport, in order to gain admittance to the September 25, 2015 Annual Stockholders’ Meeting. This ticket is not transferable and admits only the stockholder(s) listed on the reverse side and one guest. Cameras, recording devices and large packages/containers will not be permitted at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M95344-P68281

VOTING INSTRUCTION CARD - CONAGRA FOODS, INC.
Please vote and sign on reverse side
This Voting Instruction Card is Solicited by the Board of Directors for the September 25, 2015 Annual Meeting of Stockholders

As a participant in the ConAgra Foods Retirement Income Savings Plan (the “CRISP”), I hereby direct State Street Bank and Trust Company as Trustee, to vote all shares held in this plan account as I instruct in the instructions listed on the reverse side.

THE SHARES REPRESENTED BY THIS VOTING INSTRUCTION CARD WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFIC INSTRUCTIONS AS INDICATED ON THE REVERSE SIDE OF THIS CARD. IF YOU SIGN AND RETURN YOUR INSTRUCTION CARD BUT DO NOT CHECK THE APPROPRIATE BOX FOR A PARTICULAR ITEM, THE TRUSTEE WILL VOTE THE SHARES FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEMS 2 AND 3.

If you wish to direct the Trustee by mailing this voting instruction card, please mark the boxes accordingly, sign your name exactly as it appears on this card and mark, date and return it in the enclosed envelope. Information on telephonic and Internet voting is on the reverse side of this voting instruction card. If you are a current or former employee of ConAgra Foods, Inc. and have an interest in CRISP, your proportionate interest as of July 30, 2015 is shown on this voting instruction card and your instructions will provide voting instructions to the Trustee of the plan. If this card is not returned, the Trustee will vote the shares in a single block in accordance with the instructions received with respect to a majority of the shares for which instructions are received, unless contrary to applicable law.

Your telephone or Internet voting instruction authorizes State Street Bank and Trust Company to vote these shares in the same manner as if you marked, signed and returned your voting instruction card. Whether you vote by mail, telephone or via the Internet, your vote must be returned by 11:59 p.m. (ET) on September 22, 2015.

Continued and to be signed on reverse side

CONAGRA FOODS, INC. ONE CONAGRA DRIVE OMAHA, NE 68102-5001

VOTE BY INTERNET - www.proxyvote.com

1. Read the accompanying Proxy Statement and this proxy card.

2. Go to the Website www.proxyvote.com.

3. Follow the instructions.

VOTE BY PHONE - 1-800-690-6903

1. Read the accompanying Proxy Statement and this proxy card.

2. Call toll free at 1-800-690-6903.

3. Follow the recorded instructions.

VOTE BY MAIL

1. Read the accompanying Proxy Statement and this proxy card.

2. Mark, sign and date your proxy card.

3. Return it in the postage-paid envelope we have provided or return it to

    Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by Phone or Internet, please do not mail this Proxy Card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M95345-P68281 KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CONAGRA FOODS, INC.			For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
COMPANY PROPOSALS The Board of Directors recommends a vote FOR the following nominees:
1.	Election of Directors
	01) Bradley A. Alford	07) Rajive Johri
	02) Thomas K. Brown	08) W.G. Jurgensen
	03) Stephen G. Butler	09) Richard H. Lenny
	04) Sean M. Connolly	10) Ruth Ann Marshall
	05) Steven F. Goldstone	11) Timothy R. McLevish
	06) Joie A. Gregor	12) Andrew J. Schindler

The Board of Directors recommends a vote FOR the following proposal:								For	Against	Abstain
2.	Ratification of the appointment of Independent Auditor							☐	☐	☐
The Board of Directors recommends a vote FOR the following proposal:								For	Against	Abstain
3.	Advisory vote to approve named executive officer compensation							☐	☐	☐
NOTE: The shares will be voted as directed, or if no direction is indicated, as described on the reverse side of this proxy card.

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

ADMISSION TICKET

ConAgra Foods 2015 Annual Stockholders’ Meeting

Friday, September 25, 2015

8:30 a.m. CT

Witherspoon Concert Hall

Joslyn Art Museum

2200 Dodge Street

Omaha, Nebraska 68102

You must present this admission ticket, along with some form of government-issued photo identification such as a valid driver’s license or passport, in order to gain admittance to the September 25, 2015 Annual Stockholders’ Meeting. This ticket is not transferable and admits only the stockholder(s) listed on the reverse side and one guest. Cameras, recording devices and large packages/containers will not be permitted at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M95346-P68281

PROXY - CONAGRA FOODS, INC.
Please vote and sign on reverse side
This Proxy is Solicited by the Board of Directors for the September 25, 2015 Annual Meeting of Stockholders

The undersigned appoints each of Steven F. Goldstone and Sean M. Connolly as proxies, with full power of substitution, to vote all shares of common stock of ConAgra Foods, Inc. that the undersigned would be entitled to vote at the Annual Stockholders’ Meeting and any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFIC INSTRUCTIONS AS INDICATED ON THE REVERSE SIDE OF THIS PROXY. IF YOU SIGN AND RETURN YOUR PROXY BUT DO NOT CHECK THE APPROPRIATE BOX FOR A PARTICULAR ITEM, THE PROXIES WILL VOTE THE SHARES FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEMS 2 AND 3, AND AS RECOMMENDED BY THE BOARD OF DIRECTORS UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL STOCKHOLDERS' MEETING.

If you wish to vote by mailing this proxy card, please mark the boxes accordingly. Indicate the date, sign your name exactly as it appears on this card and return it in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give your full title as such. Information on telephonic and Internet voting is on the reverse side of this proxy card.

Your telephone or Internet vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card. Telephone and Internet voting are available until 11:59 p.m. (ET) on September 24, 2015.

Continued and to be signed on reverse side

CONAGRA FOODS, INC. ONE CONAGRA DRIVE OMAHA, NE 68102-5001

VOTE BY INTERNET - www.proxyvote.com

1. Read the accompanying Proxy Statement and this voting instruction card.

2. Go to the Website www.proxyvote.com.

3. Follow the instructions.

VOTE BY PHONE - 1-800-690-6903

1. Read the accompanying Proxy Statement and this voting instruction card.

2. Call toll free at 1-800-690-6903.

3. Follow the recorded instructions.

VOTE BY MAIL

1. Read the accompanying Proxy Statement and this voting instruction card.

2. Mark, sign and date your voting instruction card.

3. Return it in the postage-paid envelope we have provided or return it to

    Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by Phone or Internet, please do not mail this Voting Instruction Card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M95347-P68281 KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CONAGRA FOODS, INC.			For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
COMPANY PROPOSALS The Board of Directors recommends a vote FOR the following nominees:
1.	Election of Directors
	01) Bradley A. Alford	07) Rajive Johri
	02) Thomas K. Brown	08) W.G. Jurgensen
	03) Stephen G. Butler	09) Richard H. Lenny
	04) Sean M. Connolly	10) Ruth Ann Marshall
	05) Steven F. Goldstone	11) Timothy R. McLevish
	06) Joie A. Gregor	12) Andrew J. Schindler

The Board of Directors recommends a vote FOR the following proposal:								For	Against	Abstain
2.	Ratification of the appointment of Independent Auditor							☐	☐	☐
The Board of Directors recommends a vote FOR the following proposal:								For	Against	Abstain
3.	Advisory vote to approve named executive officer compensation							☐	☐	☐
NOTE: The shares will be voted as directed, or if no direction is indicated, as described on the reverse side of this voting instruction card.

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

ADMISSION TICKET

ConAgra Foods 2015 Annual Stockholders’ Meeting

Friday, September 25, 2015

8:30 a.m. CT

Witherspoon Concert Hall

Joslyn Art Museum

2200 Dodge Street

Omaha, Nebraska 68102

You must present this admission ticket, along with some form of government-issued photo identification such as a valid driver’s license or passport, in order to gain admittance to the September 25, 2015 Annual Stockholders’ Meeting. This ticket is not transferable and admits only the stockholder(s) listed on the reverse side and one guest. Cameras, recording devices and large packages/containers will not be permitted at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M95348-P68281

VOTING INSTRUCTION CARD - CONAGRA FOODS, INC.
Please vote and sign on reverse side
This Voting Instruction Card is Solicited by the Board of Directors for the September 25, 2015 Annual Meeting of Stockholders

As a participant in the ConAgra Foods Employee Stock Purchase Plan (the “ESPP”), I hereby direct Computershare as Trustee, to vote all shares held in this plan account as I instruct in the instructions listed on the reverse side.

THE SHARES REPRESENTED BY THIS VOTING INSTRUCTION CARD WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFIC INSTRUCTIONS AS INDICATED ON THE REVERSE SIDE OF THIS CARD. IF YOU SIGN AND RETURN YOUR INSTRUCTION CARD BUT DO NOT CHECK THE APPROPRIATE BOX FOR A PARTICULAR ITEM, THE TRUSTEE WILL VOTE THE SHARES FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEMS 2 AND 3.

If you wish to direct the Trustee by mailing this voting instruction card, please mark the boxes accordingly, sign your name exactly as it appears on this card and mark, date and return it in the enclosed envelope. Information on telephonic and Internet voting is on the reverse side of this voting instruction card. If you are a current or former employee of ConAgra Foods, Inc. and have an interest in ESPP, your proportionate interest as of July 30, 2015 is shown on this voting instruction card and your instructions will provide voting instructions to the Trustee of the plan. If this card is not returned, the Trustee will vote the shares in a single block in accordance with the instructions received with respect to a majority of the shares for which instructions are received, unless contrary to applicable law.

Your telephone or Internet voting instruction authorizes Computershare to vote these shares in the same manner as if you marked, signed and returned your voting instruction card. Whether you vote by mail, telephone or via the Internet, your vote must be returned by 11:59 p.m. (ET) on September 22, 2015.

Continued and to be signed on reverse side